TECHNICAL REPORT ON THE CASA BERARDI PROJECT, QUEBEC, CANADA PREPARED FOR AURIZON MINES LTD.

NI 43-101 Report

Authors:
Graham G. Clow, P.Eng.
Jason J. Cox, P.Eng.
Al Hayden, P.Eng.
Randy Knapp, P.Eng.
Bernard Salmon, Eng.

RPA

October 26, 2005

ROSCOE POSTLE ASSOCIATES INC.
Toronto, Ontario.
Vancouver, B.C.
Rouyn-Noranda, Quebec.

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

TABLE OF CONTENTS

PAGE

1 SUMMARY

1-1

Executive Summary

1-1

Technical Summary

1-11

2 INTRODUCTION AND TERMS OF REFERENCE

2-1

3 DISCLAIMER

3-1

4 PROPERTY DESCRIPTION AND LOCATION

4-1

5 ACCESSIBILITY, CLIMATE, LOCAL RESOURCES, INFRASTRUCTURE AND PHYSIOGRAPHY

5-1

6 HISTORY

6-1

7 GEOLOGICAL SETTING

7-1

Regional Geology

7-1

Property Geology

7-3

8 DEPOSIT TYPES

8-1

9 MINERALIZATION

9-1

Deposition Model

9-1

Structural Control

9-2

Styles of Gold Mineralization

9-2

10 EXPLORATION

10-1

Surface Drilling

10-1

Underground Drilling

10-2

11 DRILLING

11-1

12 SAMPLING METHOD AND APPROACH

12-1

13 SAMPLE PREPARATION, ANALYSES AND SECURITY

13-1

Sample Preparation

13-1

Analysis

13-1

14 DATA VERIFICATION

14-1

15 ADJACENT PROPERTIES

15-1

16 MINERAL PROCESSING AND METALLURGICAL TESTING

16-1

Metallurgical Testwork

16-1

Ore Processing

16-15

Process Development

16-19

Rehabilitation of Existing Facilities

16-22

i

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

17 MINERAL RESOURCE AND MINERAL RESERVE ESTIMATES

17-1

Mineral Resources

17-1

Mineral Reserves

17-28

18 OTHER RELEVANT DATA AND INFORMATION

18-1

Mining Operations

18-1

Mine Infrastructure

18-28

Environmental Considerations

18-42

Capital And Operating Cost Estimates

18-56

Economic Analysis

18-64

19 INTERPRETATION AND CONCLUSIONS

19-1

20 RECOMMENDATIONS

20-1

21 REFERENCES

21-1

22 SIGNATURE PAGE

22-1

23 CERTIFICATE OF QUALIFICATIONS

23-1

LIST OF TABLES

PAGE

Table 1-1   Pre-Tax Cash Flow Summary

1-5

Table 1-2   Sensitivity Analyses

1-7

Table 1-3   Break Even Sensitivity

1-9

Table 1-4   Non-Economic Risk Criteria

1-10

Table 1-5   Mineral Resources

1-16

Table 1-6   Cut-off Grade for Resource Calculation

1-17

Table 1-7   Mineral Reserves

1-18

Table 1-8   Life of Mine Plan

1-24

Table 1-9   Gold Extraction Summary

1-28

Table 1-10   Pre-Production Capital Cost Summary

1-33

Table 1-11   Sustaining Capital

1-34

Table 1-12   Unit Operating Costs

1-34

Table 6-1   Historical Diamond Drilling

6-1

Table 6-2   Mineral Resources & Reserves 1987-1997

6-2

Table 6-3   Historical Mine Production

6-3

Table 6-4   Mineral Resources & Reserves 1998-2003

6-4

Table 10-1   Drilling Programs

10-2

Table 14-1   Assaying of Certified Reference Material

14-3

Table 14-2   Check Assay Statistics: Program 159

14-5

Table 14-3   Check Assay Statistics: Program 389

14-6

Table 14-4   Check Assay Statistics: Program 706

14-7

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

Table 14-5   Check Assay Statistics: Program 895

14-8

Table 16-1   Chemical Analyses

16-2

Table 16-2   ICP Analyses - Samples

16-3

Table 16-3   ICP Analyses - Composites

16-4

Table 16-4   Bond Index Measurements

16-6

Table 16-5   Bond Abrasion Indices

16-7

Table 16-6   Gold Extraction Summary

16-12

Table 16-7   Cyanide and Lime Consumption in CIL

16-12

Table 16-8   CIL Gold Profile

16-13

Table 16-9   Summary of Cyanide Destruction Testwork

16-14

Table 17-1   Mineral Resources

17-2

Table 17-2   Historical Resource Estimates

17-3

Table 17-3   Database Structure

17-5

Table 17-4   Density Determination - Zones 117-123 & Sulph-D

17-7

Table 17-5   2004 Density Determination - 113 Zone Upper Part

17-8

Table 17-6   Density

17-9

Table 17-7   Minimum Mining Width

17-10

Table 17-8   Cut-off Grade for Resource Calculation

17-11

Table 17-9   Capping Factors

17-13

Table 17-10   Variography

17-17

Table 17-11   113 Zone – Block Modelling Parameters

17-20

Table 17-12   113 Zone Block Model – Aurizon vs Met-Chem

17-20

Table 17-13   113 Zone Block Model – RPA vs geostat/Aurizon

17-21

Table 17-14   Mineral Resources – Small West Mine Zones

17-24

Table 17-15   Mineral Resource Classification – East Mine Crown Pillar

17-27

Table 17-16   Mineral Reserves

17-29

Table 17-17   Dilution

17-32

Table 17-18   Mineral Reserve Comparison

17-33

Table 18-1   Barton’s Q System Rock Mass Classification

18-3

Table 18-2   Uniaxial Compressive Strength

18-4

Table 18-3   Estimated Dilution from Map 3D Analyses

18-9

Table 18-4   Life of Mine Plan

18-19

Table 18-5   Backfill Plant Operation Parameters

18-23

Table 18-6    BackFill Requirements and Sources

18-24

Table 18-7   Current Closure Costs and Obligations

18-54

Table 18-8   Pre-Production Capital Cost Summary

18-57

Table 18-9   Sustaining Capital

18-60

Table 18-10   Unit Operating Costs

18-60

Table 18-11   Workforce Summary

18-62

Table 18-12   Labour Rate Benchmarking

18-63

Table 18-13   Benchmark Costs

18-63

Table 18-14   Pre-Tax Cash Flow Summary

18-65

Table 18-15   Sensitivity Analyses

18-67

Table 18-16   Break Even Sensitivity

18-69

Table 18-17   Non-Economic Risk Criteria

18-70

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

LIST OF FIGURES

PAGE

Figure 1-1  Sensitivity Analysis

1-7

Figure 4-1   Location Map

4-2

Figure 4-2   Property Location Map

4-3

Figure 7-1   Regional Geology

7-2

Figure 7-2   Property Geology

7-6

Figure 7-3   Surface Geology

7-7

Figure 9-1   Mineralization Corridor at the West Mine

9-2

Figure 9-2   Composite Longitudinal Section

9-5

Figure 9-3   Geology – West Mine Zones (Section 10,700 E)

9-7

Figure 9-4   Geology – 113 Zone (Section 11,375 E)

9-9

Figure 9-5   Geology – 113 Zone (Section 11,250 E)

9-10

Figure 9-6   Geology – 113 Zone (550 m Level)

9-11

Figure 9-7   Geology – 113 Zone (630 m Level)

9-12

Figure 13-1   SGS Laboratory Flow Chart

13-2

Figure 14-1   SGS and Chimitec Laboratory Flow Charts

14-9

Figure 16-1   Gravity Gold Recovery

16-8

Figure 16-2   Effect of Grind on Extraction

16-9

Figure 16-3   Kinetic CIL Test

16-10

Figure 16-4   Comparison of Model vs Actual Extractions

16-11

Figure 16-5   Simplified Process Flowsheet

16-17

Figure 18-1   Transverse Mining Method

18-11

Figure 18-2   Longitudinal Mining Method

18-13

Figure 18-3   Lower Inter Zone Mining Plan

18-14

Figure 18-4   West Mine Infrastructure

18-30

Figure 18-5   Ventilation Schematic

18-35

Figure 18-6   East Mine Infrastructure

18-38

Figure 18-7   Sensitivity Analysis

18-67

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

1 SUMMARY

EXECUTIVE SUMMARY

Roscoe Postle Associates Inc. (RPA) was retained by Aurizon Mines Ltd. (Aurizon) to prepare an Updated Feasibility Study (UFS) for the Casa Berardi Project (the Project), in the Abitibi region of Quebec.  The UFS integrates a feasibility study completed by Met-Chem Canada Inc. (Met-Chem), subsequent updating information from Aurizon, and independent assessment by RPA.  Mineral Resources and Mineral Reserves quoted in this UFS conform to NI 43-101 Standards of Disclosure for Mineral Projects.  RPA visited the Project in the course of completion of the UFS.

Aurizon is a Canadian gold mining company based in Vancouver, British Columbia, with an administrative office in Val d'Or, Quebec.  Aurizon owns one hundred percent (100%) of the Casa Berardi Property.

The Casa Berardi gold deposits are located along a five-kilometre East-West mineralized corridor.  They include the East, West, and Principal Mines.  Mine production spanned ten years, 1988 to 1997, and totalled 3.5 million tonnes of ore mined.  688,400 ounces of gold were recovered in the ore processing plant.

In September 1998, Aurizon acquired 100% of Casa Berardi's assets from TVX Gold Inc. (TVX).  Since 1998, Aurizon has carried out surface and underground drilling programs, re-estimated resources, and formed plans to bring the Project into commercial production as a profitable mining operation.  Currently, the major assets and facilities associated with the Project are:

•

West Mine Mineral Reserves, including 113, Lower Inter, South West, North West, and 111 Zones.

•

Additional Mineral Resources associated with the East, West, and Principal Mines.

1-1

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

•

West Mine infrastructure, including surface maintenance facilities, backfill plant, mine dry, construction camp, a decline for underground access, and a shaft (under construction).

•

East Mine infrastructure, including a crushing plant, an ore processing plant, a building complex with warehouse, maintenance facilities, a mine dry and offices; an underground decline, a shaft, and a series of ramp-connected levels.

•

Facilities providing basic infrastructure to the mine, including: electric power, ventilation, heat, water treatment and supply, and sewage treatment.

•

Tailings impoundment facilities.

•

Access by highway and gravel roads.

RPA has reviewed the previous feasibility study, updating information from Aurizon, and completed further work necessary to produce the UFS, including a new Mineral Resource estimate of the Lower Inter Zone.

CONCLUSIONS AND RECOMMENDATIONS

In RPA’s opinion, the Casa Berardi Project has been advanced by Aurizon in a reasonable and professional manner.

Mineral Resources span a wide range of zones, and were estimated at different times, by different people, using different parameters.  In RPA’s opinion, there is good potential for further conversion of Mineral Resources to Mineral Reserves.  RPA recommends that resources considered for conversion to reserves should first be estimated using parameters similar to those used for the current reserves.

Ground control problems experienced in previous operations have been addressed by measures included in the current plan.  Stability of mine development will be increased by locating the major infrastructure on the north side of the Casa Berardi Fault, and by applying ground support in accordance with commonly accepted practice for the anticipated conditions.  Stope stability will be enhanced by the use of a smaller typical stope size, conservative sublevel spacing, and application of cemented rock fill.

1-2

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

Past production rate problems in the mine have been addressed by the change from ramp haulage to shaft hoisting.  The transverse mining method provides multiple stope accesses, allowing all stages of the stoping cycle to run concurrently.

In RPA’s opinion, backfill is the key factor for successful mining at Casa Berardi.  Keeping stoping cycle time to a minimum with timely and high-capacity placement of good-quality cemented rock fill and waste fill should contribute to both manageable ground conditions and high production rates.

Proposed increases from past rates of mill throughput are limited by the grinding circuit.  Although maintaining the optimum blend of ore types is not required to achieve the proposed production rates, some blending of the harder ores found in 113 Zone will be required.  RPA recommends that future adjustment to the mine schedule be undertaken with this factor in mind, as post-mining blending opportunities are limited.

Mill recovery increases from past experience are due to more consistent feed rates, the addition of intensive cyanidation, and increased gravity circuit capacity.  In RPA’s opinion, this is supported by testwork.

In the opinion of SENES Consultants Ltd. (retained by RPA), environmental issues are manageable, and there should not be significant impediments to obtaining the necessary permitting.  Tailings cell construction, and reclamation and closure costs should be updated with more detailed plans in advance of construction.

The Project is most sensitive to external economic criteria – gold price and US/Canadian currency exchange rate.

In conclusion, RPA recommends that Aurizon continue with development of the Casa Berardi Project.

1-3

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

ECONOMIC ANALYSIS

A pre-tax Cash Flow Projection has been generated from the Life of Mine production schedule and capital and operating cost estimates, and is summarized in Table 1-1.  A summary of the key criteria is provided below.

REVENUE

•

2,200 tonnes per day mining from underground (803,000 tonnes per year).

•

Mill recovery by zone, as indicated by testwork, averaging 91%.

•

Reduction in ounces for gold entrained in mill circuit.

•

Gold at refinery 99.965% payable.

•

Exchange rate US$1.00 = C$1.25.

•

Metal price: US$400 per ounce gold.

•

Net Smelter Return includes doré refining, transport, and insurance costs.

•

Revenue is recognized at the time of production.

COSTS

•

Pre-production period: 19 months (April 2005 to October 2006).

•

Mine life: 6 years.

•

Life of Mine production plan as summarized in Section 8.

•

Mine life capital totals $139.6 million.

•

 Average operating cost over the mine life is $61.92 per tonne milled.

1-4

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

TABLE 1-1   PRE-TAX CASH FLOW SUMMARY

1-5

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

•

CASH FLOW ANALYSIS

Considering the Project on a stand-alone basis, the undiscounted pre-tax cash flow totals $107.2 million over the mine life, and simple payback occurs near the mid-point of 2009 (32 months from start of production).

The Total Cash Cost is US$219 per ounce of gold.  The mine life capital unit cost is US$102 per ounce, for a Total Production Cost of US$321 per ounce of gold.  Average annual gold production during operation is 177,000 ounces per year.

Net Present Value (NPV) at a 5% discount rate is $67.6 million, and the Internal Rate of Return (IRR) is 23%.  A detailed Cash Flow Projection is available in the Appendix to this Report.

Aurizon notes that the Project has accumulated approximately $150 million in tax-deductible exploration, development, and capital cost.

RISK REVIEW

Project risks can be identified in both economic and non-economic terms.  Key economic risks were examined by running cash flow sensitivities:

•

Gold price

•

Exchange rate

•

Head Grade

•

Operating costs (Total Cash Cost)

•

Pre-production capital costs

•

Mine Life

IRR sensitivity over the base case has been calculated for -20% to +20% variations.  The sensitivities are shown in Figure 1-1 and Table 1-2.

1-6

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

FIGURE 1-1  SENSITIVITY ANALYSIS

TABLE 1-2 SENSITIVITY ANALYSES
Aurizon Mines Ltd. – Casa Berardi Project

Parameter Variables	Units	-20%	-10%	Base	+10%	+20%
Gold Price	US$/oz	320	360	400	440	480
Exchange Rate	US$/C$	1.00	1.13	1.25	1.38	1.50
Head Grade	g/t	6.2	7.0	7.8	8.6	9.4
Total Cash Cost	US$/oz	176	197	219	241	263
PPD Capital Cost	$millions	82.1	92.4	102.6	112.9	123.1

IRR	Units	-20%	-10%	Base	+10%	+20%
Gold Price	%	-1%	12%	23%	33%	41%
Exchange Rate	%	-1%	12%	23%	33%	41%
Head Grade	%	-1%	12%	23%	33%	41%
Total Cash Cost	%	33%	28%	23%	18%	11%
PPD Capital Cost	%	32%	27%	23%	19%	16%

1-7

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

Gold price, exchange rate, and head grade impact the cash flow in the same proportion, as they affect revenues in the same way.

The Project is most sensitive to external economic criteria related to the gold price (spot price and C$:US$ exchange rate).  Any further rise in the Canadian dollar will have a direct impact since costs are almost entirely in C$ and revenues are in US$.  The September 20, 2005 spot gold price was US$463 per ounce and the exchange rate was US$0.857 = C$1.00, which represents a favourable factor of change of 1.08 compared to the Project base case.

Head grade should not change significantly from present estimates, unless there is increased dilution.  Geomechanics testwork and dilution allowances suggest that this is unlikely, especially during primary stope extraction.  Should grades fall during secondary stope mining, adjustments to operating practices such as drilling patterns and ground support installations should be sufficient to reduce dilution.

Capital and operating costs.  These costs have been calculated from first principles using firm price quotations and known manpower and equipment productivities.  The Project is not particularly sensitive to capital cost overruns.  Rises in consumable costs (fuel, power, steel) could increase unit operating costs.  Taking diesel cost as an example, current bulk prices are approximately 40% higher than Aurizon’s current supply price contract (used in the UFS), which would flow through to a $0.40 per tonne increase in operating costs.  It is unlikely such cost rises would seriously endanger Project viability unless they were combined with adverse changes in other variables such as exchange rates and gold price.

1-8

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

TABLE 1-3 BREAK EVEN SENSITIVITY
Aurizon Mines Ltd. – Casa Berardi Project

Item	Unit	Base Case value	Value at 5% NPV=0	% change in variable over Base Case
Gold price	US$/oz	400	336	- 16
Exchange rate	US$/C$	1.25	1.05	- 16
Head grade	g/t Au	7.8	6.6	- 15
Total Cash Cost	US$/oz	219	284	+ 30
PPD Capital cost	$ millions	102.6	174.5	+ 70
Mine Life	Mt	4.8	2.4	- 50

The break-even Mine Life is equal to the undiscounted payback period of 32 months from production start up.  This is the point at which production could cease and the mine would be in a nominal breakeven situation in terms of base case assumptions.  Aurizon has enjoyed good success generating new resources, and converting resources to reserves.  There is potential to increase the Mine Life.

The Project has a rapid simple payback, which minimizes the chance for adverse changes in underlying fundamental variables to have a significant effect on overall Project viability.

Non-economic risk elements have been identified for the Project and a qualitative estimate has been made of their relative significance.  Non-economic risks are generally low.

1-9

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

TABLE 1-4 NON-ECONOMIC RISK CRITERIA
Aurizon Mines Ltd. – Casa Berardi Project

Risk Component	Risk Assessment	Commentary
Geology	Low	While in a complex geological setting, the mine site has been carefully studied since Aurizon’s acquisition of the property in 1998.
Ownership	Very low	Well established mining operation covered by Mining Leases, with contiguous exploration claims.
Permitting	Low	All required permitting is in hand or pending renewal.
Royalties, Taxes	Very low	No royalties, approximately $150 million in tax-deductible exploration and capital expenses.
Mineralized Zones	Low

Mineral Resource database of more than 4,000 diamond drillholes, totalling over 600,000 m has provided a comprehensive understanding of the mineral deposit upon which to calculate mineral resources  Drill hole spacing in zones used for mineral reserves is on the order of 15 m.

Resource Estimations	Low to medium	Conform to NI 43-101 guidelines. Estimation parameters vary across zones not included in mineral reserves.
Geotechnical	Medium

Previously experienced ground problems emphasize the need for adjustments to operations detailed in the current plan.  Diligent operator application of ground support protocols should address potential ground instability in development workings and stopes.

Groundwater	Low	Surface drainage wells provide a relatively dry environment underground.
Mine Design	Low	Stope size is conservative for the selected mining methods. Access to levels above active stopes will provide options for dealing with any stope stability problems that occur.
Mine Access	Low	No difficulties foreseen in ramp access and shaft sinking.
Dilution	Medium

Low cohesion in hangingwall faults will cause dilution, as indicated by geomechanical modeling.  Small stope size and rapid cycle times should provide early feedback on optimum drilling patterns, blasting sequence, and fill quality to minimize dilution.

Mineral Reserve Extraction	Medium

Mineral Reserves include no allowance for pillars, and extraction rates are in the high end of the range for the selected mining methods.  Some resources, however, particularly in the SW Zone, could easily be added to reserves by mine planning.

Pre-production Development	Low

Contractors have mobilized to site and development is in progress, achieving planned productivities.  Development scheduled for the last three months of the pre-production period is not required for production start-up – it provides additional lead-time for stope access.

1-10

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

Table 1-4 Continued:

Risk Component	Risk Assessment	Commentary
Mine Production Capability	Low

Sufficient spare capacity has been built into operating productivities.  An inventory of 20-25 active stopes in various stages of production, and timely backfill will ensure production targets can be met.

Mill Recovery	Low	Recoveries from various ore types, using the current process flowsheet, are supported by testwork.
Mill Throughput	Medium

Experience will show the optimum balance between SAG and Ball mills in the grinding circuit.  Blending of ore types to optimize grinding throughput is possible only at the stope sequencing stage – no provision has been made for blending mill feed on surface.

Environment	Low	The underground mine has a small surface footprint. Existing tailings show no sign of acid generation. Some costs will require more detailed estimation closer to the closure date.

It is concluded that the non-economic risk factors that could affect timely completion of the pre-production schedule are manageable.  Operating risks are similarly low.

TECHNICAL SUMMARY

PROPERTY DESCRIPTION AND LOCATION

The Casa Berardi property is located in the Province of Quebec, approximately 95 km north of the town of La Sarre, in the James Bay municipality.

LAND TENURE

Aurizon owns a 100% interest in the Casa Berardi property.  The transfer of the mining rights regarding titles registered for the property was completed on September 15, 1998.

INFRASTRUCTURE

Surface infrastructure at the East Mine includes a crushing plant, a 2,200 tpd ore processing plant, a tailings pond, and a two-storey administrative building with offices, shops, and a warehouse.  Underground infrastructure includes a 379 m deep shaft, a decline, and a series of ramp-connected levels.

1-11

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

Surface infrastructure at the West Mine includes a backfill plant, a dry house with offices, shops, and warehouses; a camp to accommodate construction crews, core racks, and a gate house.  Underground infrastructure includes a decline and a shaft and headframe under construction.

There is no infrastructure related to the Principal Mine.  A five-kilometre track drift joins the East and West Mines and provides access to the Principal Mine.

HISTORY

Before 1974, the Casa Berardi area was explored for base metal and iron formations.  In 1974, the first 13 claims were staked by Inco Gold Ltd. (Inco Gold), and the discovery hole was drilled in 1981.  A joint venture agreement was reached between Inco Gold and Golden Knight Resources Inc. (Golden Knight), and 1988 marked the official opening of the East Mine, followed two years later by the West Mine.

In 1991, TVX Gold Inc. (TVX) acquired Inco Gold's 60% interest in the Project.

The total combined production for the period from 1988 to 1997 was 3.5 million tonnes at an average grade of 7.1 g/t.  The total gold recovered during the operating years was 688,400 ounces, with a mill gold recovery rate averaging 87%.  Although average statistics are not readily available for daily production, it appears that during the life of operation, the average production rate of the mill was less than 1,800 tpd.

The maximum annual production of over 550,000 tonnes was achieved in 1994.  In the following years, the figures fell below 500,000 tonnes.  In January 1997, TVX announced the closure of the East Mine due to ground control problems.  Two months later, the West Mine was closed.

In September 1998, Aurizon completed the acquisition of all Casa Berardi assets and mining rights.  An exploration diamond-drilling program totalling more than 76,000 m resulted in the discovery of 113 Zone and other, smaller mineralized bodies.

1-12

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

In the spring of 2003, Aurizon initiated an underground exploration program to confirm the results of the surface program and to increase the confidence level of the identified resources of 113 Zone.

After raising additional financing in 2004, Aurizon commissioned Met-Chem to prepare a feasibility study.  Aurizon proceeded with the implementation and construction of the West Mine Project infrastructure.  A shaft was collared, and underground development (ramps, raises, and drifts) begun by contractors.

GEOLOGY

The Project is located in the Northern part of the Abitibi Subprovince, a sub-division of the Superior Province, the Archean core of the Canadian Shield.  The Project area belongs to the Harricana-Turgeon Belt, which is a part of the North Volcanic Zone.

More specifically, the regional geology is characterized by a mixed assemblage of mafic volcanics, flysch-type sedimentary iron formations, and graphitic mudrocks that are limited by a large granodioritic to granitic batholith.

Structurally, the property is enclosed in the Casa Berardi Tectonic Zone, a 15 km wide corridor that can be traced over 200 km.  A network of East-West to East-South-East and West-North-West ductile high strain zones mainly follows the lithological contacts.

The Casa Berardi Fault is defined by a stratigraphic contact between a graphite-rich sediment sequence, northern continuous mafic fragmentary volcanic units, and a southern polymictic conglomerate unit.  On the north side of the fault, a thick sequence of very homogeneous wacke and volcanites is observed.  The fault strikes east-west and dips 80° to the south.  Inside the fault zone, ductile deformation intensity is heterogeneous.  Foliation is uniform in larger competent rock units, such as mafic volcanites and conglomerates.

1-13

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

The Casa Berardi gold deposit can be classified as an Archean sedimentary-hosted lode gold deposit.  Gold mainly occurs south of the Casa Berardi Fault, and sometimes is found on both sides of the fault.  Mineralization is found in large low-sulphide quartz veins and low-grade stockworks.  Gold is fine-grained.

Mineralized zones of the West Mine, such as Lower Inter, Inter, and North West (NW), show weak or no plunge, a moderate south dip (30°), and have extensions which branch off from the fault at 130°.  On the east side of the mine, the mineralized zones, such as Zones 111 and 113, show a steeper plunge (> 50°) with a dip varying between 70° south and 70° north, similar to the Casa Berardi Fault.

The 113 Zone is a 20 m to 70 m wide mineralized corridor, with an east-west strike, subvertical, adjacent to the Casa Berardi Fault.  The width of the zone along holes varies from 5 m to 20 m.  The zone extends vertically for over 650 metres, the top being at the 250 m level.  Lateral extension decreases from 300 m at the 600 m level to 150 m at the 700 m level.

In plan view the SW and SE zones can be interpreted as a dome which is cut by the South Fault and by the subsidiary Auxiliary Fault.  The mineralized system extends 200 m laterally and 300 m along dip, from surface to the 300 m level.

The Lower Inter Zone is located between the 375 m and 475 m levels, dips at 25° to 45° south, and plunges to the west at 15°.  It is controlled by the Casa Berardi and Lower Inter Faults.  The Casa Berardi Fault dips steeply north, while the Lower Inter Fault dips 40° to 45° to the south, joining with the South Fault.  Thickness varies from 4 m to 50 m, with the maximum observed just below the contact of the two faults, and thinner sections observed down-dip along the Lower Inter Fault.  The mineralized zone extends for 200 m.

1-14

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

MINERAL RESOURCE AND MINERAL RESERVE ESTIMATES

MINERAL RESOURCES

Mineral Resource estimates for the Project are summarized in Table 1-5.  Total Indicated Resources, which include the portion of undiluted resources that have been converted into Mineral Reserves, are 6,834,000 tonnes at 7.56 g/t Au.  Of this total, an amount of 4,113,000 tonnes at 9.19 g/t Au has been converted into Mineral Reserves.  Inferred Resources total 5,649,000 tonnes at 6.52 g/t Au.

Mineral Resources are classified based on density of drill hole data, and continuity of the auriferous zones.  The classification complies with the "Canadian Institute of Mining, Metallurgy and Petroleum Standards on Mineral Resources and Mineral Reserves Definition Guidelines".  Resources that are classified as indicated are based on:

•

Drill hole spacing, which ranges between 15 to 25 m.

•

Ranges of variograms, which are between 10 to 50 m.

Indicated Resources not converted into reserves total 2,721,000 tonnes at 5.11 g/t Au, by simple subtraction.  In the case of the low-grade SW Zone, resources were converted to reserves only as required; more tonnage at or near the cut-off grade is readily available.  Drilling is ongoing in 111 Zone, and future updates may change the proportion of resources converted to reserves for this zone.

1-15

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

TABLE 1-5 MINERAL RESOURCES
Aurizon Mines Ltd. – Casa Berardi Project

Location	Indicated Resources		Inferred Resources
	Tonnes	g/t Au	Tonnes	g/t Au
West Mine
113	2,874,000	9.94
Lower Inter	1,185,000	7.27
111	307,000	5.61
North West	174,000	7.03
South West	688,000	4.70
Inter	124,000	4.43
104			115,000	6.62
109			125,000	9.11
117-123			1,704,000	6.10
Principal (surf. pillar)	339,000	5.51	1,647,000	6.43
Principal (below pillar)	316,000	7.01	1,316,000	6.50
Total West	6,007,000	7.00	4,907,000	6.41

East Mine
Crown Pillar	827,000	4.47	81,000	7.48
North			193,000	10.10
Cherty			225,000	6.80
160			243,000	5.40
Total East	827,000	4.47	742,000	7.27

Grand TOTAL	6,834,000	7.56	5,649,000	6.52

Notes:

1.

CIM definitions were followed for Mineral Resources.

2.

Mineral Resources are estimated at cutoff grades of 4 g/t Au for 113, Lower Inter, 111, NW, and SW zones, 1.3 g/t Au for the East Mine Crown Pillar (open pit), 4.31 g/t Au for the rest of the East Mine, and 3 g/t Au for all other zones.

3.

Mineral Resources are estimated using an average long-term gold price of US$400 per ounce, and a US$/C$ exchange rate of 1:1.25.

4.

Minimum mining widths of two to three metres were used.

5.

Indicated Mineral Resources are inclusive of Mineral Reserves.

1-16

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

The resource estimates of the different mineralized zones at Casa Berardi have been undertaken by several parties.  Carried out at different times and based on different parameters, methodologies, and cut-off grades, all of the estimates incorporated into the current Mineral Resource estimate use the Project drill hole database and geological interpretation.  RPA estimated resources for the Lower Inter Zone at the West mine, and audited resource estimates for the other zones.  In RPA's opinion, the estimations are valid and representative of the geological context.

ESTIMATION PARAMETERS

The parameters considered in the various resource estimates are presented below.

A density of 2.77 t/m3 in was used for Mineral Resource and Mineral Reserve estimates for all zones, except 113 Zone (2.70 t/m3), Zones 117 to 123 (2.74 t/m3), the Principal Zone (2.95 t/m3), and the Sulph-D Zone (3.00 t/m3).  Minimum mining widths vary between two and three metres.  RPA believes that the impact of variable widths on resource figures is negligible.

Several cut-off grades have been used for resource estimation, detailed in Table 1-6.

TABLE 1-6 CUT-OFF GRADE FOR RESOURCE CALCULATION
Aurizon Mines Ltd. – Casa Berardi Project

Period	Cut-off grade g/t Au	Zone
TVX 1996	4.31	East Mine: North Zone below 650m L, Zone 160E, Cherty
Aurizon FS 2000	3.0	West Mine : 113, 111, Lower Inter, Inter, NW, SW, 104 and 109 Zone Principal Zone: 22-6, 24-1, 24-2, 25-3, 25-4, 25-8, 26-5, 26-6, 27-1 East Mine: North and South Crown Pillars
SRK 2003	3.0	West Mine: 117-123, Sulph-D
Geostat 2005	1.3	East Mine: Crown pillar open pit
Met-Chem FS 2005	4.0	West Mine: 113 Upper Part, Lower Inter
RPA UFS 2005	4.0	West Mine: 113, Lower Inter, 111, NW, SW

1-17

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

Mineral Resources have been estimated using 2D polygonal methods and 3D block models.  The following zones were estimated by the polygonal method:

•

West Mine: 111, Inter, NW, SW, 104, 109,

•

Principal Mine: 22-6, 24-1, 24-2, 25-3, 25-4, 25-8, 26-5, 26-6, 27-1,

•

East Mine: 160E, Cherty, North Zone (below 650 m Level).

The following zones were estimated by 3D block models:

•

West Mine: 113, Lower Inter, 117-123,

•

East Mine: North Crown Pillar, South Crown Pillar.

MINERAL RESERVES

Mineral Reserves for the Project are estimated for five separate zones: 113, Lower Inter, SW, NW, and 111 (in order of size).  These areas have the best potential for economic extraction due to size, grade, and proximity to existing workings and infrastructure.

TABLE 1-7 MINERAL RESERVES
Aurizon Mines Ltd. – Casa Berardi Project

Zone	Category	Tonnes	Grade (g/t Au)	Contained Ounces
113	Probable	2,935,000	9.11	859,900
Lower Inter	Probable	1,190,000	6.08	232,600
South West	Probable	420,000	4.12	55,600
North West	Probable	162,000	5.99	31,200
111	Probable	112,000	6.19	22,400
Low-Grade Dev.	Probable	89,000	3.88	11,100
Total		4,908,000	7.69	1,212,800

Notes:

1.

CIM definitions were followed for Mineral Reserves.

2.

Mineral Reserves are estimated at a cutoff grade of 4 g/t Au.

3.

Mineral Reserves are estimated using an average long-term gold price of US$400 per ounce, and a US$/C$ exchange rate of 1:1.25.

4.

A minimum mining width of three metres was used.

5.

Bulk density is 2.70 t/m3 for 113 Zone, 2.77 t/m3 for other zones.

1-18

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

Mineral Reserves were estimated for a longhole open stoping mining method without pillars, mined in a primary-secondary or longitudinal retreat sequence.  Stopes will be backfilled after mining using cemented rock fill or unconsolidated waste rock.

A 97% mining extraction was applied to stopes in all zones.

Dilution was estimated using results from geomechanical modelling of hangingwall and footwall stability.  An allowance was added for backfill dilution.  Across all mining zones, dilution averages 14%.

MINING

Previous mining was developed as a trackless operation, with all material transported to surface via ramp. The maximum depth was 400 m, which was considered to be the economic limit for ramp haulage to surface.  In 1995, a track drift and a shaft were completed to connect both mines.

The proposed mining plan for the UFS involves development of the West Mine by contractor, including shaft-sinking to 790 m level and ramp and level development to access mining zones, followed by Aurizon production from 113, Lower Inter, SW, NW, and 111 Zones.

GEOMECHANICS

A history of ground instability and related incidents (including fatalities) points to the importance of addressing rock mechanics issues when considering mining at Casa Berardi.  Past incidents include wedge failures in development openings, and hangingwall deterioration in open stopes.

Ground instability is mainly restricted to the Casa Berardi fault system, where graphitic fault rocks are found in the hangingwall and footwall of the ore zones.  The rock environment south of the Casa Berardi fault is composed of relatively weak sediments with a frequent occurrence of schistose and graphitic rocks exhibiting weak contacts.  It is

1-19

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

prone to develop wedge forms, due to frequent unstable joint formations, flat-lying gouge, or graphite-filled joints above mine openings.

RECOMMENDATIONS

A ground condition assessment was carried out, based on the experience of the past producers.  Aurizon and Met-Chem have proposed measures to address concerns related to safety and stability of mine openings, including the following recommendations:

•

Reduce open stope time to a minimum - mucking out should be followed immediately by backfilling.  During previous operations, the seasonal sand fill plant was plagued by supply problems.  Current plans include a cemented rock fill plant operating year-round.

•

Reduce stope size and hangingwall exposure.  Stope size selection has been determined by geomechanical modelling (15 m strike length, 20 m high, and up to 20 m thick), and is significantly smaller than past practice (up to 40 m strike lengths, and 25 m to 30 m heights).

•

Apply tight fill.  The stope sequence is from the bottom towards the top of each zone, leaving no voids.

•

Water control and drainage measures should be undertaken to avoid water infiltration into the fault system.  A network of drainage holes outside the ore zones has been established.  Low rates of water inflow to underground workings (350 gallons per minute) confirm the effectiveness of the system.

•

Locate permanent infrastructure in more stable ground.  The mine infrastructure will be located in massive volcanic rocks, north of the Casa Berardi fault.

•

Maintain access to the level above the drilling base to allow measures to stop unravelling by cementing or backfilling if such is required.

•

Where underground excavations intersect badly faulted ground, screen and shotcrete should be applied, and, if required, reinforcement with cable bolts.

•

Pillars should be temporarily kept in place in those longitudinal retreat sectors where a low in-situ pressure is observed.  Maintaining confinement by using this approach will increase fault cohesion and could be crucial in areas where mining retreats westward.

•

Be conservative when mining near surface.  Although crown pillars are part of Mineral Resources, current plans do not include mining near surface.

1-20

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

In RPA’s opinion, the proposed location of the major orebody infrastructure on the north side of the Casa Berardi Fault is the most appropriate to address previous experience with ground problems in development openings.  The proposed ground support measures to maintain drift stability are in accordance with commonly accepted practice for the anticipated conditions.  The selected typical stope size and sublevel spacing are conservative and should help in maintaining hangingwall stability and minimizing dilution.  Stope hangingwalls and footwalls have a provision for cablebolting to prevent them from unravelling and causing ground or dilution problems.

MINING METHOD

Current reserves at Casa Berardi comprise five zones spread over a moderate horizontal distance from each other and located at different elevations.  The 113 and Lower Inter zones comprise the bulk of the deposit tonnage.  The zones are of varying thickness, ranging from over 50 m to less than three metres, which is the minimum mining width.  Most of the hangingwalls are subvertical (55º to 85º) and exhibit similar wall characteristics, with the exception of the Lower Inter Zone, which in a number of places has relatively shallow hangingwall configurations (less than 45º).

Two mining methods were selected for the Casa Berardi mining scenario to provide a production rate of 2,200 tpd.  These are transverse and longitudinal blasthole open stoping methods with cemented backfill.  In both methods, timely supply of backfill will play a crucial role in controlling dilution and maintaining a short stoping cycle.  These methods satisfy all of the geotechnical requirements and constraints and, as non-entry mining methods, have proven to be safe and reliable in similar operations.

TRANSVERSE METHOD

The transverse mining method will be used in areas with wide mineralization (10 m wide or more) and good access from nearby development.  In thicker areas (greater than 20 m), stopes will be subdivided into smaller panels and mined in sequence from the hangingwall to the footwall.

1-21

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

Stopes are nominally 15 metres long by 20 metres high (floor to floor), oriented in a transverse manner to the strike of the ore, and alternating in a primary and secondary extraction scenario.  Overcut and undercut drifts will be driven to provide access to the top and bottom of the stope.  Cable bolts will be installed in the hangingwall.  Ring drilling will take place from the overcut drift, using a production 100 mm top hammer longhole drill.  It will include a drop raise to create a free face into which the blast holes break.  The drill pattern is designed to minimize dilution by using techniques such as pre-shearing.

After blasting, the broken ore will be removed from the stope through the undercut drift, using a remote-controlled scooptram, and hauled to an ore pass.  When mining is complete, the stope will be backfilled from the overcut, with cemented rock fill for primary stopes, and with unconsolidated waste rock for secondary stopes.  Stope sequencing generally proceeds from the bottom of a zone to the top.

The transverse method allows a variety of mining activities to take place in a series of closely grouped primary and secondary stopes at the same time.  The stopes will be in different stages of the cycle, from production drilling, blasting, and mucking through to the final backfill placement.

LONGITUDINAL METHOD

The blasthole longitudinal mining method, will be used in areas with narrow mineralization, or long distances from development infrastructure.  Oriented along strike, longitudinal stoping is initiated at the end of a selected area and then retreated back towards the access.  Once a stope is mined, it is backfilled with cemented rock fill until the fill reaches the overcut drift; the back half of the void, which will not be exposed by subsequent mining, is then tight-filled with unconsolidated waste.

Development requirements for the longitudinal method are lower than that for the transverse method, as accesses are within the ore on each level, and serve as overcuts and drawpoints for subsequent stopes.  Productivity per level, however, is much lower, as only one stope can be active at a time.

1-22

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

LIFE OF MINE PLAN

The mine and mill complex are designed to produce and process 803,000 tonnes of ore per year at a rate of 2,200 tpd.  A total of 4.8 million tonnes of ore reserves grading 7.8 g/t Au will be mined from 113, Lower Inter, SW, NW, and 111 Zones.  During the pre-production phase, ore from level development and initial stoping will be stockpiled for processing during the initial production period.

Production and development have been scheduled for the complete Mine Life, including the pre-production period from April 2005 to October 2006, and six years of operations from November 2006 to the end of 2012.

Development was compiled by individual heading, measured from conceptual mine plans, and scheduled monthly.  Mine Life development rates average 13.4 m/day, peaking in 2007 at 20.8 m/day, and declining to 8.8 m/day in 2012.

Production, starting at a rate of 1,600 tpd and ramping up to 2,200 tpd, was compiled by stope, and scheduled quarterly by zone.  The majority of the production tonnage will come from the transverse mining method utilizing the primary and secondary extraction scenario.  This method provides a high concentration of production in a given area of the mining zone.

The average size of 113 Zone production stopes is 9,000-10,000 tonnes.  The full production cycle for a typical stope, from the start of production drilling to the completion of backfilling, will last less then one month, followed by 30 days curing time for stopes with cemented rock fill.  During mine operation, ore production will come from two to three zones at the same time, with four to six stopes available for mucking.  15-20 stopes at a time will be active in the preparation stages of the production cycle, ranging from production drilling through to slot blasting and mucking.

1-23

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

TABLE 1-8   LIFE OF MINE PLAN

1-24

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

BACKFILL

Backfill will be required for maximum ore extraction and for maintaining the stability of the stope walls during the mining process.  Maximization of ore extraction and stoping productivities requires that primary stopes be backfilled with a consolidated fill strong enough to stand up to blasting and exposure.  Secondary stopes require unconsolidated fill to contribute to regional stability.

Timely backfilling of mined out stopes is key to the success of the operation.  The West Mine sand fill plant will be modified to allow the production of cement slurry in batches, which will be transferred to distribution tanks underground via a series of boreholes and lateral piping.  Rock for the backfill will come from underground development waste, surface stockpiles, and, later in the mine life, an open pit on surface.  Transport of the rock fill to the stopes will be by means of LHDs or trucks.

The binder content of the cemented rock fill (4% cement by weight) was determined based on the required uniaxial compressive strength (UCS).  RPA notes that potential cost savings may be realized through the use of lower cement content in the cemented rock fill.  Cautious experimentation in the normal course of operations, using successful fill exposures as a guide, should indicate whether lower cement contents may achieve acceptable results.

Initially, waste rock for backfill will be provided from shaft and development waste, and current surface stockpiles.  Consumption of this material will outstrip replenishment from mine development, and by 2009, another source will be required as a supplement.

A quarry located east of the Mill-Administration building will supply the balance of the required waste.  The quarry will be operated by a contractor.  Ore haulage trucks, on backhaul from the mill, will pick up waste from the quarry and deliver it to the fill raise located at the West Mine.

1-25

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

MINE INFRASTRUCTURE & SERVICES

WEST MINE SHAFT

A new shaft will be sunk at the West Mine to meet production requirements of the mine on a consistent basis.  The 5.5 m diameter circular shaft will be sunk to the 790 m level, with enough space at the bottom to install a bulkhead and continue shaft deepening, if required in future.  The shaft will be concrete-lined, and contain four compartments.  Two compartments are allocated for the 11-tonne skips, each with a cage at the top.  The third compartment is dedicated to a future service cage for men and material transportation.  The fourth compartment consists of a manway and a service area for pipes and electrical cables.  The design hoisting capacity is 300 tonnes per hour of ore or waste loaded at the 720 m level.

In 2004, Aurizon excavated a 2.4 m by 2.4 m pilot raise from the 550 m level up to the bottom of the shaft collar, with shaft stations at the 280 m and 550 m levels.  The pilot raise provided valuable information in regard to the rock conditions and water infiltration in this portion of the shaft.  The ground is very good and without any significant presence of water.

MINERAL PROCESSING AND METALLURGICAL TESTING

Metallurgical testwork was oriented toward the use of the existing mill for processing.  Aurizon identified three primary ore types, designated “Lower Inter”, “Quartz” (found throughout 113 Zone), and “Sediments” (found in the upper portion of 113 Zone).

Grinding tests indicate that the Sediments and Lower Inter samples are “moderately” resistant to impact breakage and the quartz is medium (less) resistant to breakage.  The parameters measured in the tests were used in simulation exercises, which show that the projected power draw for the grinding circuit is, on average, 13% greater than that predicted by calculations based on the Bond ball mill work index.  This projected inefficiency is higher than would be expected, but can still be accommodated by the existing grinding circuit at the current planned production rate of 2,200 average tonnes per day.  The limitation in the circuit is the ball mill capacity, and at the above tonnage and a finished product of 77 microns (P80), a nominal ball mill feed size (F80) of

1-26

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

between 550 and 750 microns will be required.  Thus the SAG mill will have to provide a finer size than normal, and the screens on the SAG circuit will have to split at this finer size.  The existing screen is unlikely to provide sufficient area to reach design throughput – a larger screen will be installed.

Considerable testwork was conducted to establish the “maximum” recovery of gold by gravity means (GRG) for the three ore types.  Simulations based on the results of these tests using the planned grinding area flowsheet and ore makeup yielded gravity recovery of gold ranging from 50% to 55%.

Quartz and Lower Inter material behave similarly, and a gravity gold recovery of approximately 40% at a weight recovery of 0.04% is expected.  Sediments respond poorly to gravity concentration, and a recovery of only 10% is expected.  At a weight recovery of 0.04%, the planned intensive cyanidation equipment will have adequate material processing capacity.

Direct cyanidation and parallel CIL tests show that all ore types contain active carbon.  The potential losses of gold due to preg-robbing ranged from 3.4% for Quartz to 10.5% for Sediments.  Thus, the current flowsheet, which incorporates CIL processing, is appropriate for all of the ore types of the deposit.

The projected CIL extractions for the three ore types based on the testwork and the proposed Casa Berardi circuit are shown in Table 1-9.  In this table, extraction of gravity recovered gold is assumed at 98% for Quartz and LWI ores and 93% for Sediments.  Head grades are taken from the current planned production grades.

1-27

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

TABLE 1-9 GOLD EXTRACTION SUMMARY
Aurizon Mines Ltd. – Casa Berardi Project

Ore Type	Head Grade g/t	Gravity Recovery %	Overall Extraction %
Quartz above 690	8.3	40	93.5
Quartz below 690	12.9	40	95.5
LWI	6.0	40	93.5
Sediments	4.5	10	74.5

ORE PROCESSING

The Casa Berardi ore processing plant was in operation from September 1988 to May 1997.  Since closure, the facility has been on care and maintenance.  The mill equipment and building generally are in good condition.

Based on the current mining plan, the mill facilities will process 2,200 tonnes per day with an equipment availability of 95% to provide a SAG Mill feed rate of 98.6 tonnes per hour.

Ore will be hauled by truck from the West Mine headframe complex to the crusher The ore will be crushed to approximately 5.5" (140 mm) at a rate of 226 tph.  The ore will be fed into a SAG mill, operating in closed circuit with a sizing screen and cyclones.  SAG mill product will be returned for further grinding to a ball mill.

A fraction of the primary cyclone underflow will be diverted to two parallel gravity circuits.  Each circuit comprises of a vibrating screen and a Knelson gravity concentrator.  The gravity concentrates will be leached in an intensive cyanidation reactor (ILR).  The pregnant solution from the ILR unit will report to the electrowinning circuit for gold recovery, and the tail will report to the #1 CIL tank.

1-28

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

Gravity tails will be pumped to a 34 m diameter conventional thickener.  Thickener underflow, at 45% solids density, will be pumped to the first CIL tank, and subsequently through the #2, 3, 4, 5, 6, and 7 CIL tanks.

Loaded carbon will be transferred to the acid wash vessel and treated with a hydrochloric acid solution.  After acid treatment, the loaded carbon will be neutralized with a caustic solution and transferred to the stripping vessel.  Hot barren solution will be pumped through the stripping vessel to remove the gold from the carbon.  The solution exiting the top of the stripping vessel is defined as a pregnant solution containing gold in solution.

Pregnant solution from the CIL circuit, along with pregnant solution from the ILR unit, is fed to two electrowinning cells for gold removal.  The gold extracted from the solution is deposited on cathode plates.  The gold is removed from the plates, dried and smelted in an induction furnace.  The refined gold will be poured into gold bullion moulds to form doré bars.  These bars are shipped to a refiner for further upgrading.

PROCESS DEVELOPMENT

In developing the modified flowsheet for the reopening plan, the existing equipment was used to the maximum possible extent.  The circuit will be modified to achieve an appropriate grind for optimum gold liberation and to put an emphasis on gravity concentration to meet metallurgical recovery goals.  The proposed process flow sheet is generally the same as the previous flow sheet but with the replacement and addition of some equipment to ensure a production rate of 2,200 tpd.

The metallurgical goals can be met by optimising grind size, better SAG mill product classification, equipment additions to the gravity recovery circuit, more efficient ‘in-tank’ carbon screens in the CIL circuit, and minor improvements throughout the processing facility.  The capacity of the pumps and piping has been evaluated for the revised operating conditions.

1-29

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

ENVIRONMENT/WASTE DISPOSAL

The following section was prepared for RPA by SENES Consultants Limited (SENES), and addresses key points related to environmental control and waste disposal at the Project.

The primary mine wastes produced at the site will be tailings and waste rock.

The site includes an existing tailings pond with three tailings cells, a polishing pond for settling iron arsenate precipitates, and a process water pond.  The system has undergone regulatory review and permitting for the historic Casa Berardi mine, and permits remain in place for use in mine water management and operation of the tailings basin.  The existing tailings pond can be expanded to contain approximately 1.45 million m3 of future production.  The system is reported to have performed well during previous operations and continues to function well to remove iron arsenic precipitates from the treated mine water discharge.

For future development, a new cell has been proposed to contain the future production once the existing cells are filled, which will occur in Q3 2007 under the current production schedule.  A modified, or new, permit will be required.  The new basin conditions and design are similar to the existing cells, and approval for construction is not expected to be problematic.

Tailings are non-acid producing and have not presented any material issue over the past years.

Waste rock from the previous mining operations has been characterized, is not acid generating, and is unlikely to represent a material concern.  Waste rock will be returned underground for use as backfill.

POTENTIAL COSTS

In the review of the Project, there were a number of areas where costs may increase, including:

1-30

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

•

A 50% increase in the costs for the additional tailings cell.

•

A potential requirement for the construction of a new pipeline to discharge effluent to a larger receiver.

•

Additional mine closure costs would include:

o

Reclamation of the new cell at closure, at a cost of $500,000.

o

A provision for interim treatment of the tailings discharge after closure to reduce arsenic levels to <0.2 mg/L.

o

Revegetation tests on tailings to assess whether soil cover is required to allow for a healthy self-sustaining vegetative cover on the tailings.

MINE CLOSURE

Aurizon has a preliminary mine closure plan that will need to be updated and submitted to reflect the current plans and proposals as developed for the UFS.  The plan as outlined was previously submitted and approved in 2000, and as such is likely to be acceptable for the reopened mine.  The plan will need to be updated to reflect the addition of the new tailings cell.

For the UFS, the payment schedule and total cost from the preliminary closure plan was adjusted to include reclamation of Cell #4.  An allowance for long term water treatment was added (10 years, at $100,000 per year).  As part of the closure planning studies, vegetation plots and testing should be completed to assess whether cover will be required (included in costs at a rate of $10,000 per year for five years).  An allowance for a pH reduction circuit in the mill was also included.

Reclamation costs for the UFS total $2.4 million.

CAPITAL COST ESTIMATE

PRE-PRODUCTION CAPITAL

The capital cost estimate of $102.6 million covers the work required to bring the Project into production, including underground development, construction of infrastructure on surface and underground, processing plant rehabilitation and modification, and installation of services to support the mine site.  The estimate includes all costs incurred from April 2005 to October 2006.

1-31

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

The estimate includes direct costs of equipment, materials, and labour, as well as indirect costs such as engineering, procurement, and construction management (EPCM); temporary construction services, camp lodging, owner’s costs, and contingencies.

In RPA’s opinion, many costs have been estimated with a greater level of confidence than is normal for a Feasibility Study, due to the advanced status of the Project.  Most contracts have been tendered, bid upon, and awarded; significant progress has been made on some.  Purchase orders have been placed for many equipment items.  Aurizon manpower is near production levels, and department heads have estimated future spending based on current costs.  Actual costs were used for April to June 2005.

SUSTAINING CAPITAL

Sustaining capital costs of $36.9 million include contractor mine development, extension of the mine communications network, tailings management (including construction of the new tailings cell), repayment of government loans, and mine reclamation & closure costs.  Costs are scheduled from the start of production in Q4 2006, through to the end of the mine life, currently projected to 2012, and into 2013 for reclamation and closure.

1-32

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

TABLE 1-10 PRE-PRODUCTION CAPITAL COST SUMMARY
Aurizon Mines Ltd. – Casa Berardi Project

Item	Units	2005	2006	Total
Mine Development
Shaft	$ ‘000s	8,566	7,500	16,066
UG Development	$ ‘000s	8,203	15,490	3,693
PPD Operations	$ ‘000s	225	4,266	4,491
Subtotal	$ ‘000s	16,994	27,256	44,250

Plant & Infrastructure
Surface	$ ‘000s	7,482	5,177	12,659
UG	$ ‘000s	1,864	9,322	11,186
Electrical	$ ‘000s	1,767	2,413	4,180
Water Management	$ ‘000s	964	323	1,287
Mill	$ ‘000s	1,834	2,940	4,774
Subtotal	$ ‘000s	13,911	20,175	34,086

Contingency	$ ‘000s	2,439	3,904	6,343
		8%	9%	9%
Indirects
EPCM	$ ‘000s	391	353	744
Power/Fuel	$ ‘000s	1,061	1,380	2,441
Aurizon Labour	$ ‘000s	3,922	4,626	8,548
Owner’s Costs	$ ‘000s	2,519	3,689	6,208
Subtotal	$ ‘000s	7,893	10,048	17,941

Total	$ ‘000s	41,237	61,384	102,621

1-33

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

TABLE 1-11 SUSTAINING CAPITAL
Aurizon Mines Ltd. – Casa Berardi Project

Item	2006	2007	2008	2009	2010	2011	2012	2013	Total
Mine Development	1,218	9,086	8,116	4,472	4,352	771	-	-	28,015
Communications	-	100	100	100	-	-	-	-	300
Tailings Management	-	2,683	601	240	240	240	-	-	4,004
Loan Repayments	-	-	-	450	600	750	200	200	2,200
Reclamation & Closure	20	132	228	324	419	-	-	1,286	2,409
Total	1,238	12,001	9,045	5,586	5,611	1,761	200	1,486	36,928

OPERATING COST ESTIMATE

Operating costs, averaging $47.9 million per year, are presented in Table 1-12:

TABLE 1-12 UNIT OPERATING COSTS
Aurizon Mines Ltd. – Casa Berardi Project

Item	Units	LOMP Average
Mine Production	$/t milled	21.66
Services	$/t milled	17.88
Mill	$/t milled	14.27
Administration	$/t milled	8.10
Total	$/t milled	61.92

The manpower for the Casa Berardi Mine-Mill complex was estimated at 200 employees. This number includes staff and hourly employees. It does not include the contractor workforce required for construction, mine development, diamond drilling, quarrying, and site security.

RPA made a comparison of key hourly rates by benchmarking them against August 2005 rates from a similar operation in the Province of Quebec.  In RPA’s opinion, Project labour costs compare reasonably, or even conservatively, with actual rates.

1-34

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

RPA has undertaken a desk top review from published and in-house data on relevant Canadian operating mines to provide a comparison with the estimated operating costs in the UFS.  Unit operating costs for Casa Berardi are in the high range of the mines surveyed.

1-35

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

2 INTRODUCTION AND TERMS OF REFERENCE

Roscoe Postle Associates Inc. (RPA) was retained by Aurizon Mines Ltd. (Aurizon) to prepare an Updated Feasibility Study (UFS) for the Casa Berardi Project (the Project), in the Abitibi region of Quebec.  The UFS integrates a feasibility study completed by Met-Chem Canada Inc. (Met-Chem), subsequent updating information from Aurizon, and independent assessment by RPA.  Mineral Resources and Mineral Reserves quoted in the UFS conform to NI 43-101 Standards of Disclosure for Mineral Projects.  RPA visited the Project in the course of completion of the UFS.

Aurizon is a Canadian gold mining company based in Vancouver, British Columbia, with an administrative office in Val d'Or, Quebec.  Aurizon owns one hundred percent (100%) of the Casa Berardi Property.

The Casa Berardi gold deposits are located along a five-kilometre East-West mineralized corridor.  They include the East and West Mines, and the Principal Zone.  Mine production spanned ten years, 1988 to 1997, at first by Inco Gold Ltd. (Inco Gold), and then by TVX Gold Inc. (TVX).  During this period, a total of 3.5 million tonnes of ore was mined, and 688,400 ounces of gold were recovered in the ore processing plant.

In September 1998, Aurizon acquired 100% of Casa Berardi's assets from TVX.  Since 1998, Aurizon has carried out surface and underground drilling programs, re-estimated resources, and formed plans to bring the Project into commercial production as a profitable mining operation.  Currently, the major assets and facilities associated with the Project are:

•

West Mine Mineral Reserves, including 113, Lower Inter, South West, North West, and 111 Zones.

•

Additional Mineral Resources associated with the East and West Mines.

•

West Mine infrastructure, including surface maintenance facilities, backfill plant, mine dry, construction camp, a decline for underground access, and a shaft (under construction).

2-1

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

•

East Mine infrastructure, including a crushing plant, an ore processing plant, a building complex with warehouse, maintenance facilities, a mine dry and offices; an underground decline, a shaft, and a series of ramp-connected levels.

•

Facilities providing basic infrastructure to the mine, including: electric power, ventilation, heat, water treatment and supply, and sewage treatment.

•

Tailings impoundment facilities.

•

Access by highway and gravel roads.

In January 2005, Met-Chem completed a Feasibility Study (FS) on the Project.  Met-Chem reports that the FS was prepared as a Technical Report in accordance with the Standards of Disclosure for Mineral Projects as defined by National Instrument 43-101.

Subsequent to completion of the FS, Aurizon has completed further drilling, new resource estimates, and additional mine planning; obtained updated pricing on major equipment and contracts; and begun surface construction, shaft sinking, and underground development.  RPA has reviewed the FS, updating information from Aurizon, and completed further work necessary to produce the Updated Feasibility Study (UFS), including a new Mineral Resource estimate of the Lower Inter Zone.

SOURCES OF INFORMATION

Initial site visits were carried out from July 11 to July 13, 2005, by the RPA Team – Consulting Geologist Bernard Salmon, Associate Mining Engineer Andrew Hara, Al Hayden, Principal of EHA Engineering (metallurgy), Richard Brummer, Principal of Itasca Canada Consultants (geomechanics), Randy Knapp, Principal of SENES Consultants Ltd. (environment), and John Middlemiss, Principal of Leslie Engineering (cost estimation).  Graham Clow, RPA Principal, and Jason Cox, Senior Mining Engineer, visited the site on August 3 and 4, 2005.  The surface infrastructure and underground workings were visited by RPA personnel.

Subsequent site visits were conducted by Bernard Salmon, Andrew Hara, and Jason Cox, to gather further information and work with Aurizon staff.

2-2

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

The key Aurizon contacts during RPA’s visits were General Manager Michel Gilbert, Mine Manager Gilles Brousseau, and Technical Services Superintendent Robert Crépeau.

In preparation of this report and previous work, RPA reviewed technical information and documents on the Project.  The main documents include the Met-Chem Feasibility Study (dated January 2005), Aurizon’s Updated Feasibility Progress Report (dated June 30, 2005), and associated reports, drawings, and spreadsheets.  Digital files of the Lower Inter Zone resource estimation block model were provided by Met-Chem.  Checks on basic data were performed in order to judge whether drilling, sampling, assaying, and other data have been acquired under mining industry accepted standards and under Mining Standards Task Force Final Report (TSC/OSC, 1999) best practices guidelines.

Factual information in many sections is based on the Met-Chem Feasibility Study as appropriate, and where noted.

Project review and preparation of the Updated Feasibility Study was carried out under the direction of Graham G. Clow, P. Eng., RPA Principal Mining Engineer.  Mineral Resources and Mineral Reserves were reviewed and audited by Bernard Salmon, Ing.  Mineral Resources for the Lower Inter Zone were estimated by Bernard Salmon.  Andrew Hara, P. Eng., and Jason Cox, P. Eng., reviewed the mining aspects of the Project.  Geomechanical issues were reviewed by Richard Brummer, P. Eng.  Metallurgical testwork and process design were reviewed by Al Hayden, P. Eng.  Processing, construction, and cost estimation were reviewed by John Middlemiss.  Environmental issues were reviewed by Randy Knapp, P. Eng.

The documentation reviewed, and other sources of information, are listed at the end of this report in Section 16, References.

2-3

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

Units of measurement used in this report conform to the SI (metric) system.  All currency in this report is quoted in Canadian dollars (C$) unless otherwise noted.

List of Abbreviations:

μ	Micron	km2	square kilometre
°C	degree Celsius	kPa	kilopascal
°F	degree Fahrenheit	kVA	kilovolt-amperes
μg	Microgram	kW	kilowatt
A	Ampere	kWh	kilowatt-hour
a	Annum	L	Litre
m3/h	cubic metres per hour	L/s	litres per second
CFM	cubic feet per minute	m	metre
Bbl	Barrels	M	mega (million)
Btu	British thermal units	m2	square metre
C$	Canadian dollars	m3	cubic metre
cal	Calorie	min	minute
cm	Centimeter	MASL	metres above sea level
cm2	square centimeter	mm	millimetre
d	Day	mph	Miles per hour
dia.	Diameter	MVA	megavolt-amperes
dmt	dry metric tonne	MW	megawatt
dwt	dead-weight ton	MWh	megawatt-hour
ft	Foot	m3/h	cubic metres per hour
ft/s	foot per second	opt, oz/st	ounce per short ton
ft2	square foot	oz	Troy ounce (31.1035g)
ft3	cubic foot	oz/dmt	ounce per dry metric tonne
g	gram	ppm	part per million
G	giga (billion)	psia	pound per square inch absolute
Gal	Imperial gallon	psig	pound per square inch gauge
g/L	gram per litre	RL	relative elevation
g/t	gram per tonne	s	second
gpm	Imperial gallons per minute	st	short ton
gr/ft3	grain per cubic foot	stpa	short ton per year
gr/m3	grain per cubic metre	stpd	short ton per day
hr	hour	t	metric tonne
Ha	hectare	tpa	metric tonne per year
hp	horsepower	tpd	metric tonne per day
in	inch	US$	United States dollar
in2	square inch	USg	United States gallon
J	joule	USgpm	US gallon per minute
k	kilo (thousand)	V	volt
kcal	kilocalorie	W	watt
kg	kilogram	wmt	wet metric tonne
km	kilometre	yd3	cubic yard
km/h	kilometre per hour	yr	year

2-4

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

3 DISCLAIMER

This report has been prepared by Roscoe Postle Associates Inc. (RPA) for Aurizon Mines Ltd. (Aurizon).  The information, conclusions, opinions, and estimates contained herein are based on:

•

Information available to RPA at the time of preparation of this report,

•

Assumptions, conditions, and qualifications as set forth in this report, and,

•

Data, reports, and other information supplied by Aurizon and other third party sources.

For the purpose of this report, RPA has relied on ownership information provided by Aurizon.  RPA has not researched property title or mineral rights for the Casa Berardi Project and expresses no legal opinion as to the ownership status of the property.

3-1

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

4 PROPERTY DESCRIPTION AND LOCATION

The Casa Berardi property is located in the Province of Quebec, approximately 95 km north of the town of La Sarre, in the James Bay municipality (Figures 4-1 and 4-2).  The mine site is located at longitude 79° 16' 46.4" and latitude 49° 33' 56.7".  The property is limited to the west by the Quebec/Ontario border and covers parts of Casa Berardi, Dieppe, Raymond, D'estrees, and Puiseaux townships.

The Casa Berardi property extends east-west for more than 37 km and reaches 3.5 km in width.  Even though the overall property covers several thousands hectares, the area directly involved in the Project covers only a few hectares (Figure 4-3).  The East and West Mines, separated by the Principal Zone, are located along a five kilometre mineralized corridor.

LAND TENURE

As part of the FS, Met-Chem conducted a review of the legal titles under Aurizon ownership.  Met-Chem verified the status of Mining Titles and confirmed the content of the latest report from Gescad Inc., Aurizon’s mining title manager.  The property is composed of 294 contiguous designated claims, covering a total area of 14,496.6 hectares, and two mining leases, BM 768 and BM 833, covering areas of 367.09 hectares and 84.35 hectares, respectively.  On the whole, the property totals 14,978.04 hectares.  Other legal titles, under the name of Aurizon, include the non-exclusive lease BNE 0010752 (sand & gravel pit), the tailings lease 70218, and an additional five hectares of land contiguous to mining lease BM 768 for rock waste material storage.

Since the FS, Aurizon has acquired 32 claims as an exploration option south of the property (1389.45 ha), and 3 claims for future tailings pond location (167.61 ha).

4-1

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

FIGURE 4-1   LOCATION MAP

CASA BERARDI
N
QUEBEC
Matagami
Joutel
Villebois
Lac Turgeon
ONTARIO
QUEBEC
Lebel sur Quévillon
113
109
Lac Macamic
La Sarre
Lac Obalski
Lac Parent
Lac Abitibi
101
111
Amos
Parc Provincial Aiguebelle
0 10 20 30 40 50
Kilometres
Lac Preissac
111
Senneterre
109
Rouyn-Noranda
Lac Malartic
117
Cadillac
Virginiatown
Malartic
Val d'Or
Louvicourt
117
September 2005
Source: Aurizon Mines Ltd., 2005.

Figure 4-1

Aurizon Mines Ltd

Casa Berardi Property

Northwestern Quebec

Location Map

ROSCOE POSTLE ASSOCIATES INC.
www.rpacan.com

4-2

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

FIGURE 4-2   PROPERTY LOCATION MAP

ROSCOE POSTLE ASSOCIATES INC. www.rpacan.com

CASA BERARDI PROPERTY
WEST MINE
EAST MINE
Selbaie Mine
N
COLLINES
DIEPPE
COLLINES KAGWADJI
COCHRANE DISTRICT
MUNICIPALITÉ DE BAIE JAMES
ONTARIO
QUEBEC
Power line 120 Kv.
MONTS DELOGE
Val-Paradis
Villebois
393
COLLINES FENOUILLET
0 2 4 6 8 10
Kilometres

Figure 4-2

Aurizon Mines Ltd

Casa Berardi Property

Northwestern Quebec

Property Location Map

Source: Aurizon Mines Ltd., 2005

September 2005

4-3

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

According to Quebec's Mining Act, renewal of claims takes place every two years, with cost depending on area.  According to Gescad’s report dated September 15, 2004, the claims and mining leases were renewed for a total amount of $36,749.  The Casa Berardi claims are in good standing.

The Mining Act stipulates that titleholders are required to conduct statutory work during the validity period of the claim.  Each claim or lease shows excess spending amounts for required works.  These amounts are put to the credit of the claims and are expected to cover several years in most cases.  According to Gescad’s report, the Casa Berardi-Exploration property has excess work credits of $5,952,913, while the Casa Berardi-Mine property has excess of work credits of $2,115,323.

The school taxes to the James Bay School Board and the Lac-Abitibi School Board, totalling $14,917.76, have been paid for 2005.

The municipal taxes to the James Bay Municipality, the Villebois Municipality, the Dupuy Municipality and the La Sarre Municipality, totalling $76,599.46, have been paid for 2005.

As of July 4, 2002, Aurizon has purchased all rights, title, and interest of TVX in the net smelter return royalty that was previously granted by Aurizon as partial consideration for the payment of the purchase price for the Casa Berardi property of April 30, 1998.

Aurizon owns a 100% interest in the Casa Berardi property.  The transfer of the mining rights regarding titles registered for the property was completed on September 15, 1998. The transfer of the mining rights on the tailings lease was completed on December 3, 1998.

Title BNE 8685 (Township Laberge) is expired and is no longer under the responsibility of Aurizon.

4-4

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

5 ACCESSIBILITY, CLIMATE, LOCAL RESOURCES, INFRASTRUCTURE AND PHYSIOGRAPHY

ACCESSIBILITY

The Casa Berardi property is located 95 km north of the town of La Sarre, in the James Bay municipality in the Abitibi region of north-western Quebec.  The nearest commercial airport is located at Rouyn-Noranda.  La Sarre can be reached from Rouyn-Noranda via provincial roads 101 and 111.  The 38 km all-season gravel road to Casa Berardi branches off from the paved road linking La Sarre and the Selbaie Mine through the village of Villebois.  The branch is approximately 25 km north of Villebois.  On the property, a gravel road links the East and West Mines infrastructure, and a number of forestry roads provide east and west access to the rest of the property.

CLIMATE

The mean annual temperature for the area is slightly above the freezing point at 0.8°C.  Average July temperature is 16.8°C, and average January temperature is -17.9°C.

According to the 1961-1990 precipitation data, the average annual precipitation is 856 mm.  Rain precipitation is highest in September, averaging 113 mm of water.  Snow precipitation is registered between October and May, but its peak falls on the period between November and March, when its monthly average reaches 39 mm (expressed in mm of water).

LOCAL RESOURCES

The Abitibi region has a long history of mining activity, and mining suppliers and contractors are locally available.  Both experienced and general labour is readily available from the La Sarre area, a municipality of 7728 inhabitants (2001 census).  Aurizon has had success in hiring experienced staff and personnel with good mining expertise, despite tight current labour markets experienced industry-wide.  The Project enjoys the support of local communities.

5-1

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

INFRASTRUCTURE

At the time of acquisition by Aurizon, the surface and underground infrastructure at the East Mine included the following:

•

A 2,200 tpd mill;

•

A tailings pond comprising three cells, a polishing pond, and a process water pond;

•

A crushing plant;

•

A two-storey administrative building covering an area of 1,887 m2 with office space, including a conference room, a warehouse, a dry, an infirmary, a laboratory, a main garage of 970 m2, a millwright shop, and an electrical shop;

•

A warehouse for reagents and lubricants;

•

A second garage used as a core shack and covering an area of 430 m2;

•

A pumping station;

•

A backfill plant located at the ventilation raise collar;

•

A hoistroom, a headframe, and a 379 m deep shaft;

•

A decline and a series of ramp-connected levels.

Existing surface and underground infrastructures at the West Mine include the following:

•

A backfill plant, including a compressor room and a ventilation raise intake;

•

Settling ponds;

•

A pumping station;

•

A 380 m2 garage;

•

A dry house with offices and warehouse;

•

A second warehouse;

•

A camp to accommodate construction crews;

•

A core storage area;

5-2

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

•

A gate house;

•

A decline providing access to all intermediate levels;

•

A shaft and headframe under construction.

There is no infrastructure related to the Principal Zone.  A five-kilometre track drift joins the East and West Mines and provides access to the Principal Zone at the 280 m level.

The power supply of the site is provided by a 55 km, 120 kV power line, from the town of Normetal.

Some mining equipment remaining from the previous operation is on site.

PHYSIOGRAPHY

The topography is generally gentle and is mostly characterized by swamps and thick overburden coverage (up to 60 m locally).  Elevation varies between 270 m and 360 m above sea level.  An esker crosses the property south of the West Mine, and was once quarried for gravel.  According to the map of ecological regions of Quebec, the area falls within the boreal zone and the spruce and moss domain.  The forested zones are characterized mainly by jack pine and spruce and have generally been logged.  The Project construction area is characterized by swamps and is therefore classified as a bare to semi-bare wetland.  The Turgeon River crosses the property in its western part, while Raymond Lake is located to the east of the mines.

5-3

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

6 HISTORY

Before 1974, the Casa Berardi area was explored for base metal and iron formations.  In 1974, the first 13 claims were staked by Inco Gold.  The discovery hole was drilled in 1981, and 590 additional claims were staked.  In 1983, a joint venture agreement was reached between Inco Gold and Golden Knight Resources Inc. (Golden Knight).  The following years were marked by exploration drilling and, eventually, project engineering and construction.  September 12, 1988 marked the official opening of the East Mine, and the commercial production of the West Mine began in 1990 - both under the ownership of Inco Gold/Golden Knight.

In 1991, TVX Gold Inc. (TVX) acquired Inco Gold's 60% interest in the Project.  In 1994, TVX and Golden Knight purchased the remaining interest in the Domex claim block, a part of the Principal (Main) Zone between the West and East Mine, from Teck Corporation.

By 1997, 3,769 holes had been drilled on the property for a total of 463,492 m.  Approximately 92% of these holes were located in the area between the West Mine and the East Mine.  Table 6-1 summarizes the drilling program.

TABLE 6-1 HISTORICAL DIAMOND DRILLING
Aurizon Mines Ltd. – Casa Berardi Project

Project	Location	Drill Holes	Metres
Casa Berardi – Exploration	West side	205	18,695
	East side	261	17,821
Casa Berardi – Mine	West Mine	1,480	177,876
	Principal Zone	379	76,037
	East Mine	1,444	173,063
TOTAL		3,769	463,492

The first mineral inventory was published in 1987.  The mineral reserve estimation reported 11.1 million tonnes grading 6.8 g/t Au and a gold reserve of 2.4 million ounces

6-1

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

(all categories).  Mineral Reserves were estimated yearly during the life of the mine until 1997.  Following mine closure, the remaining mineralization was reclassified as Mineral Resources.  Table 6-2 shows the evolution of the mineral inventory at the Mine from 1987 to 1997.

TABLE 6-2 MINERAL RESOURCES & RESERVES 1987-1997
Aurizon Mines Ltd. – Casa Berardi Project

	Mineral Resources			Mineral Reserves
Year	Tonnes	g/t Au	Ounces	Tonnes	g/t Au	Ounces
1987				11,106,000	6.8	2,421,000
1988				12,412,000	7.4	2,909,000
1989				9,652,000	7.3	2,251,000
1990				8,934,000	7.1	2,028,000
1991				6,234,000	6.3	1,265,000
1992				6,216,000	6.4	1,275,000
1993				4,767,000	6.2	946,000
1994				4,526,000	6.1	881,000
1995				3,253,000	5.9	620,000
1996				6,199,000	5.5	1,105,000
1997	3,189,000	5.8	591,000

Production began at the East Mine in September 1988 and at the West Mine in April 1990.  The total combined production for the period from 1988 to 1997 was 3.5 million tonnes at an average grade of 7.1 g/t.  The total gold recovered during the operating years was 688,400 ounces, with a mill gold recovery rate averaging 87%.  Although average statistics are not readily available for daily production, it appears that during the life of operation, the average production rate of the mill was less than 1,800 tpd.  Annual production is presented in Table 6-3.

6-2

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

TABLE 6-3 HISTORICAL MINE PRODUCTION
Aurizon Mines Ltd. – Casa Berardi Project

Year	Tonnes Milled	g/t Au	Recovery (%)	Oz Rec.
1988	124,057	5.9	88.0	19.025
1989	337,130	5.5	86.4	51,096
1990	361,935	8.9	87.4	88,999
1991	487,769	8.7	86.9	119,015
1992	315,938	9.3	87.1	80,319
1993	306,597	10.0	89.3	86,964
1994	550,638	6.5	86.8	97,518
1995	469,542	4.7	85.7	61,179
1996	498,405	5.4	87.2	76,039
1997	51,356	5.8	87.2	8,270
TOTAL	3,503,367	7.1	87.0	688,424

The maximum annual production of over 550,000 tonnes was achieved in 1994.  In the following years, the figures fell below 500,000 tonnes.  In January 1997, TVX announced the closure of the East Mine due to ground control problems (detailed in Section 8 Mining – Rock Mechanics).  Two months later, the West Mine was closed.

The Casa Berardi assets and property were offered for sale in the fall of 1996.  In January 1997, Aurizon expressed interest in a letter to TVX.  In September 1998, following the due diligence work, Aurizon signed an agreement and completed the acquisition of all Casa Berardi assets and mining rights.

Following the acquisition of Casa Berardi, Aurizon completed an exploration diamond-drilling program totalling more than 76,000 m (50,000 m from surface and 26,000 m from underground).  The main objective of the campaign was to increase the gold mineral inventory of the property by drilling prospective sectors below the 400 m level in the West Mine area.  The program resulted in the discovery of 113 Zone and other smaller mineralized bodies.

6-3

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

Using the results of this drilling program as a basis for mineral resource estimation, Aurizon issued an internal study in March 2000, which provided positive indications of the economic potential of the West Mine area below the 400 m level.

Following two years of limited exploration-drilling activities due to depressed gold prices, Aurizon re-embarked on a surface exploration program that led to the discovery of additional zones east of 113 Zone.

In the spring of 2003, Aurizon initiated an underground exploration program to confirm the results of the surface program and to increase the confidence level of the identified resources of 113 Zone.  As of December 21, 2004, a total of 38,872 m was drilled.  The results of the underground drilling program allowed the estimation of probable reserves for 113 Zone from indicated resources above the 700 m level.  Mineral inventory changes during Aurizon’s ownership of the property are detailed in Table 6-4.

TABLE 6-4 MINERAL RESOURCES & RESERVES 1998-2003
Aurizon Mines Ltd. – Casa Berardi Project

	Mineral Resources			Mineral Reserves
Year	Tonnes	g/t Au	Ounces	Tonnes	g/t Au	Ounces
1998	4,230,000	5.3	725,000
1999	9,176,000	7.8	2,313,000
2000	4,538,000	7.7	1,129,000	6,934,000	6.8	1,505,000
2001	4,538,000	7.7	1,129,000	6,934,000	6.8	1,505,000
2002	4,538,000	7.7	1,129,000	6,934,000	6.8	1,505,000
2003	5,767,000	7.0	1,293,000	6,934,000	6.8	1,505,000

After raising additional financing in 2004, Aurizon commissioned Met-Chem to prepare a feasibility study (the FS).  Aurizon proceeded with the implementation and construction of the West Mine Project infrastructure.  A shaft was collared, and underground development (ramps, raises, and drifts) begun by contractors.

6-4

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

7 GEOLOGICAL SETTING

REGIONAL GEOLOGY

The Project is located in the Northern part of the Abitibi Subprovince, a sub-division of the Superior Province, the Archean core of the Canadian Shield.  The Project area belongs to the Harricana-Turgeon Belt (Lacroix 1991, 1994), which is a part of the North Volcanic Zone (Chown et al. 1989).

More specifically, the regional geology is characterized by a mixed assemblage of mafic volcanics, flysch-type sedimentary iron formations, and graphitic mudrocks that are limited by a large granodioritic to granitic batholith.

Structurally, the property is enclosed in the Casa Berardi Tectonic Zone, a 15 km wide corridor that can be traced over 200 km.  A network of East-West to East-South-East and West-North-West ductile high strain zones mainly follows the lithological contacts (Figure 7-1).

7-1

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

FIGURE 7-1   REGIONAL GEOLOGY

N
CASA BERARDI
DOUAY WEST
Matagami
SHORTT
Chibougamau
FLORDIN
JOE MANN
TELBEL
VEZZA
BACHELOR
DESJARDINS
SLEEPING GIANT
GRENVILLE
ABITIBI
PONTIAC
Rouyn
Val d'Or
0 20 40 60 80 100
Kilometres

Legend:

Gold	*Volcanic Rocks*
Major Faults	*Plutonic Rocks*
Sedimentary Rocks	*Production + Resources*

Figure 7-1

Aurizon Mines Ltd

Casa Berardi Property

Northwestern Quebec

Regional Geology

September 2005

Source: Aurizon Mines Ltd., 2005.

ROSCOE POSTLE ASSOCIATES INC.
www.rpacan.com

7-2

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

Many significant deposits and past producers of different types are present in the region.  Base metals have been produced from the Joutel (Selbaie Mine, Estrades Mine) and Matagami camps.  New deposits have been identified 15 km south of Casa Berardi, on the Gemini property.  Eastward, in the Casa Berardi structural trend, is the former Agnico-Eagle Telbel mine.  Other deposits, with tonnages in the order of one to three million tonnes and grades between 4 g/t Au and 6 g/t Au, have also been outlined on the Douay, Vezza, and Desjardins properties.

PROPERTY GEOLOGY

STRATIGRAPHIC DIVISIONS

The property geological environment is centered on the Taïbi volcano-sedimentary domain, which is bounded on the north by the Recher batholith and on the south by different volcanic domains of tholeiitic affinity (Figures 7-2 and 7-3).  The Dieppe domain covers half of the southwestern part of the property, and the Turgeon domain lies immediately south of the eastern half of the property.  Dieppe volcanism is recognizable by a thick (up to 100 m) massive flow or volcanic conduit with sub-ophitic textures which indicate a deep volcanic environment with high rates of magma generation.

Well-defined flysch-type sedimentary units, like magnetite-rich wacke and conglomerate, can be traced over tens of kilometres without significant facies variations.  Volcanics units extend for five to fifteen kilometres inside the sediments and form lens-shape structures.  Smaller lenses are a few hundred metres wide and are included in the Casa Berardi deformation zone.

Basaltic to andesitic flows, with thickness generally less than 50 m, show normal progression facies from coarse crystalline to massive, amygdalar, and vesicular in lapilli tuffs and tuffs.  Flow contacts are identified by graphitic mudrock horizons.  Gabbroic sills, which are related to the Dieppe domain, are visible near the flow contacts.  The Turgeon volcanism is considered as a distal, near surface, more evolved volcanism environment.

7-3

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

Graphitic rocks (in the form of pyritic graphitic mudrock), black chert, wacke, and conglomerate form a 500 m wide structural corridor that coincides with the Casa Berardi Fault.

The stratigraphic sequence starts with basal mafic volcanism (2,730 to 2,720 million years old).  Pyrite-rich graphitic mudrock and the associated chert appear to be synchronous with the volcanism as evidenced by fragmentary hyaloclastic units of different compositions.  The main sedimentary event corresponds to a flysch-type sequence deposition.  U/Pb dating of the iron formation and conglomerate indicates ages between 2,695 and 2,692 million years for this event (Pilote, 2000).

STRUCTURES

The mafic volcanic units along the Taïbi domain represent in plan view a lenticular shape corresponding to structural doming.  Polarity inversions are recognized in sediments on both sides of their contacts with these units.  Tight isoclinal folding forms an asymmetric dome and basin pattern which is well preserved around volcanic units in the iron formations.  The main North-South compression event, which is responsible for an 8:1 elongation ratio, is indicated by a strong penetrative east-west foliation.

Two fabrics are observed:

•

A constant main penetrative east-west foliation, dipping 60° south, and,

•

A crenulation cleavage with an undefined oblique orientation related to North East or North West fold components.  A higher strain rate along main sediment-volcanic contacts has resulted in a small-scale complex dome and basin folding and strong stretching mineral lineation with steep opposite plunges.

The Casa Berardi Fault is defined by a stratigraphic contact between a graphite-rich sediment sequence at the base of the Taïbi domain, a northern continuous mafic fragmentary volcanic unit, and a southern polymictic conglomerate unit.  On the north side of the fault, a thick sequence of very homogeneous wacke and volcanites is observed.  The fault strikes east-west and dips 80° to the south.  The 200 m to 600 m wide deformation zone shows a tight dome and basin pattern, dipping generally sixty degrees (60°) south.  The deformation zone can be traced along the basalt-conglomerate-

7-4

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

iron formation sequence.  At depth, as evidenced by observations and gravimetric profiles associated to metamorphic rocks, the lithological units dip towards the fault.

The Casa Berardi Fault crosscuts locally asymmetric (drag) fold axes in the iron formation along the deposit, especially at the Principal Zone and Zone 160 locations, indicating an early senestral displacement.  Stretching is represented by a 4:1 ratio in the vertical plane.

Inside the fault zone, ductile deformation intensity is heterogeneous.  Foliation is uniform in larger competent rock units, such as mafic volcanites and conglomerates.

ALTERATION AND METAMORPHISM

The regional metamorphism, which is of lower greenschist facies, is locally influenced by a series of syntectonic batholiths with associated thermal aureole.  The Recher thermal aureole limit follows the northern boundary of the property located approximately two kilometres from the batholith and the Casa Berardi Fault.

Inside the contact metamorphism halo, the sediments are affected by a quartz-plagioclase-biotite assemblage.  In the case of iron-rich sediments, the sediments are affected by a chlorite-chloritoïd assemblage.  Garnet is locally visible.  Mafic volcanics are affected by a plagioclase-tremolite assemblage.  Chloritoid, plagioclase, and garnet are porphyroblastic, with chlorite-biotite pressure shadows indicating the synchronicity of crystallization and regional foliation.

7-5

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

FIGURE 7-2   PROPERTY GEOLOGY

5498900mN
5494700mN
5490500mN
5486300mN
302000mE
307000mE
312000mE
317000mE
322000mE
327000mE
332000mE
337000mE
RECHER TWP
RAYMOND TWP
PUISSEAUX TWP
SEE FIGURE # FOR DETAIL
WEST MINE
EAST MINE
BRADETTE TWP
DIEPPE TWP
CASA-BERARDI TWP
ESTREES TWP

Legend:

R1QZ	Quartz Vein	I2	Intermediate Intrusive
PY	Massive Sulphide	I1	Felsic Intrusive
V4I4	Ultramafic Volcanic	S3	Wacke
V3	Mafic Volcanic (thol.)	S4	Conglomerate
V3	Mafic Volcanic (trans.)	S6	Mudrock
V2	Inter. Volcanic (thol.)	S9	Iron Formation
V2	Inter. Volcanic (trans.)	S10	Chert
V1	Felsic Volcanic	GP	Graphite
Tu	Tuff		
Td	Ash Tuff		Corridor of Deformation
T1	Lapilli Tuff		
I3A	Mafic Intrusion		
I3B	Diabase		

N

0 2 10

Kilometres

Figure 7-2

Aurizon Mines Ltd

Casa Berardi Property

Northwestern Quebec

Property Geology

September 2005

Source: Aurizon Mine Ltd., 2005.

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

7-6

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

FIGURE 7-3   SURFACE GEOLOGY

Legend:
QZ Quartz Vein
V3 Mafic Volcanic
I2 Intermediate Intrusive
I1 Felsic Intrusive
S3 Wacke
S4 Conglomerate
S9 Iron Formation
S10 Chert
Corridor of Deformation
5494700mN
5490500mN
322000mE
i1
S3
S4
S9
V3
QZ
S6GP
West Mine
East Mine
CANTON RECHER
CANTON RAYMOND
N
0 250 1250
metres
September 2005
Source: Aurizon Mine Ltd., 2005.
ROSCOE POSTLE ASSOCIATES INC.
www.rpacan.com

Figure 7-3

Aurizon Mines Ltd

Casa Berardi Property

Northwestern Quebec

Surface Geology

7-7

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

8 DEPOSIT TYPES

The Casa Berardi gold deposit can be classified as an Archean sedimentary-hosted lode gold deposit.

The gold mineralization is superimposed on a continuous graphitic mudrock unit corresponding to the Casa Berardi Fault plane.  The deposit surface signature shows two main gold concentrations distributed over five kilometres.  Gold mainly occurs south of the Casa Berardi Fault, and sometimes is found on both sides of the fault.  Collectively, the West Mine and East Mine have produced approximately 3.5 Mt of ore.  Mineralized zones 113, 118-120, and the Principal Zone belong to the West Mine, while the Cherty Zone, and Zones 157 and 160 belong to the East Mine (Figure 9-2).

8-1

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

9 MINERALIZATION

DEPOSITION MODEL

Some essential conditions were initially present in the Casa Berardi area during the formation of the Harricana-Turgeon volcano-sedimentary belt, preparing conditions for a later gold deposition event.

The Casa Berardi Fault represents an old discontinuity at the top of a mafic volcanic rock in a basement where hydrothermal activity has led to the formation of chert and graphitic mudrock containing large massive pyrite lenses.  The 30 to 40 million years old unconformity between the mafic volcanites and the flysch-type sequence is exposed in many places along the Casa Berardi Fault.  Iron formations and iron rich sediments are present near the base of the sequence and appear on both sides of the Casa Berardi Fault zone.  The presence of sulphur and iron in the environment is a factor which is highly favourable for gold mobilization.

The tectonic mechanism generated many structural features at different scales, creating a favourable context for the formation of gold deposits.  The regional North-South main compression events resulted in tight kilometre-scale isoclinal folding and in bringing the geological units into a vertical position.  The Casa Berardi Fault was generated during this stage by a movement at the contact of a graphitic unit.  The proximity of large volcanic units, such as the Dieppe and the Joutel-Raymon domain, has formed competent cores inside antiforms.  Those competent cores forced oblique movement and generated a polyphase elongated dome and basin folding pattern.  This first tectonic stage corresponds regionally to a 50% shortening and happened under ductile conditions at a depth of six to ten kilometres.

High constraint zones, associated with pervasive carbonization, are generally developed where graphitic mudrock horizons are localized at major rock contacts.  This combination of factors acted as a ground preparation for the positioning of vein networks and long veins.  The general orientation of the veins and internal structures are generally

9-1

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

concordant with the ambient fabric.  The veins are localized within the foliation and contain two types of enclaves: foliated host rocks and graphitic planes showing a stylolithic pattern.  The vein contacts are usually sharp.  The lack of fabric development indicates a late emplacement.

STRUCTURAL CONTROL

The mineralized zones are closely associated with the Casa Berardi Fault and are found on both sides of the fault.  They are restricted to a 500 m wide corridor that is folded and plunges lightly to the west (Figure 9-1).  This corridor is intimately associated with the conglomerate and follows the same structural pattern.  The mineralized corridor and the conglomerate are located close to the contact between the basement and the sedimentary basin.  This contact plunges slightly to the west.

FIGURE 9-1   MINERALIZATION CORRIDOR AT THE WEST MINE

STYLES OF GOLD MINERALIZATION

Gold mineralization is essentially located in quartz veining, either in the form of plurimetric veins, small-scale veins, or veinlet networks.  Veins are heterogeneous and contain a variable percentage of foliated enclaves showing a laminated appearance.  Veins are of different colour, texture, and structure.  Gold grades are generally correlated with increasing complexity.  Different quartz phases have been recognized in mineralized veins to show the following sequence:

•

Phase 1: grey quartz, with abundant sulphides and fluid inclusions, comprising more than 50% of mineralized veins.

9-2

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

•

Phase 2: mosaic micro-crystalline quartz occurring in higher grade portions of veins.

•

Phase 3: non-mineralized coarsely crystallized white quartz which cuts the two others.

The gold bearing vein filling is rarely massive, but often brecciated, micro-brecciated, or laminated.  The fracture planes are rich in graphite and muscovite.  Veins contain only minor sulphides (1% to 3%), including mainly arsenopyrite, pyrite, and traces of sphalerite, chalcopyrite, pyrrhotite, tetrahedrite, galena, and gold.  Arsenopyrite is the main gold bearing sulphide present in all veins of the deposit.

The granulometric distribution of gold is similar for all locations.  According to petrographic compilations, 50% of the gold particles have an average diameter less than 30 μm, and approximately 3% are > 100 μm.  The gold distribution inside the mineral assemblage varies slightly according to the mineralized zones.  In the West Mine area and 113 Zone, the vein mineralization, which is related to the Casa Berardi Fault, shows that gold is mostly free and in contact with arsenopyrite grains (< 10 μm to 0.5 mm).  Arsenopyrite is associated with sphalerite and tetrahedrite in clusters, joints, and in micro-brecciated areas.  In the South West Zone (SW Zone), the Principal Zone, and some areas of the East Mine, where the mineralization is not related to the Casa Berardi Fault, the gold distribution is variable and depends on the amount of sulphides in quartz veins and host rocks.  Fifty percent (50%) of gold grains that have been observed are inclusions in pyrite and arsenopyrite crystals.

Gold bearing veins are typically enclosed in carbonate-sericite alteration envelopes, with LOI varying between 12% and 40% depending on the host rock reactivity.  High volatile values appear mainly along the Casa Berardi Fault zone, but develop also as continuous areas inside the ductile deformation zones, near the South Fault or in the higher deformation levels between the two faults.

In the West Mine, an albite-sericite assemblage is observed in metasomatized ultramafic dykes below the 400 m level.  Those dykes, enclosed in graphitic mudrocks,

9-3

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

are intimately associated to the gold bearing quartz vein system.  Sulphidation is an important part of the mineralization process in iron environments, such as the carbonated chert-magnetite iron formations and primary massive pyrite lenses in Zone 25-8, where magnetite is pervasively replaced by pyrite with coeval arsenopyrite crystallization.

Alteration halos with gold values of above 100 ppb and anomalous values of As and Sb surround most of the mineralized zones along the Casa Berardi Fault.  Those halos can be found up to five kilometres away, on both sides of the deposit.

Stockworks are the second style of gold mineralization in the deposit and represent nearly the same volume as the large quartz veins.  The stockworks are low grade and largely unexploited.  Across the deposit, hanging wall stockworks are present in contact with important mineralized quartz veins.  Between 10% and 20% of the rock volume is composed of centimetre- to decimetre-thick quartz veins with gold values ranging from 1 g/t to 10 g/t.  Veins of all textures and composition are concordant to host rocks.  Foliated and finely bedded rocks are cut by concordant veins.  Less deformed basalts or heavily carbonated iron-rich rocks are cut by fracture-controlled veins sets.

At the deposit scale, the Principal Zone and the East Mine zone areas correspond to the stockworks surrounding quartz cores.  The stockworks are not limited to the fault and can affect the total width of the deformation zone.  They appear as a superposition of metre to decametre wide mineralization sub-zones.

In Principal Zone, the stockwork extends laterally for 400 m at a 50° western plunge.  In the East Mine, the mineralized system extends laterally also for 400 m, reaching a depth of 800 m down the dip.  The system crosses the Casa Berardi Fault at a low angle over a 100 m stripe.  Mineralization continues laterally westward on the south side of the Fault and eastward on the north side of the Fault.

9-4

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

FIGURE 9-2   COMPOSITE LONGITUDINAL SECTION

4 km
Mill (2200 t/d)
SURFACE
DECLINE
NW
111
SW
Lower Inter
113
300 LEVEL TRACK DRIFT
Decline
140
157
-400m
-800m
-1200m
West Mine
Principale
East Mine
10400E
11200E
12000E
12800E
13600E
14400E
15200E
16000E
Mineable Reserves
Indicated Resources
Inferred Resources
Past Production
Exploration Area
0 200 400 600 800 1000
Metres

ROSCOE POSTLE ASSOCIATES INC.

Figure 9-2

Aurizon Mines Ltd

Casa Berardi Property

Northwestern Quebec

Composite Longitudinal Section

September 2005

Source: Aurizon Mines Ltd., 2005.

www.rpacan.com

9-5

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

The third type of mineralization is the Banded Iron Formation (BIF) hosted mineralization.  This type of mineralization is found in:

•

The Principal area (Zones 117 and 25-8),

•

Areas between the Mines (Zone 140), and

•

At the continuity of the East Mine area (Zone 160).

These examples are restricted to the north iron formation which is composed of 10% chert-magnetite beds in chloritic wackes.  The mineralization is related to pyrite and arsenopyrite.  These sulphides have replaced the oxide rich layers which surround the quartz veins and the veinlet stockworks where strong carbonization and chloritization are observed.

WEST MINE MINERALIZATION

The mineralized zones in the vicinity of the underground infrastructure of the West Mine are all located between sections 10,350 E to 11,250 E, which correspond to the western limit of the Lower Inter Zone and the eastern limit of Zone 111, respectively.  Approximately half of the previous production tonnage (1,016,000 tonnes at 7.1 g/t Au) came from the SW and SE zones.  This is the sole mineralization located across the South Fault that has been mined to date.

The mineralization at the West Mine is represented by two main types:

•

Low sulphide quartz veins: networks of centimetric to plurimetric quartz veins located south of the Casa Berardi fault in sedimentary rocks that are predominantly wacke and mudrock types.

•

Sulphide-rich stockworks: represent the same volume as large quartz veins, but have lower grades and are largely unexploited.  Hanging wall stockworks are present in contact with important mineralized quartz veins across the deposit.

In the West Mine area, a continuous two metre thick, 400 m wide, and over 1,400 m long quartz panel contains most of the mineralized zones.  The mineralized zones are stacked and appear to be located along an E-W folded trend.  The latter shows a double plunge which is interpreted as a structural dome (Figure 9-2).

9-6

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

FIGURE 9-3   GEOLOGY – WEST MINE ZONES (SECTION 10,700 E)

ROSCOE POSTLE ASSOCIATES INC.
www.rpacan.com

9800N
10000N
10200N
10400N
Surface
5000m
-200m
4800m
-400m
4600m
-600m
4400m
-800m
4200m
111 NORTH-WEST ZONES
SOUTH-WEST ZONES
LOWER INTER ZONE
109 ZONES
South Fault
Lower Inter Fault
CASA BERARDI FAULT
0 50 100 150 200
Metres
Legend:
Basalt
Graphitic Mudrock
Wacke + Mudrock
Wacke
Conglomerate
Quartz Vein
Fault

Figure 9-3

Aurizon Mines Ltd

Casa Berardi Property

Northwestern Quebec

Geology - West Mine Zones (Section 10,700E)

September 2005

Source: Aurizon Mines Ltd., 2005.

9-7

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

Mineralized zones of the West Mine, such as Lower Inter, Inter, and North West (NW), show weak or no plunge, a moderate south dip (30°), and have extensions which branch off from the fault at 130° (Figure 9-3).

On the east side of the mine, the mineralized zones, such as Zones 111 and 113, show a steeper plunge (> 50°) with a dip varying between 70° south and 70° north, similar to the Casa Berardi Fault.

MINERALIZATION IN THE 113 ZONE

The 113 Zone is a 20 m to 70 m wide mineralized corridor, with an east-west strike, subvertical, adjacent to the Casa Berardi Fault (Figures 9-4, 9-5).  Some off-shoots have been interpreted as fold noses and strike between N 065° and N 295° (Figures 9-6, 9-7).  The width of the zone along holes varies from 5 m to 20 m.  The zone extends vertically for over 650 metres, the top being at the 250 m level.  Lateral extension decreases from 300 m at the 600 m level to 150 m at the 700 m level.

Gold mineralization is found within narrow to large folded quartz veins and in associated wall rock.  The quartz veins consist of white to gray quartz, locally brecciated and laminated, vitreous in places, and contain 5% to 15% graphitic mudstone in thin bands and stringers.  The mineralization occurs as fracture filling and dissemination of arsenopyrite, pyrite, and fine grained free gold.  Sphalerite and tetrahydrite are present in minor amounts.  Pyrrhotite, galena, and chalcopyrite occur in traces.  Visible gold is reported.

Wall rocks of 113 Zone are composed of graphitic mudstone, graywacke, conglomerate, and mafic volcanics, and have thickness between 5 m and 50 m.

9-8

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

FIGURE 9-4   GEOLOGY – 113 ZONE (SECTION 11,375 E)

ROSCOE POSTLE ASSOCIATES INC. www.rpacan.com

9900N
10100N
10300N
-500m
-700m
-900m
South Fault
C.B. Fault
North Fault
0 25 50 75 100
Metres
Legend:
Wacke + Mudrock
Graphitic Mudrock
Conglomerate
Basalt
Wacke
Quartz Vein
Fault
Economic Zone
September 2005
Source: Aurizon Mines Ltd., 2005.
Aurizon Mines Ltd
Casa Berardi Property
Northwestern Quebec
Geology - 113 Zone
(Section 11,375E)

Figure 9-4

9-9

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

FIGURE 9-5   GEOLOGY – 113 ZONE (SECTION 11,250 E)

ROSCOE POSTLE ASSOCIATES INC.
www.rpacan.com

9900N
10100N
10300N
-500m
-700m
-900m
South Fault
Casa Berardi Fault.
North Fault
0 25 50 75 100
Metres
Legend:
Wacke + Mudrock
Graphitic Mudrock
Conglomerate
Basalt
Wacke
Quartz Vein
Fault
Economic Zone
September 2005
Source: Aurizon Mines Ltd., 2005.

Figure 9-5

Aurizon Mines Ltd

Casa Berardi Property

Northwestern Quebec

Geology - 113 Zone (Section 11,250E)

9-10

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

FIGURE 9-6   GEOLOGY – 113 ZONE (550 M LEVEL)

ROSCOE POSTLE ASSOCIATES INC.
www.rpacan.com
N
Shaft
Lev. 550
11200E
11300E
11400E
11500E
10200N
10100N
10000N
North Fault
Casa Berardi Fault
Lev. 550
South Fault
0 20 40 60 80 100
Metres
Figure 9-6
Aurizon Mines Ltd
Casa Berardi Property
Northwestern Quebec
Geology - Zone 113
(550m Level)
Legend:
Wacke + Mudrock
Graphite Mudrock
Conglomerate
Wacke
Basalt
Basalt + Wacke + Mudrock
Quartz Vein
Economic Zone
Fault
September 2005
Source: Aurizon Mines Ltd., 2005.

9-11

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

FIGURE 9-7   GEOLOGY – 113 ZONE (630 M LEVEL)

11100E
11200E
11300E
11400E
11500E
N
Proposed Shaft
10200N
North Fault
Casa Berardi Fault
10100N
0 20 40 60 80 100
Metres
10000N
South Fault
Figure 9-7
Legend:
Wacke + Mudrock
Graphite Mudrock
Conglomerate
Wacke
Basalt
Basalt + Wacke + Mudrock
Quartz Vein
Economic Zone
Fault
Aurizon Mines Ltd
Casa Berardi Property
Northwestern Quebec
Geology - Zone 113
(630m Level)
September 2005
Source: Aurizon Mines Ltd., 2005.
ROSCOE POSTLE ASSOCIATES INC.
www.rpacan.com

9-12

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

MINERALIZATION IN THE SOUTH FAULT

In plan view the SW and SE zones can be interpreted as a dome which is cut by the South Fault and by the subsidiary Auxiliary Fault.  The mineralized system extends 200 m laterally and 300 m along dip, from surface to the 300 m level.

The main quartz vein structures are developed at the contact between a conglomerate and a graphitic mudrock, and are associated with a large stockwork of disseminated sulphides.  The internal vein structure shows variable orientations and is, in many places, brecciated.  The economic mineralization extends down dip and is represented by a system of parallel veins which dip at 60° and split from the main quartz vein.

SOUTH DIPPING MINERALIZATION

The main remaining resource at the West Mine is represented by the Lower Inter Zone.  This zone is located between the 375 m and 475 m levels, and between sections 10,525 E and 10,360 E.  The mineralized zone, which dips at 25° to 45° south and plunges to the west at 15°, is controlled by the Casa Berardi and Lower Inter Faults.  The Casa Berardi Fault dips steeply north, while the Lower Inter Fault dips 40° to 45° to the south, joining with the South Fault.  Thickness varies from 4 m to 50 m, with the maximum observed just below the contact of the two faults, and thinner sections observed down-dip along the Lower Inter Fault.  The mineralized zone extends for 200 m.  A stacking of quartz veins is observed in a deformation zone that is located at the lithological contact between a mafic volcanic rock in the footwall and a graphitic mudrock in the hanging wall.

Mineralized veins are characterized by a gray to white layering.  Variations in the quartz textures are due to millimetric to decimetric graphitic-rich bands.  Gold is not uniformly distributed throughout the vein, the hanging wall being barren.  Weak disseminated arsenopyrite, to which gold is associated, is restricted to a few metres outside of the vein.  Gold grades are low.

9-13

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

The previously mined-out portions of the Inter Zone, which are located between the South Fault and the Casa Berardi Fault, present similar characteristics.  The quartz vein, the mineralized stockworks, and the chert are related to a ductile deformation zone which is bounded at the hanging wall by a brittle fault.  The fault is developed at a contact between the graphitic sediments and the vo1canoclastic units.  The mineralized structure is located at the contact between the graphitic sediments and a mafic volcanoclastic unit.  The mineralized structure strikes southeast with a shallow dip to the south (5º to 45º), and extends 150 m laterally and 75 m along dip.  Its upper part is connected to the NE Zone.

MINERALIZATION IN CASA BERARDI FAULT

A group of mineralized zones, including NW, NE, 109, and 111 Zones, are located in the vicinity of the Casa Berardi Fault.  The NW and NE zones are the most important in terms of mineralized volume.

The mineralization is contained within a quartz vein which extends between section 10,385 E and section 11,125 E.  111 Zone extends between the 150 m and 400 m levels.  Gold is found in quartz veins on the south side of the Casa Berardi Fault, at the contact with an assemblage of wacke, mafic pyroclastites, and graphitic mudrocks.  The NW Zone is enclosed in chert shreds located on the north side of the Casa Berardi Fault.  111 Zone is developed in the same context.

The mineralization dips steeply to the north, parallel to the fault.  Its thickness ranges between two metres and 25 m.  Sulphide dissemination and veinlets are generally restricted to a few metres away from the veins.  No significant gold is reported except the areas where chert is observed.  In this case, economic grades are associated to conformable pyrite veinlets and disseminated arsenopyrite in chloritic layers.

Over several tens of metres along its south contact, the fault dips generally south; its dip varying accordingly with the dip of the host rocks.

9-14

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

109 Zone strikes east-west and dips 60º to 65º to the south.  It is a quartz vein-type structure with 15% to 30% graphitic mudstone in stringers and thin bands.  It splays off to the south from the Casa Berardi Fault around the 450 m level.

PRINCIPAL ZONE MINERALIZATION

The mineralization in the Principal Zone occurs near surface and extends to a depth of 1,000 m.  The zone is located between section 12,200 E and section 12,800 E.  The Principal Zone is connected to the West Mine area by continuous mineralization.  Previous exploration works identified nine auriferous zones located primarily north of the Casa Berardi Fault and at a depth of 350 m.  The mineralization in Zones 25-8, 22-6, and 27-1 is developed in a chloritic sediment/chert assemblage where the iron formation has been replaced at the contact with mafic volcanics.  The mineralization occurs both in quartz vein networks with disseminated arsenopyrite and in pyrite rich fracture fillings.  Mineralization in Zones 25-3 and 25-4 is in highly deformed and altered tholeiitic basalt to the north of the Casa Berardi Fault.  Zones 24-1 and 24-2 are located south of the Casa Berardi Fault, oriented east-west.

The Principal Zone down-dip extension, which is south of the Casa Berardi Fault, represents a different quartz and quartz-carbonate vein system.  The quartz veins, which are not always mineralized, show maximum depth extensions of 400 m and a westward plunge of 50°.

EAST MINE MINERALIZATION

The mineralized zones in the East Mine area are located between sections 14,700 E and 16,000 E.  The past production came from stopes which were located between surface and the 550 m level, and was restricted to two main parallel veins averaging five metres in thickness and not exceeding 150 m in lateral extension.

The North Zone is located along the Casa Berardi Fault.  The sub-vertical to steeply-dipping zone lies between 100 m and 500 m levels, and its lateral extension is less than

9-15

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

150 m.  The South Zone is oblique in plan with variable directions, and dips at 60° due north.

The drilling information indicates mineralization down to a depth of 900 m.  The remaining resources are located in the crown pillar, and between the 550 m and 800 m levels.  The Cherty Zone and Zone 160 are located north of the Casa Berardi Fault, and have been drilled to a depth of 300 m.  However, information is restricted to a 100 m thick corridor.

Based on geometry, structural and geological contexts, the East Mine mineralized structure can be divided into three depth-related parts:

•

Between surface and the 200 m level, the sediments and mafic volcanic units, which are located south of the Mine Fault, are south dipping and have variable directions.  The mineralized envelope is composed of quartz veins of several metres in thickness and stockworks, both located in the 30 m wide sulphide-rich sericitic schist, which dips 60° to the north.  Main veins of steeper dips are associated with sub-horizontal tensional gashes.  From surface to the 100 m depth, two parallel sub-vertical veins (North Zone and South Zone) compose most of the crown pillar residual resources.

•

Between the 200 m and 550 m levels, the mineralization is restricted to a continuous vertical decametric quartz vein which is parallel to the Mine Fault.  Host rocks, except the narrow graphitic schist layer which controls the fault position, are mafic to intermediate volcanic rocks.

•

Between the 550 m and 900 m levels, the remaining resources are located in the south dipping area which is represented by a succession of mudrock layers inside the volcanic sequence.  Unit contacts are heavily faulted, intersecting the Mine Fault at a 60° dip.  Veins and stockworks are cut by the fault.  A 10 m to 30 m down-dip displacement is observed.

The 152 Zone lies to the north of the Casa Berardi Fault.  Vertical extension is 150 m, down to the 100 m level, and lateral continuity is over 100 m.  En-echelon veins are concentrated at a folded mafic volcanite-wacke contact.  The dip and thickness of the mineralization are highly variable.  The economic portion of the zone has been mined out in the sub-horizontal sector of the zone.

9-16

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

The Cherty Zone and 160 Zone are located between sections 15,700 E and 16,000 E, 30 m and 400 m north of the Casa Berardi Fault, respectively.  They have a lateral extension of 200 m and a vertical extension of 100 m down to the 350 m level.  The zones are not defined by tight drilling.

The mineralization in 160 Zone is mainly related to sulphides in veinlets close to the iron formation and wacke.  Significant gold grades are related to the density of magnetite-chert beds.  Drilling at depth has confirmed the extension of the mineralization below the 350 m level.  The Cherty Zone context is similar to the carbonate altered magnetite-chert-iron formation near the Casa Berardi Fault.

9-17

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

10 EXPLORATION

SURFACE DRILLING

Following the acquisition of the Casa Berardi Mine, Aurizon outlined a large surface-drilling program to investigate the West Mine Area.  A total of more than 76,000 m of core was drilled during the 1998-1999 campaign.  Holes were planned to intersect mineralization below the 400 m level.  The program resulted in the discovery of 113 Zone and other smaller mineralized bodies, such as 109 and 104 Zones.  The program was extended, and the results of the widely-spaced holes were used to estimate mineral resources in those areas.

In 2002-2003, a surface wide-spaced drilling program was conducted to investigate the lateral eastern extension of the known mineralization.  The program resulted in the discovery of multiple en-echelon lenses along the Casa Berardi and South faults, and south of the Principal Zone.

In 2004, a deep exploration drilling was conducted to investigate the dip extension of the mineralization below the 1200 m level.  The program confirmed that the geological context below this level was similar to the context above this level.  Also, a wide-spaced drilling program was carried out to investigate the deep and lateral extension of the East mine deposit.  The program resulted in the discovery of Zones 140 and 157.

In 2005, a wide-spaced drilling program was carried out to investigate the potential outside of the mining camp.  The program resulted in the discovery of a 50 m wide quartz vein located 1.5 km west of the previously known mineralization.  Table 10-1 summarizes Aurizon exploration programs carried out since property acquisition.

10-1

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

TABLE 10-1 DRILLING PROGRAMS
Aurizon Mines Ltd. – Casa Berardi Project

Year	Holes	Metres	Expenditures
1998-1999	271	76,582	$5,321,510
2002	37	21,325	$2,052,620
2003		21,179	$2,423,834
2004	39	23,762	$2,065,712
2005		11,554	$1,130,469
TOTAL	347	154,402	$12,994,145

RPA has not reviewed the details of those exploration programs.

UNDERGROUND DRILLING

In order to increase the confidence level of the mineral resources and to prove the potential of a mining operation, an underground program was planned.  It was launched in April 2003, when Aurizon tested the continuity of the mineralization of the previously outlined 113 Zone.  The program included:

•

The development of a ramp at the West Mine from the 450 m level down to the 550 m level,

•

The development of an exploration drift (the 550 m level),

•

A crosscut through the mineralization on section 11,200 E, and

•

Diamond drilling.

The drilling program began in December 2003 with two drill rigs.  In April 2004, a third machine was added to speed up the program.  Drilling was carried out from drilling bays along the exploration drift.  The drill bays were spaced at 50 m along the east-west running track drift which is located 80 m to 100 m south of the Casa Berardi fault.  Drill holes were fanned vertically and horizontally to achieve a 25 m by 25 m spacing.  Drilling was carried out laterally from section 11,075 E to section 11,550 E and vertically from the 400 m level to the 700 m level.  Holes were drilled to cross the Casa Berardi Fault at regular spacing.  Some holes were extended to verify the ground conditions on

10-2

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

the north side of the Casa Berardi fault in areas where mine infrastructure was planned.  A total of 250 holes were drilled.  The core diameter selected for this program was NQ (47.6 mm).  A few holes (± 12 short holes) were drilled using a smaller BTW core diameter (42 mm). Hole lengths varied from 42 m to 250 m and averaged 138 m.  Productivity was 22.2 m per shift.

The program successfully delineated the mineralized sectors above the 700 m level and established a clearer relationship between the different lenses compared to the earlier model.  The drilling results indicate that the mineralization is associated with a large folded quartz vein extending along the Casa Berardi Fault.  Folding is complex, and the vein geometry is highly variable.  In comparison with the previous surface drilling, which showed the presence of several veins, the underground drilling indicated that there was only one vein which was strongly folded and locally faulted.  The drill hole spacing was sufficient to help interpretation of the geology and the mineralization.  The program resulted in a new mineral resource estimate.

Following delineation of the upper portion of 113 Zone (above the 700 m level), the drilling program defined the extension of 113 Zone below the 700 m level.  The program included fan drilling horizontally and vertically in order to achieve a 35 m by 35 m spacing.  The program resulted in a new mineral resource estimate.

The 2005 underground drilling program is planned to test the continuity of Zones 118, 109, and 115, which are located close to future underground infrastructure.  It includes fan drilling on a 25 m by 25 m grid (horizontally and vertically).

The 2005 program also tested the depth extension of 113 Zone in order to finalize the depth of the new shaft.  Fan drilling (horizontally and vertically) is planned on a 100 m by 100 m spacing.

10-3

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

11 DRILLING

This section describes the drilling protocol used in the recent drilling programs at Casa Berardi.

Drill holes were planned (azimuth, dip, length) by geologists on vertical cross-sections and on vertical longitudinal sections.  Drill lines were marked underground (front sight and back sight) by the mine surveyors.  Prior to drilling, a technician verified the drill rig alignment on hole set-up.

Hole deviations (azimuth and dip) were measured with Reflex instruments approximately every 50 m.  In addition, dip angles were measured at intervals varying from six metres to 25 m by using Microsync or Easy Dip instruments.  All of these instruments provide accuracy better than +/- one degree. Once a hole was completed, collars were surveyed by mine surveyors.

The core was placed in sequential order in core boxes labelled with the hole number.  Each run was identified by a wood block on which the depth of the hole was marked.  Missing (not recovered) core was identified by a wood stick indicating the length of the missing section.  At the end of each shift, core boxes were transported to surface by drillers and placed on tables at the core shack.

RPA considers the drilling protocol at Casa Berardi to be representative of the industry standards.

11-1

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

12 SAMPLING METHOD AND APPROACH

Sample selection was done by Aurizon's geologists.  Selection was determined visually according to geology, and approximately 40% of the borehole length was typically sampled.  For the majority of the holes (75%), the presumed mineralized section samples were split with a diamond saw.  One half was sent for assaying, while the other half of the core was kept in core boxes.  Each half had a legible sample tag indicating the sample number.  Sample lengths varied from 0.3 m to 1.6 m and averaged 1.3 m.  Core boxes were stored at the mine site.

During the drilling program, 56 of the holes were whole-core sampled.  Procedures were similar to those for half-sawed core, with the exception that whole core was bagged and shipped to the laboratory.  The drill hole database for 113 Zone contains 205 underground holes and some 9,500 samples.

The core recovery is generally very good, with the exception of short intervals within fault zones or highly deformed mudrock.  Such intervals are generally marked during drilling and checked later by the geology personnel for depth accuracy and missing sections.  In addition, core is measured and RQD is calculated for all the holes.

RPA considers the sampling method and approach at Casa Berardi to be representative of the industry standards.

12-1

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

13 SAMPLE PREPARATION, ANALYSES AND SECURITY

SAMPLE PREPARATION

Aurizon’s employees prepared all samples for assaying directly at the mine site.  Upon receipt of core boxes, core was washed, verified for accuracy, and photographed.  Once done, RQD measurements were carried out for the entire length of the holes.  Then a geologist described the core geology and entered geological and structural data into a digital logging package.  Sample positions were identified, and sample tags were placed under the core in the core boxes at the end of each sample.  The beginning and end of each sample was also marked on the core.

Core shack employees verified holes to be sampled.  Selected samples were cut in half with a rock saw.  One half was placed in a bag with the corresponding tag number.  The second half was placed back in core boxes.  Samples were put in plastic bags with tag identification.  Bags were folded and sealed to prevent spillage.  Each batch of six to eight samples was put in larger bags for transportation.  A list of all samples was attached to the shipment, and a copy was faxed to the laboratory.  Samples were shipped to the La Sarre bus terminal via the Aurizon bus transportation system, and then transferred to a regular bus to the Rouyn-Noranda bus terminal, where they were collected by the SGS laboratory personnel.

ANALYSIS

Upon arrival at the lab, samples were sorted by number and checked according to the sample shipment list.  If moist, they were dried in the oven for a few hours.  When dried, they went through a primary jaw crusher (-1/4 inch).  Samples were crushed to 95% passing 10 mesh in a Rhino crusher and split throughout several steps in order to obtain a 200 g to 300 g sub-sample, which was then ground to 90% passing 200 mesh.

13-1

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

A 30 g sub-sample was then collected from the previous sub-sample and weighted for assay.  Each 30 g sample was analyzed by fire assay with gravimetric finish.  A preparation flowchart is shown in Figure 13-1

FIGURE 13-1   SGS LABORATORY FLOW CHART

13-2

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

14 DATA VERIFICATION

QUALITY ASSURANCE AND QUALITY CONTROL

A check assay program was carried out using SGS of Rouyn Noranda as a primary laboratory and Chimitec (Chemex) of Val D'Or as a secondary laboratory.  SGS has its own QA/QC program including the analysis of:

•

Blank samples at a rate of one blank sample every 28 samples,

•

One Certified Reference Material (CRM) at the same rate, and

•

Pulp duplicates at a rate of one duplicate every 13 samples.

In addition to this, Aurizon inserted pulp CRM’s at a rate of four percent (one CRM every 25 samples) and selected 159 pulp samples for re-assay.

Chimitec assayed 10% of the sample pulps prepared by SGS and approximately four per cent of the coarse rejects also coming from SGS.  Chimitec has its own QA/QC program, and results were sent to Aurizon with every Assay Certificate (Figure 6-12).

Both laboratories used fire assay with gravimetric finish.  All results, reported in grams per tonne, were sent electronically to Aurizon, followed by the original and signed certificate.

Aurizon reports that check assays have been done throughout the exploration program.  RPA has checked the QA/QC spreadsheets.  The following list presents the spreadsheets provided by Aurizon:

•

Certified Reference Material (CRM): SGS assaying versus true CRM value.

•

The “159 program”: 159 pulps re-assayed at SGS (original versus re-assay).

•

The “389 program”: 389 SGS rejects sent to Chimitec (SGS versus Chimitec).  Chimitec prepared a pulp from the original SGS rejects.

•

The “706 program”: 706 SGS pulps sent to Chimitec (SGS versus Chimitec).  Original pulps were sent to Chimitec for assaying.

14-1

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

•

The “895 program”: 895 duplicate samples assayed at SGS (original versus duplicates).  A duplicate pulp is prepared from the original reject and is compared to the original pulp.

CERTIFIED REFERENCE MATERIAL

During the last drilling program, Aurizon submitted to SGS laboratory a total of 378 Certified Reference Materials (CRM) for assaying in order to check for laboratory accuracy.  Accuracy is defined as a difference between a measured value and a true value or expected value, and represents an estimate of random error.  Six different types of CRM with different grades have been used.  Table 14-1 presents the CRM values and results.

Considering the proportion of assay results that fall between low and high certified values, the accuracy at SGS laboratory appears to be not very good.  This proportion varies from 17% to 48%, which is low.  However the CRM low and high values range between + 1.5% and +4.6% of the true value, which is considered to be a fairly narrow range.  With assay results being at + 10% of the true value, the said proportion increases significantly (Table 14-1).

GRADE DISTRIBUTION OF CHECK ASSAY VALUES

RPA has split the check sample assays by grade range to determine the proportion of samples above the 4 g/t cut-off.  The proportion ranges from 12% to 29% depending on the check assay program, a consequence of Aurizon’s unbiased systematic selection of samples throughout the program.  Although this selection reflects the grade distribution in all samples that have been assayed, it is RPA’s opinion that check assay samples should reflect the grade distribution of the material to be mined.  Some cost savings may be realized for future check assay programs using this approach.

14-2

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

TABLE 14-1 ASSAYING OF CERTIFIED REFERENCE MATERIAL
Aurizon Mines Ltd. – Casa Berardi Project

	Certified Values			Assays						Lo < Assays < Hi		True-10% < Assays < True+10%
Standard No	True (g/t)	Low (g/t)	High (g./t)	#Assays	Ave (g/t)	Diff.	Diff.%	Min	Max	#Assays	%Assays	# Assays	%Assays
50 P	0.720	0.697	0.753	86	0.73	0.01	1.0	0.51	0.99	41	48	63	73
6 Pb	1.422	1.396	1.448	59	1.38	-0.04	-2.7	0.03	2.43	13	22	48	81
7Pa	3.000	2.940	3.060	72	2.97	-0.03	-0.9	2.37	3.25	30	42	67	93
18 Pa	3.360	3.310	3.340	59	3.26	-0.10	-3.0	1.39	3.66	10	17	55	93
62 Pa	9.620	9.430	9.800	22	9.42	-0.20	-2.1	7.51	10.47	9	41	21	95
62 Pb	11.270	11.020	11.530	80	10.52	-0.75	-6.7	0.04	11.75	25	31	68	85

14-3

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

CORRELATION BETWEEN SAMPLES

RPA has reviewed check assay data and considers that the overall correlation between original assays and check assays is generally good in all check assay programs.  There is practically no difference in the overall average grade between the original assays and the check assays, however, when data are split into grade ranges, correlation varies considerably.  Graphics are presented in the Appendix to this Report.

The principal issues for each program are listed below:

•

159 pulps re-assayed at SGS (original versus re-assay):

▪

No correlation between samples within the 0 g/t Au to 1 g/t Au range.

▪

Relatively high variability between 4 g/t Au and 10 g/t Au, although there is no significant difference between the average grade of original assays and the average grade of check assays.

•

389 SGS rejects sent to Chimitec (SGS versus Chimitec):

▪

Relatively high variability between 4 g/t Au and 10 g/t Au, although there is no significant difference between the average grade of original assays and the average grade of check assays.

•

706 SGS pulps sent to Chimitec (SGS versus Chimitec):

▪

Almost no correlation between samples within the 0 g/t Au and 1 g/t Au range.

▪

Relatively high variability between 4 g/t Au and 10 g/t Au, although there is no significant difference between the average grade of original assays and the average grade of check assays.

•

895 duplicate samples assayed at SGS (original versus duplicates):

▪

The best correlation between original assays and check assays in all grade ranges.

When data are split into ranges, some of the best correlations appear for grades above 10 g/t Au.  Although the number of samples in this range is fairly limited, it may indicate that the samples contain numerous fine gold grains rather than coarse grains, which increases the probability for duplicate samples to contain gold grains.

The best correlation in all grade ranges is observed when SGS is compared to itself (895 original pulps vs. duplicate pulps).

Tables 14-2 to 14-5 summarize the statistics of the different check assay programs.

14-4

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

RPA considers that the 4 g/t Au to 10 g/t Au grade range graphs from the 159, 389, and 706 programs indicate high variability of gold in the mining grade range, no matter which laboratory, primary or secondary, performed the assays.  The precision defined from a set of duplicate analyses, regardless of the true value, is relatively typical of such type of mineralization.  Based on these graphs, RPA concludes that grade reconciliation between mine and mill will be carried out over a relatively long time period (several months to one year) and will require many samples in order to compare mine and mill results.

TABLE 14-2 CHECK ASSAY STATISTICS: PROGRAM 159
Aurizon Mines Ltd. – Casa Berardi Project

Grade range (g/t)	Correlation Coefficient	Samples	Samples %	Cumulative Samples	Cum %
0-1	-0.04	60	37.7%	60	37.7%
1-4	0.60	53	33.3%	113	71.1%
4-10	0.68	27	17.0%	140	88.1%
10-30	0.50	15	9.4%	155	97.5%
30+	0.99	4	2.5%	159	100.0%
total	0.99	159	100.0%

Grade range (g/t)	Ave. Orig.	Ave. Check	Diff.	Diff.%
0-1	0.30	0.41	0.12	40.2
1-4	2.20	2.16	-0.05	-2.1
4-10	6.06	5.99	-0.07	-1.2
10-30	17.67	16.76	-0.91	-5.2
30+	126.48	127.58	1.11	0.9
total	6.73	6.68	-0.04	-0.6

min.: 0.03
max : 189.70

14-5

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

TABLE 14-3 CHECK ASSAY STATISTICS: PROGRAM 389
Aurizon Mines Ltd. – Casa Berardi Project

Grade range (g/t)	Correlation Coefficient	Samples	Samples %	Cumulative Samples	Cum %
0-1	0.12	152	39.1%	152	39.1%
1-4	0.53	151	38.8%	303	77.9%
4-10	0.39	52	13.4%	355	91.3%
10-30	0.75	32	8.2%	387	99.5%
30+	1.00	2	0.5%	389	100.0%
total	0.98	389	100.0%

Grade range (g/t)	Ave. Orig.	Ave. Check	Diff.	Diff.%
0-1	0.42	0.49	0.07	16.8
1-4	2.07	2.10	0.03	1.6
4-10	6.00	6.02	0.01	0.2
10-30	16.22	14.74	-1.48	-9.1
30+	106.62	89.10	-17.52	-16.4
total	3.65	3.49	-0.16	-4.4

min.: 0.03
max : 174.40

14-6

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

TABLE 14-4 CHECK ASSAY STATISTICS: PROGRAM 706
Aurizon Mines Ltd. – Casa Berardi Project

Grade range (g/t)	Correlation Coefficient	Samples	Samples %	Cumulative Samples	Cum %
0-1	0.20	431	61.0%	431	61.0%
1-4	0.17	186	26.3%	617	87.4%
4-10	0.58	57	8.1%	674	95.5%
10-30	0.76	24	3.4%	698	98.9%
30+	1.00	8	1.1%	706	100.0%
total	0.99

Grade range (g/t)	Ave. Orig.	Ave. Check	Diff.	Diff.%
0-1	0.30	0.39	0.09	29.4
1-4	2.08	2.16	0.08	4.0
4-10	5.96	5.91	-0.05	-0.9
10-30	14.80	14.07	-0.73	-4.9
30+	78.39	76.03	-2.37	-3.0
total	2.60	2.62	0.02	0.80

min.: 0.03
max : 189.70

14-7

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

TABLE 14-5 CHECK ASSAY STATISTICS: PROGRAM 895
Aurizon Mines Ltd. – Casa Berardi Project

Grade range (g/t)	Correlation Coefficient	Samples	Samples %	Cum. Samples	Cum %
0-1	0.93	611	68.3%	611	68.3%
1-4	0.97	179	20.0%	790	88.3%
4-10	0.94	65	7.3%	855	95.5%
10-30	0.97	33	3.7%	888	99.2%
30+	0.99	7	0.8%	895	100.0%
total	1.00	895	100.0%

Grade range (g/t)	Ave. Orig.	Ave. Check	Diff.	Diff.%
0-1	0.25	0.25	0.00	1.4
1-4	1.93	1.92	-0.01	-0.4
4-10	6.13	6.11	-0.02	-0.4
10-30	16.75	17.11	0.36	2.1
30+	91.33	92.98	1.66	1.8
total	2.33	2.36	0.03	1.1

min.: 0.00
max : 175.80

14-8

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

FIGURE 14-1   SGS AND CHIMITEC LABORATORY FLOW CHARTS

METALLIC SIEVE ANALYSIS VERSUS FIRE ASSAY ANALYSIS

Metallic sieve testing was done on 33 samples from 109, 113, 115, and Lower Inter Zones.  It was concluded that the metallic sieve technique compares well to conventional methods (Brisson, 1999).  RPA has reviewed the report and agrees with the conclusion.  At Casa Berardi, the gold is fine (10-15 microns) rather than coarse, causing high-grade intersections to appear to be the result of an anomalous number of fine gold grains rather than an anomalous grain size.  RPA considers the fire assay with gravimetric finish technique currently used at Casa Berardi to be valid and to meet industry standards.

14-9

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

CORE SHACK VISIT

RPA examined the core shack during one of the site visits and found it to be efficient and well organized.  Logistics were good, and all employees appeared to be well trained and very professional.  Samples were individually sawed and wrapped in closed plastic bags, with assay tickets inside.  Samples were placed in order for shipment.  There were no significant delays in core logging.

CROSS-SECTIONS, LONGITUDINAL SECTIONS, PLAN VIEWS, CORE LOGS, AND DATABASE

RPA reviewed cross-sections, longitudinal sections, and plan views of different zones, and found the interpretation of the mineralization to be well done.  RPA has reviewed the database and found it well managed.  Core logs are located in the same place and are in order.  Holes are easy to find.  Spot checks between core logs and the database confirm the integrity of data.

14-10

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

15 ADJACENT PROPERTIES

The Casa Berardi property is limited by five other claims, which collectively account for two kilometres of its 92.5 km outline.  All but one holder of mining rights contiguous with the Aurizon property have not changed the status of staked claims to map designated claims pursuant to the amendments to the Quebec Mining Act.

At the western limit of the property, Virginia Gold Mines Inc. (Virginia) owns the Dieppe property, which follows the Casa Berardi Fault for 15 km.  Virginia also controls a smaller, two square kilometre block enclosed within the Aurizon property, which is located three kilometres west of the deposit in the same geological context.  This block contains mineralization similar to that at the deposit.  The rest of the Dieppe property has been explored and systematically drilled by previous owners.

Other adjacent properties, widely spaced and covering variable areas, border on the south limit of the Aurizon property.  From west to east they are:

•

Beta Minerals property, a 1.8 sq. km block located along the Ontario border,

•

Lunik Explorer property, a 13 sq. km block immediately south of the Casa Berardi deposit,

•

 Cambior’s Gold Vessel property (47 sq. km) in the Casa Berardi deformation corridor extension.

They form a contiguous large area connecting the Casa Berardi property to the Estrades polymetallic past producer which is located 20 km east.  Two other small blocks, consisting of four claims each, are located immediately south of the property.  In this area, the exploration target is a second gold bearing structural trend.  So far, gold mineralization in this area is represented by anomalous halos.

The main active property in the Casa Berardi area is the Gemini property, which is owned by Cancor Mines Inc.  The property is located four kilometres south of the Aurizon property.  Several polymetallic massive sulphide lenses and gold mineralization are found in a felsic geological environment 15 km to the south, following the Dieppe volcanic domain, which also limits the southern side of the Aurizon property.

15-1

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

16 MINERAL PROCESSING AND METALLURGICAL TESTING

METALLURGICAL TESTWORK

INTRODUCTION

Metallurgical testwork undertaken by SGS Lakefield Research Limited (Lakefield) during 2003 and 2004 was reviewed by Met-Chem to develop process design criteria for the FS.  The work was oriented toward the use of the existing mill for processing.  Subsequent to the publication of the FS, Aurizon made changes to the planned mill throughput and relatively minor modifications to the mill flowsheet.  RPA has reviewed the Met-Chem documentation and the Lakefield testwork to confirm or establish design criteria for the current production plan.

SAMPLES

Aurizon identified three primary ore types and selected drill core samples by ore type and grade for testwork.  In addition, bulk samples of the three types were taken for grindability tests.  RPA reviewed the source locations for the bulk samples, and considers them to be representative.

The three ore types are designated “Lower Inter”, “Quartz” (found throughout 113 Zone), and “Sediments” (found in the upper portion of 113 Zone). Testwork was undertaken on both the individual samples and on a blend of the three.  Chemical analyses for the drill core samples are shown in Table 16-1.  Table 16-2 records ICP analyses for the same samples.

16-1

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

TABLE 16-1 CHEMICAL ANALYSES
Aurizon Mines Ltd. – Casa Berardi Project

IndividualSamples
Element	113S-1	113S-2	LWI-1	LWI-2	LWI-3	113Q-1	113Q-2	113Q-3
Au, g/t	3.19	6.08	7.38	6.71	9.60	4.66	8.21	13.9
Ag, g/t	1.1	1.4	2.5	4.4	1.7	1.7	2.4	3.2
S=, %	1.59	1.94	1.04	0.54	1.07	0.40	1.09	0.75
St, %	1.89	2.27	1.41	0.95	1.57	0.58	1.41	1.08
Ct, %	2.19	2.28	2.14	1.68	2.13	0.44	1.06	0.71
Cg, %	0.44	0.13	0.38	0.32	0.53	0.09	0.16	0.37
TOC, %	0.49	0.24	0.58	0.48	0.75	0.14	0.24	0.49
CO3, %	8.7	10.5	8.0	6.2	6.9	1.6	4.1	1.1

Composites
Element	Sediment	Lower	Quartz
Au, g/t	4.48	8.42	7.72
Ag, g/t	1.3	2.9	2.4
S=, %	1.77	0.88	0.75
St, %	2.08	1.31	1.02
Ct, %	2.24	1.98	0.74
Cg, %	0.29	0.41	0.21
TOC, %	0.37	0.60	0.29
CO3, %	9.57	7.04	2.28

16-2

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

TABLE 16-2 ICP ANALYSES - SAMPLES
Aurizon Mines Ltd. – Casa Berardi Project

Element	Individual Samples, g/t
	113S-1	113S-2	LWI-1	LWI-2	LWI-3	113Q-1	113Q-2	113Q-3
Al	66000	65000	29000	34000	32000	13000	36000	16000
As	2900	3400	2100	1900	2500	2600	2200	1000
Ba	360	380	170	170	180	74	180	97
Be	1.8	1.9	0.84	0.84	0.90	0.40	0.90	0.42
Bi	<20	<20	<20	<20	<20	<20	<20	<20
Ca	33000	38000	36000	23000	26000	5900	16000	4300
Cd	<6	<6	<6	<6	<6	<6	<6	<6
Co	18	18	12	13	15	6	11	8
Cr	57	76	58	65	64	70	64	59
Cu	75	49	32	38	36	12	26	27
Fe	51000	61000	31000	31000	34000	13000	30000	18000
K	25000	25000	9400	9700	9800	4700	11000	5300
Li	<5	<5	<5	<5	<5	<5	<5	<5
Mg	13000	16000	10000	8800	12000	3200	6200	2300
Mn	1000	1200	710	620	580	190	470	180
Mo	<5	<5	<5	<5	<5	<5	<5	<5
Na	6100	4800	4300	6400	4500	1600	5500	1100
Ni	40	39	26	26	32	<20	26	23
P	900	1100	390	430	380	150	310	150
Pb	30	27	85	69	85	170	58	270
Sb	<10	<10	<10	<10	<10	<10	<10	<10
Se	<30	<30	<30	<30	<30	<30	<30	<30
Sn	<20	<20	<20	<20	<20	<20	<20	<20
Sr	180	260	280	150	160	43	100	38
Ti	4100	3300	1700	1800	1800	560	1600	680
Tl	<30	<30	<30	<30	<30	<30	<30	<30
V	51	51	26	31	32	13	31	14
Y	8.6	9.7	4.5	4.1	4.5	1.7	4.3	2.2
Zn	170	120	150	180	150	130	110	260

16-3

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

TABLE 16-3 ICP ANALYSES - COMPOSITES
Aurizon Mines Ltd. – Casa Berardi Project

Element	Composites, g/t
	Sediment	Lower	Quartz
Al	65500	31667	21667
As	3150	2167	1933
Ba	370	173	117
Be	1.9	0.86	0.57
Bi	<20	<20	<20
Ca	35500	28333	8733
Cd	<6	<6	<6
Co	18	13	8
Cr	67	62	64
Cu	62	35	22
Fe	56000	3000	20333
K	25000	9633	7000
Li	<5	<5	<5
Mg	14500	10267	3900
Mn	1100	637	280
Mo	<5	<5	<5
Na	5450	5067	2733
Ni	40	28	<23
P	1000	400	203
Pb	29	80	166
Sb	<10	<10	<10
Se	<30	<30	<30
Sn	<20	<20	<20
Sr	220	197	60
Ti	3700	1767	947
Tl	<30	<30	<30
V	51	30	19
Y	9.2	4.4	2.7
Zn	145	160	167

16-4

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

All of the three ore types are dominated by quartz with moderate dolomite content.  Mica is a major component of the Sediments sample.  Based on heavy liquid separation tests, approximately one-third of the gold is associated with silicates and other light minerals.

In addition to the drill core samples used for the metallurgical testwork, bulk samples of the three ore types were taken for grindability testwork.  These samples are designated 113S-Vrac, LWI-Vrac, and 113Q-Vrac.

GRINDING

Bond rod mill and ball mill indices were determined for various drill core samples, and SAG amenability tests were conducted on bulk (JK drop weight tests) and drill core (SMC tests) samples.  Some previous (1999) Bond and McPherson SAG grindability tests are reported but not included in this analysis because of apparent concerns about the samples used.  The McPherson test, in particular, was conducted on material high in sediments and not representative of the present mining plan.

In Table 16-4, Bond index measurements are expressed as kWh/metric ton.

16-5

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

TABLE 16-4 BOND INDEX MEASUREMENTS
Aurizon Mines Ltd. – Casa Berardi Project

Sample	RM index	BM index
113Q-1		14.9
113Q-2		17.2
113Q-3		16.9
113Q average		16.4
113Q-Vrac	13.6	14.3
LWI-1		14.5
LWI-2		14.5
LWI-3		15.0
LWI average		14.7
LWI-Vrac	11.8	13.8
113S-1		13.7
113S-2		13.6
113S average		13.7
113S-Vrac	14.3	14.2

The JK tests indicate that the Sediments and Lower Inter samples are “moderately” resistant to impact breakage and the quartz is medium (less) resistant to breakage.  The parameters measured in the tests are used in simulation exercises to yield a preliminary estimate of SAG mill power draw and product characteristics.  A review of the simulation results for various operating tonnages and grinds shows that the projected power draw for the grinding circuit is, on average, 13% greater than that predicted by calculations based on the Bond ball mill work index.  This projected inefficiency is higher than would be expected, but can still be accommodated by the existing grinding circuit at the current planned production rate of 2,200 average tonnes per day.  The limitation in the circuit is the ball mill capacity, and at the above tonnage and a finished product of 77 microns (P80), a nominal ball mill feed size (F80) of between 550 and 750 microns will be required.  Thus the SAG mill will have to provide a finer size than normal, and the screens on the SAG circuit will have to split at this finer size.  The existing screen is

16-6

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

unlikely to provide sufficient area to reach design throughput – a larger screen will be installed.

Bond abrasion index values were determined for selected samples as shown in Table 16-5.

TABLE 16-5 BOND ABRASION INDICES
Aurizon Mines Ltd. – Casa Berardi Project

Sample	Abrasion index
113S-Comp	0.209
113S-Vrac	0.208
LWI-Comp	0.468
LWI-Vrac	0.751
113Q-Comp	0.728
113Q-Vrac	0.764

GRAVITY RECOVERY

Considerable testwork was conducted to establish the “maximum” recovery of gold by gravity means (GRG) for the three ore types.  The GRG content was determined to be 79% for Quartz, 80% for Lower Inter, and 44% for Sediments.  Simulations based on the results of these tests using the planned grinding area flowsheet and ore makeup yielded gravity recovery of gold ranging from 50% to 55%.

Gravity recovery tests were undertaken as part of the cyanidation testwork program on the three ore types, and the results are summarized in Figure 16-1.

16-7

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

FIGURE 16-1   GRAVITY GOLD RECOVERY

Quartz and Lower Inter material behave similarly, and a gravity gold recovery of approximately 40% at a weight recovery of 0.04% is expected.  Sediments respond poorly to gravity concentration, and a recovery of only 10% is expected.  At a weight recovery of 0.04%, the planned intensive cyanidation equipment will have adequate material processing capacity.

INTENSIVE CYANIDATION

Intensive cyanidation tests were conducted on the products from gravity concentration for the three ores.  Cyanide dosage ranged from 207 kg/t to 226 kg/t, and gold extractions ranged from 93% for Sediments to over 98% for Lower Inter and Quartz.  Based on ore tonnage, cyanide consumption is projected at 0.016 kg/t and cyanide addition at 0.088 kg/t.

THICKENING

Settling tests were conducted on all ore types to ensure that the 34 m diameter Casa Berardi thickener was adequate for increased tonnages.  At the design average tonnage of 2200 t/d, the maximum unit area available is 0.38 m2 d/t.  At a dosage of approximately 15 g/t of Magnafloc 10, the unit areas calculated by Lakefield from the testwork for a 50% solids underflow excluding scale-up factors ranged from 0.042 sq. m to 0.133 sq. m d/t.  Thus the thickener is very generously sized for the planned production level.

16-8

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

Additional testwork was conducted on CIL tailings.  Although no formal analysis of these tests has been done, the testwork indicates similar excellent settling behaviour for this material.  Detailed analysis of the data would be required, should thickening of tailings be contemplated in future.

CYANIDATION (CIL)

Direct cyanidation and parallel CIL tests show that all ore types contain active carbon.  The potential losses of gold due to preg-robbing ranged from 3.4% for Quartz to 10.5% for Sediments.  Thus, the current Casa Berardi flowsheet, which incorporates CIL processing, is appropriate for all of the ore types of the deposit.  Most CIL tests were conducted at a carbon concentration of 15 g/L, similar to normal commercial levels.

As noted by Met-Chem, the effect of grind on gold extraction is small, and their selected design grind of 77 microns (K80) is appropriate.  Coarser grinds were not tested, and there is some scope for a future coarser grind.  Figure 16-2 illustrates the effect of grind.

FIGURE 16-2   EFFECT OF GRIND ON EXTRACTION

Met-Chem also noted that the effect of long retention time on extraction was small, and concluded that the existing Casa Berardi leach circuit was adequate.

16-9

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

A kinetic CIL test was conducted on a blend of the three ore types (Quartz:Lower Inter:Sediments = 55:30:15) as part of the CIL modeling procedure.  The results were used to establish a rate curve as shown in Figure 16-3.  The selected rate equation is as follows:

d(Au)/dt = k(Au)n

where: k is a rate constant,

n is the reaction order.

FIGURE 16-3   KINETIC CIL TEST

A third order reaction implies a significant dependence of extraction on head grade and relatively minor increase in extraction with long retention times.  The model was applied to individual test results for Quartz and Lower Inter samples as shown in Figure 16-4.

16-10

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

FIGURE 16-4   COMPARISON OF MODEL VS ACTUAL EXTRACTIONS

The comparison is considered acceptable and suitable for design.  The selected parameters for the rate equation are:

Quartz

n=3; k= -0.07

Lower Inter

n=3; k= -0.15

A similar exercise for the Sediments sample yielded unacceptable results, and the projected Sediments extraction is based on averaging applicable test results and ignoring grind and retention time differences which are of minor impact.

The projected CIL extractions for the three ore types based on the above analysis and the existing Casa Berardi circuit are shown in Table 16-6.  In this table, extraction of gravity recovered gold is assumed at 98% for Quartz and Lower Inter ores and 93% for Sediments.  Head grades are taken from the current planned production grades.

16-11

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

TABLE 16-6 GOLD EXTRACTION SUMMARY
Aurizon Mines Ltd. – Casa Berardi Project

Ore Type	Head Grade g/t	Gravity Recovery %	Overall Extraction %
Quartz above 690	8.3	40	93.5
Quartz below 690	12.9	40	95.5
Lower Inter	6.0	40	93.5
Sediments	4.5	10	74.5

Average cyanide and lime consumption for the various ore types is shown in Table 16-7.

TABLE 16-7 CYANIDE AND LIME CONSUMPTION IN CIL
Aurizon Mines Ltd. – Casa Berardi Project

Sample	NaCN kg/t	CaO kg/t
Quartz	0.33	0.93
Lower Inter	0.30	0.96
Sediments	0.43	1.03
Selected for design	0.32	0.94

CIL modeling work as applied to the Met-Chem feasibility study conditions for the Casa Berardi CIL circuit yielded the following profiles.

16-12

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

TABLE 16-8 CIL GOLD PROFILE
Aurizon Mines Ltd. – Casa Berardi Project

CIL Stage	Solution, mg Au/L	Carbon, g Au/t
1	0.818	3643
2	0.392	2055
3	0.150	969
4	0.058	507
5	0.025	315
6	0.012	227
7	0.007	181

The existing Casa Berardi CIL and elution circuit is satisfactory for planned production levels.

CYANIDE DESTRUCTION

Cyanide destruction testwork using the INCO SO2 process was conducted on slurries of each ore type and is summarized in Table 16-9.

16-13

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

TABLE 16-9 SUMMARY OF CYANIDE DESTRUCTION TESTWORK
Aurizon Mines Ltd. – Casa Berardi Project

Test	Type	Time min	Solution Composition, mg/L							Reagent Addition, g/g CNWAD
			pH	CNt	CNWAD	SCN	Cu	Fe	CNO	SO2	CaO	Cu
Bulk CN-1 (L Comp)			10.3	245	244	18	4.76	0.94	12
CND 1.1	Batch	150	8.3	NA	0.4	NA	NA	NA	NA	8.12	4.42	0.16
CND 1.2	Cont.	58	8.3	0.38	0.1	NA	0.14	0.22	NA	4.16	2.71	0.14
CND 1.3	Cont.	55	8.3	0.11	0.1	NA	0.12	0.12	NA	3.25	2.11	0.13
CND 1.4	Cont.	59	8.5	0.14	<0.1	NA	0.12	0.18	NA	3.36	2.12	0.10

Bulk CN-2 (S Comp)			10.3	235	229	20	4.03	1.63	14
CND 2.1	Batch	120	8.3	NA	<0.1	NA	NA	NA	NA	6.90	3.81	0.16
CND 2.2	Cont.	56	8.4	0.56	<0.1	NA	0.13	0.30	NA	4.11	2.82	0.14
CND 2.3	Cont.	59	8.5	0.44	<0.1	NA	0.14	0.22	NA	3.64	2.32	0.15
CND 2.4	Cont.	56	8.5	2.3	<0.1	NA	0.09	1.01	NA	3.57	1.90	0.11

Bulk CN-3 (Q Comp)			10.3	253	249	22	4.33	6.69	16
CND 3.1	Batch	120	8.5	NA	<0.1	NA	NA	NA	NA	6.45	4.87	0.18
CND 3.2	Cont.	60	8.3	0.74	<0.1	NA	0.18	0.41	NA	4.16	2.91	0.14
CND 3.3	Cont.	56	8.4	1	<0.1	NA	0.14	0.51	NA	3.27	2.03	0.14
CND 3.4	Cont.	57	8.5	2.6	<0.1	NA	0.15	1.16	NA	3.32	1.92	0.10

Treated effluents of less than 1 mg/L of CNWAD were readily obtained. SO2 requirement was approximately 3.3 g/g CNWAD for Quartz and Lower Inter, and 3.6 g/g for Sediments.  Copper and lime consumption was approximately 0.14 and 2.0 – 2.3 g/g CNWAD, respectively.

16-14

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

ORE PROCESSING

The Casa Berardi ore processing plant commenced production in September 1988.  Production was suspended in September 1997.  During the production period, the plant processed 3.5 million tonnes of ore with an average grade of 7.1 g/t Au and an average mill gold recovery of 87%.  A total of 688,400 ozs Au were recovered.  Since closure, the facility has been on care and maintenance.  The facility has been heated during the winter months.

The site was visited and toured on July 12th, 2005.  The mill equipment and building generally are in good condition.  The equipment and structures appear to have been properly decommissioned.

Based on the current mining plan, the mill facilities will process 2,200 tonnes per day with an equipment availability of 95% to provide a SAG Mill feed rate of 98.6 tonnes per hour.

This section of the report reviews the metallurgical testwork, the work required to restart production, and the circuit changes required.

PROCESS DESCRIPTION

A simplified flowsheet (Figure 16-5), prepared by Met-Chem, was developed to support the process description summarized below. Detailed process flow sheets and mill general arrangement drawings showing the proposed modifications to the mill are provided in the FS.

Ore will be hauled by truck from the West Mine headframe complex to the crusher dump pocket equipped with a static grizzly and a rock breaker to break any over-size material.  A reciprocating feeder under the dump pocket meters the ore into a jaw crusher.  The ore will be crushed to approximately 5.5" (140 mm) at a rate of 226 t.p.h.  A conveyor feeds the crushed ore into a 3,000 tonne capacity ore bin.  The bin provides approximately 32 hours surge capacity for the mill.  Ore will be removed from the bin by

16-15

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

four feeders and discharged onto the SAG mill feed conveyor. This conveyor is equipped with a weigh scale to monitor and control the ore supply to the SAG mill.

The ore will be fed at an average rate of 98.6 t.p.h. into a 5.5 m diameter by 2.7 m long SAG mill driven by a 1500 HP motor.  The SAG mill will operate in closed circuit with a sizing screen.  The screen oversize material will be returned to the SAG mill for further reduction, and the screen undersize will be sent to the primary cyclone pump box feeding a 33-inch diameter primary cyclone.  The primary cyclone overflow discharges into the secondary cyclone pump box feeding six 15-inch secondary cyclones.  Both primary and secondary cyclone underflows will be returned for further grinding to the 4 m diameter by 5.3 m long ball mill driven by a 1,750 hp motor.

A fraction of the primary cyclone underflow will be diverted and equally split to two parallel gravity circuits.  Each circuit is comprised of a vibrating screen and a Knelson gravity concentrator.  The screen oversize from each circuit reports back to the ball mill, and the screen undersize will feed a Knelson concentrator.  The two concentrator tail streams report to the secondary cyclone feed pump box, and the gravity concentrates will be leached in an intensive cyanidation reactor (ILR).  The pregnant solution from the ILR unit will report to the electrowinning circuit for gold recovery, and the tail will report to the #1 CIL tank.

The secondary cyclone overflow will pass over a trash screen to remove any debris before proceeding to the CIL circuit.  The screen undersize will be pumped to a 34 m diameter conventional thickener.  Overflow from the thickener will proceed to a grinding circuit process water storage tank.  Thickener underflow, at 45% solids density, will be pumped to the first CIL tank.

16-16

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

FIGURE 16-5   SIMPLIFIED PROCESS FLOWSHEET

Incoming Ore
Truck
Grizzly Screen
Jaw Crusher
Coarse Ore Bin
CRUSHING
Water
SAG Mill
SAG Mill Screens
Primary Cyclones
Secondary Cyclones
Gravity Circuit Screen
Knelson Concentrators
Ball Mill
Trash Screen
Particle Size Analyser
Flocculant
Thickener
Water
Sampler
GRINDING
Loaded Carbon Wash Screen
Cyanide
Lime
Intensive Cyanidation
Cyanide
Lime
Air
Air
Air
Air
Air
Air
Air
CARBON IN LEACH CIRCUIT
Safety Screen
Sampler
SO_2
To Tailings Pond
Effluent Treatment Tank
Fresh Carbon
Sizing Screen
Recycle
Carbon Regeneration Kiln
Dewatering Screen
Recycle
Caustic and Cyanide
Pressure Stripping Vessel
Acid
Caustic
Acid Wash Vessel
Loaded Carbon Surge Bin
Gold Solution
Fluxes
Gold Concentrate
Barren Solution for Recycling
Barren Solution
To Refining
Doré Gold
Induction Furnace
Electrowinning Cells
Pregnant Solution
GOLD RECOVERY

Figure 16-5

Aurizon Mines Ltd

Casa Berardi Property

Northwestern Quebec

Simplified Process Flowsheet

Source: Met-Chem, 2005.

September 2005

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

16-17

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

The #1 CIL tank will overflow into the #2 CIL tank and subsequently through the #3, 4, 5, 6, and 7 CIL tanks. Overflow from the #7 CIL tank will feed a carbon safety screen to collect any fugitive carbon.  Oversize from the safety screen will be collected in a collection bin and recycled back to the CIL circuit.  The safety screen underflow will discharge into the effluent treatment tank for cyanide destruction or by-pass to the tailings pump box.  The tailings pump box will pump the material to the tailings pond.

Samplers will cut representative CIL feed and tailings samples.  Process air will be added to each CIL tank.  Cyanide solution and lime for pH control will be added to the first CIL tank as required.

Regenerated and fresh carbon will be supplied by batch to the #7 CIL tank and advanced from tank to tank counter current to the slurry flow.  Loaded carbon from the #1 CIL tank will be pumped to a loaded carbon wash screen to remove any residual cyanide solution.  Oversize carbon from the loaded carbon wash screen will flow by gravity to a loaded carbon surge bin.  The loaded carbon screen undersize will return to the # 1 CIL tank.

Loaded carbon from the surge bin will be transferred to the acid wash vessel and treated with a hydrochloric acid solution.  After acid treatment, the loaded carbon will be neutralized with a caustic solution and transferred to the stripping vessel.  Hot barren solution will be pumped through the stripping vessel to remove the gold from the carbon.  The solution exiting the top of the stripping vessel is defined as a pregnant solution containing gold in solution.  To maintain the required volume and strength of the barren solution, entering the stripping vessel, caustic and cyanide will be added to it as required.

After stripping, the carbon will be transferred to a regeneration circuit where organic contaminants are removed from the carbon by heat in a carbon regeneration kiln.  Carbon will discharge from the kiln into a quench tank.  Quenched carbon will be educted to the sizing screen.  Fresh carbon from an attrition tank will also be fed to the sizing screen.

16-18

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

Regenerated carbon will be pumped to the #7 CIL tank to maintain the required carbon loading in the CIL circuit.

Pregnant solution from the CIL circuit, along with pregnant solution from the ILR unit, is fed to two electrowinning cells for gold removal.  The solution exiting the electrowinning cells is returned to the process.  The gold extracted from the solution is deposited on cathode plates.  The gold is removed from the plates, dried and smelted in an induction furnace.  The refined gold will be poured into gold bullion moulds to form “dore” bars.  These bars are shipped to a refiner for further upgrading.

PROCESS DEVELOPMENT

In developing the modified flowsheet for the reopening plan, one of the main criteria was to use the existing equipment and ancillaries to the maximum possible extent.  The proposed process flow sheet is generally the same as the previous flow sheet but with the replacement and addition of some equipment to ensure a production rate of 2,200 t.p.d.  The circuit will be modified to achieve an appropriate grind for optimum gold liberation and to put an emphasis on gravity concentration to meet metallurgical recovery goals.

Process changes to the physical plant have to take into account the constraints of the existing plant layout.  The facility will process 22% more material than during the previous production period.  The metallurgical goals can be met by optimising grind size, better SAG mill product classification, equipment additions to the gravity recovery circuit, more efficient ‘in-tank’ carbon screens in the CIL circuit, and minor improvements throughout the processing facility.  The capacity of the pumps and piping has been evaluated for the revised operating conditions.  The size and number of the CIL tanks will remain unchanged.

16-19

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

ADDITIONS AND MODIFICATIONS TO THE CIRCUIT

GRINDING CIRCUIT (GENERAL)

New pumps will be installed in the grinding circuit suitable for the higher throughput rate.  An additional pumpbox and set of pumps are required to feed the SAG Mill classifying screen.

SAG MILL

The SAG Mill liners are badly worn and need to be replaced.  Replacement costs have been included in Q1 2007 operating costs.

SAG MILL PRODUCT CLASSIFICATION

The existing spiral classifier is an inefficient classifier, is in poor condition, and carries high maintenance costs.  This unit will be replaced with a vibrating screen to provide better classification of the SAG Mill product.  To achieve the necessary grinding circuit throughput at the optimum final grind size of 77 microns (P80), a ball mill feed size (F80) of between 550 and 750 microns will be required.  To achieve this size feed size, a screen deck of 3.2 mm openings is required.  To achieve optimum screening efficiency and to produce the necessary product to the ball mill, a 6 ft by 9 ft screen is proposed.

PRIMARY AND SECONDARY CYCLONES

The primary and secondary cyclones will be changed during the production rate ramp-up period to meet new throughput rates and classification requirements.  The existing cyclones are very inefficient when compared to the new designs.  Cyclone classification has a very important impact on the efficiency of the grinding circuit, especially when an increase of more than 22% of the feed rate is required.  In addition, it will be difficult to obtain spare parts for the existing cyclones as the latter are no longer manufactured.

GRAVITY CIRCUIT

A fraction of the primary cyclone underflow will report to the gravity circuit to recover coarse free gold.  The present gravity circuit consists of one batch Knelson concentrator.  To improve the recovery from this circuit, a second concentrator unit with

16-20

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

sizing screens on each of the two parallel circuits.  The existing Knelson concentrator will be rebuilt and converted into a Model CDX-30, and a new Knelson XD-30 will be purchased.  This will provide a commonality of spare parts between the two units.

To improve the overall recovery, an intensive cyanidation circuit will be added to leach the gravity concentrates recovered from the gravity circuit.  At present Gemini tables are used to treat the gravity concentrates.  A Gekko Model ILR1000 unit, a continuous in-line intensive cyanidation reactor, has been selected for this purpose.  The pregnant solution produced by the ILR unit will be pumped to the electro-winning cell.

The ILR unit will be installed under the Knelson concentrators adjacent to the grinding area.  The Knelson units and the ILR unit can be secured in a fenced area with suitable security devices to protect the high grade concentrates and pregnant solutions.

In order to install the new screens, the additional Knelson unit, and the ILR reactor unit, the existing layout in the gravity area and the existing structure must be revised.  Additional funds are included to accomplish this.

LEACH CIRCUIT CARBON SCREENS

The present ‘in-tank’ carbon screens require constant operator attention, are of obsolete design, and are in very poor condition.  New vertical rotary self-cleaning wedge wire screens will be installed in each tank along with a new bypass system to simplify screen, tank and agitator maintenance and to reduce carbon losses through the screens.  Due to the existing layout restrictions, the bypass pipelines will be installed to pass through the interior of the tanks.

ELUTION HEATER REPAIRS

The existing elution heater is in very poor condition and was a constant problem during the last period of operation.  Additional funds, over and above those included in the rehabilitation section, have been included to either repair or replace the equipment.

16-21

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

FINAL TAILINGS PUMPING SYSTEM

The increased throughput and distance to the new tailings pond cell necessitates the replacement of the complete final tailings pump system including pumps and a pumpbox.

REAGENTS

The method of supply for sodium cyanide has changed since the operation of the original process plant.  Sodium cyanide is normally now supplied in a liquid form and, therefore, the existing mixing and dosing system will be replaced.  Cyplus, the manufacturer and supplier of cyanide, will absorb the cost of the cyanide tank.  Costs for the civil infrastructure for cyanide unloading and containment are included in the Project capital cost.

REHABILITATION OF EXISTING FACILITIES

The process plant facilities have not been operated since 1997.  Even though the buildings were heated in winter during the shutdown, some deterioration has occurred.  As a general comment, the major equipment and facilities have been maintained in good order since the plant shutdown in 1997.  The SAG and the ball mills were jacked off their main bearings, the pumps were kept opened, and the tension on V -belts was relieved.  The facilities were kept clean, and this facilitated the audit for the evaluation of the physical condition of the process plant equipment.

The rehabilitation evaluation was divided into three disciplines: mechanical, piping, and electrical. The estimate for the rehabilitation is based on a site inspection of the existing mechanical, electrical, and piping installation performed by Service d'Entretien Miniers Industriels R-N 2000 Inc.  This organization has considerable experience in starting concentrators after extensive shutdowns.  A detailed breakdown of the rehabilitation costs is presented in the FS.

During refurbishing of a facility that has been mothballed for eight years, some equipment that was thought to need only minor work will require a major overhaul.  It is

16-22

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

anticipated that the refurbishing contingency amount will cover these “over-budget” items.

RPA has reviewed the inspection reports and detailed costing, and, based on the observations from the site visit and experience from similar rehabilitation projects, deems them to be appropriate.

16-23

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

17 MINERAL RESOURCE AND MINERAL RESERVE ESTIMATES

MINERAL RESOURCES

SUMMARY

Mineral Resource estimates for the Project are summarized in Table 17-1.  Total Indicated Resources, which include the portion of undiluted resources that have been converted into Mineral Reserves, are 6,834,000 tonnes at 7.56 g/t Au.  Of this total, an amount of 4,113,000 tonnes at 9.19 g/t Au has been converted into Mineral Reserves.  Inferred Resources total 5,649,000 tonnes at 6.52 g/t Au.

Mineral Resources are classified based on density of drill hole data, and continuity of the auriferous zones.  The classification complies with the "Canadian Institute of Mining, Metallurgy and Petroleum Standards on Mineral Resources and Mineral Reserves Definition Guidelines".  Resources that are classified as indicated are based on:

•

Drill hole spacing, which ranges between 15 to 25 m.

•

Ranges of variograms, which are between 10 to 50 m.

Indicated Resources not converted into reserves total 2,721,000 tonnes at 5.11 g/t Au, by simple subtraction.  In the case of the low-grade SW Zone, resources were converted to reserves only as required; more tonnage at or near the cut-off grade is readily available.  Drilling is ongoing in 111 Zone, and future updates may change the proportion of resources converted to reserves for this zone.

17-1

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

TABLE 17-1 MINERAL RESOURCES
Aurizon Mines Ltd. – Casa Berardi Project

Location	Indicated Resources		Inferred Resources
	Tonnes	g/t Au	Tonnes	g/t Au
West Mine
113	2,874,000	9.94
Lower Inter	1,185,000	7.27
111	307,000	5.61
North West	174,000	7.03
South West	688,000	4.70
Inter	124,000	4.43
104			115,000	6.62
109			125,000	9.11
117-123			1,704,000	6.10
Principal (surf. pillar)	339,000	5.51	1,647,000	6.43
Principal (below pillar)	316,000	7.01	1,316,000	6.50
Total West	6,007,000	7.00	4,907,000	6.41

East Mine
Crown Pillar	827,000	4.47	81,000	7.48
North			193,000	10.10
Cherty			225,000	6.80
160			243,000	5.40
Total East	827,000	4.47	742.000	7.27

Grand TOTAL	6,834,000	7.56	5,649,000	6.52

Notes:

1.

CIM definitions were followed for Mineral Resources.

2.

Mineral Resources are estimated at cutoff grades of 4 g/t Au for 113, Lower Inter, 111, NW, and SW zones, 1.3 g/t Au for the East Mine Crown Pillar (open pit), 4.31 g/t Au for the rest of the East Mine, and 3 g/t Au for all other zones.

3.

Mineral Resources are estimated using an average long-term gold price of US$400 per ounce, and a US$/C$ exchange rate of 1:1.25.

4.

Minimum mining widths of two to three metres were used.

5.

Indicated Mineral Resources are inclusive of Mineral Reserves.

17-2

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

HISTORY OF RESOURCE ESTIMATES

The resource estimates of the different mineralized zones at Casa Berardi have been undertaken by several parties, namely TVX, Aurizon, Met-Chem, SRK Consulting (SRK), Geostat Systems International Inc. (Geostat), and RPA.  Carried out at different times and based on different parameters, methodologies, and cut-off grades, all of the estimates incorporated into the current Mineral Resource estimate use the drill hole database supplied by Aurizon and the geological interpretation carried out by Aurizon's geologists.  The database and the geological information incorporate the results obtained by Inco Gold, TVX, and Aurizon.  Table 17-2 presents the history of resource estimates at Casa Berardi.

TABLE 17-2 HISTORICAL RESOURCE ESTIMATES
Aurizon Mines Ltd. – Casa Berardi Project

Resource Estimate	Zones	Source
TVX 1996	East Mine below 650m L	Aurizon FS 2000
TVX 1996	East Mine: Zone 160E, Cherty Zone	Met-Chem FS 2005
Aurizon FS 2000	West Mine: 113, 111, NW, SW, Lower Inter, Inter, 104, 109 Principal Zone: 22-6, 24-1, 24-2, 25-3, 25-4, 25-8, 26-5, 26-6, 27-1
Aurizon 2004 (re-classification)	West Mine: NW, SW, 111, Inter Principal Zone: 22-6, 24-1, 24-2, 25-3, 25-4, 25-8, 26-5, 26-6, 27-1 East Mine: North and South Crown Pillars	Met-Chem FS 2005
Met-Chem FS 2005	113 Zone – Upper Part Zone Lower Inter	RPA UFS 2005
Aurizon 2004	113 Zone – Lower Part	Met-Chem FS 2005
Met-Chem 2005	113 Zone – Lower Part	RPA UFS2005
Aurizon 2005	113, 111, NW, SW, Crown Pillar	RPA UFS 2005
SRK 2003	Zones 117 to 123, Sulph-D	Met-Chem FS 2005 RPA UFS 2005
Geostat 2005	North and South Crown Pillars	RPA UFS 2005
RPA 2005	Lower Inter	RPA UFS 2005

RPA has reviewed reports by Aurizon, Met-Chem, SRK, and Geostat relating to resource estimates.  RPA estimated resources for the Lower Inter Zone at the West mine, and audited resource estimates for the other zones.

17-3

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

In 2004, Aurizon reclassified resources from the 2000 Feasibility Study to be compliant with the "Canadian Institute of Mining, Metallurgy and Petroleum Standards on Mineral Resources and Mineral Reserves Definition Guidelines".  Resources had been calculated by conventional polygonal method and classified as Measured, Indicated 1, Indicated 2, and Inferred on the basis of drill hole density.  The Indicated 1 resources were reclassified as Indicated, while the Indicated 2 resources were amalgamated into the Inferred category.  2002 Measured Resources, consisting of the Principal Zone below the surface pillar (27,000 tonnes) and the Inter Zone (58,000 tonnes), were reclassified as Indicated since they were estimated at a cut-off grade of 3 g/t Au.  Aurizon intends to re-evaluate these resources using current parameters in the near future.  RPA concurs with Aurizon's intention to re-evaluate these zones.

For the purpose of the UFS, all of the above-mentioned estimates were integrated into Indicated and Inferred Resources that are summarized in Table 7-1.  In RPA's opinion, the estimations are valid and representative of the geological context.

The parameters considered in the various resource estimates are presented below.

DATABASE

The current resource estimate is based on data provided by Aurizon, which includes data obtained during the various drilling programs since the initial discovery in 1981.  The database includes survey, assay, and lithological data, and was created by merging files from various sources (Aurizon, Inco Gold, and TVX).  RPA has conducted some spot checks and concludes that the database is well maintained.  The database structure is presented in Table 17-3:

17-4

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

TABLE 17-3 DATABASE STRUCTURE
Aurizon Mines Ltd. – Casa Berardi Project

Table	Main Fields
Collars	Hole Name, Easting, Northing, Elevation, Azimuth, Dip, Length, Hole Type, Date Started, Date Finished, Logged By, Target
Deviations	Hole Name, Depth, Azimuth, Dip, Test Type
Lithologies	Hole Name, From, Main-Sub Unit Level, To, Rock Type, Description
RQD	Hole Name, From, To, Length, Length>100mm, RQD calculation
Assays	Hole Name, From, To, Sample Number, Length, Assay1, Assay2, Assay3, Assay4, Assay5, Assay6, Assay7, Assay8

The main fields in the Assays table are described below.  The fields are presented in logical order:

•	Assay4: original assay (Pulp #1 from Reject #1). Assay at Lab1.
•	Assay5: if Assay4 > 1 g/t, then re-assay of Pulp #1. Assay at Lab1.
•	Assay6: if Assay4 > 1 g/t, then assay of Pulp #2 from Reject #1. Assay at Lab1.
•	Assay2 = Assay4 or an average between Assay5 and Assay6. Everything comes from Lab1.
•	Assay3: if Assay4 > 1 g/t, then assay of Pulp#3 by using Reject #1 or Reject #2 (= Reject #1 less Pulp#2). Rejects were sent to Lab 2. Pulp # 3 was assayed at Lab 2.
•	Assay1: an average between Assay2 and Assay3 (an average between Lab1 and Lab2). Aurizon is using this field for resource calculations and has provided this information to the other parties involved.
•	Assay7: re-assay of Assay 3 at Lab2.
•	Assay8: density measurements.

DENSITY DETERMINATION

HISTORICAL DATA

Historically, TVX used a density of 2.77 t/m3 for ore reserve calculations.  The same density factor was also utilized in the mill operation.

17-5

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

In 1999-2000, to test the validity of the density data, Aurizon performed some new tests.  In the first series of tests, two bulk samples were collected from the mineralized zones underground.  The samples included 60% material from Lower Inter Zone, 20% from SW Zone, and 20% from NW Zone, and were sent to LTM Laboratory and SGS Lakefield.  The densities determined by the laboratories were 2.94 t/m3 and 2.84 t/m3, respectively.  These results were different from what had historically been used at the mine.

Aurizon retained Technilab to undertake density determination tests on 33 diamond drill core samples available from exploration and definition drilling.  The density values obtained varied from 2.64 t/m3 to 2.89 t/m3, with an arithmetic mean of 2.77 t/m3.  CANMET performed density determination on one bulk sample taken from underground workings for the paste backfill study.  This sample returned a bulk density factor of 2.74 t/m3.

In 2000, Aurizon also performed density determinations on drill core samples from the Principal Zone.  In total, 24 drill core samples from nine holes in Zones 24-1, 24-2, 25-4, 25-8, and 27-1 were taken for the density test.  The average density for the various zones ranged from 2.83 t/m3 (Zones 24-1 and 24-2) to 3.01 t/m3 (Zone 25-8, in the iron formation).

In 2004, during the testwork program supervised by Met-Chem, specific gravity tests were performed on the samples processed at SGS Lakefield.  On average, the results obtained were 2.74 t/m3 for the bulk sample and 2.80 t/m3 for the core sample composite.

Based on the above tests, the arithmetic mean of density values from all the laboratory testwork is 2.78 t/m3.  This value is close to the historical density used by TVX during the mine operation.  RPA recommends continued use of a density of 2.77 t/m3 in Mineral Resource and Mineral Reserve estimates for all zones, except 113 Zone Upper Part, Zones 117 to 123, the Principal Zone, and the Sulph-D Zone, for reasons described in the following subsections.

17-6

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

METHODOLOGY OF DENSITY DETERMINATIONS ON DRILL CORE

Density determinations on drill core have been carried out on pieces of whole core prior to crushing for assaying.  Methodology used was weight dry/weight wet.  As rocks at Casa Berardi are non-porous, no wax coating was applied to core samples for density determinations.

SPECIFIC GRAVITY DATA COLLECTED IN 2002-2003

During the 2002-2003 drilling program, Aurizon began routine acquisition of specific gravity data for the samples taken for assaying, as well as samples collected at an interval of 25 m from representative lithological units.

These samples were taken within Zones 117-123 and the Sulph-D Zone.  The density determination results are shown in Table 17-4:

TABLE 17-4 DENSITY DETERMINATION - ZONES 117-123 & SULPH-D
Aurizon Mines Ltd. – Casa Berardi Project

Rock Type	Density Measurement	Number of Tests
Volcanic	2.92	148
Quartz Veins and stockwork	2.70	54
Sedimentary Rocks	2.77	200
Sulphide-rich unit	3.60	9
Fault	2.76	10
Other	-	4
TOTAL		425

113 ZONE UPPER PART

In 2004, during the drilling program, Aurizon retained SGS in Rouyn-Noranda to undertake density determination tests on drill core samples from 113 Zone Upper Part.  A total of 629 measurements were done, with 95% of values ranging between 2.50 t/m3 and 3.00 t/m3 (See Appendix for details).

17-7

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

Table 17-5 presents the results by rock type.  On average, the density varies from 2.67 t/m3 for quartz veins to 2.85 t/m3 for schist, however, as the majority of the ore in this zone lies within quartz veins (> 90% of the resources) and wacke (<10%), it can be assumed that an average density of 2.70 t/m3 will be representative of 113 Zone Upper Part.  RPA has reviewed the data and is in agreement.

TABLE 17-5 2004 DENSITY DETERMINATION - 113 ZONE UPPER PART
Aurizon Mines Ltd. – Casa Berardi Project

Rock Type	Density Measurement	Number of Tests
Schist	2.85	15
Quartz Veins	2.67	349
Wacke	2.79	80
Conglomerate	2.79	47
Mudrock	2.75	80
Volcanite	2.81	58
TOTAL		629

113 ZONE LOWER PART

Although fewer density determinations have been carried out in the lower part of 113 Zone, RPA has no reason to believe that density differs in comparison to the upper part of 113 Zone, as there is no geological difference between the two.

LOWER INTER ZONE

Aurizon plans to take core samples for density determination in the next definition drilling program to be carried out in Lower Inter zone.  Samples will be taken on 6% of core to be assayed in the zone, which is approximately double the rate done in 113 Zone, where a total of 629 density determinations were done on 17,465 samples.

DENSITY FACTORS USED IN THE RESOURCE ESTIMATION

Table 17-6 presents the density factors that are currently used in the resource estimation.

17-8

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

TABLE 17-6 DENSITY
Aurizon Mines Ltd. – Casa Berardi Project

Zone	Density Determinations	Density (t/m3)
West Mine
113	Yes	2.70
Lower Inter	No	2.77
111	No	2.77
NW	No	2.77
SW	No	2.77
Inter	No	2.77
117 to 123	Yes	2.74
Sulph-D	Yes	3.00
104	No	2.77
109	No	2.77

Principal Zone
22-6	Yes	2.95
24-1 & 24-2	Yes	2.77
25-3 & 25-4	Yes	2.95
25-8	Yes	2.95
26-5 & 26-6	Yes	2.95
27-1	Yes	2.95

East Mine
South & North pillars	No	2.77
160E	No	2.77
Cherty	No	2.77

RPA is of the opinion that the 2.77 t/m3 density should also be used for lenses on which no density determinations have been done, but which show a geological character similar to other lenses.

17-9

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

GEOLOGICAL INTERPRETATION

Aurizon carried out the geological interpretation and correlation of lenses on 1:500 scale vertical sections spaced at 12.5 m, 20 m, 25 m, or 50 m.  The lenses were projected on various levels to verify their continuity and to check the interpretations.  Adjustments on sections and plans were made when necessary in order to have a consistent interpretation.

Average grades of drill hole intercepts were calculated by combining individual assays.  If more than one assay per sample was available, an average grade was calculated by combining the original assay and the check assay(s).  Chip samples from development headings were also used in mining sectors.

MINIMUM WIDTH

Historical resource calculations used different minimum mining widths, varying between two and three metres, summarized in Table 17-7:

TABLE 17-7 MINIMUM MINING WIDTH
Aurizon Mines Ltd. – Casa Berardi Project

Period	Minimum Width	Zone
TVX 1996	2.0 m horizontal width	East Mine: North Zone below 650 m L, Zone 160E, Cherty
Aurizon FS 2000	2.5 m core length	West Mine: 104 Zone and 109 Zone
Aurizon FS 2000	3.0 m core length	East Mine: North and South Crown Pillars Principal Zone: 22-6, 24-1, 24-2, 25-3, 25-4, 25-8, 26-5, 26-6, 27-1 West Mine: 113, 111, Lower Inter, Inter, NW, SW, 117-123, Sulph-D
RPA UFS 2005	3.0 m horizontal width	West Mine: 113, 111, Lower Inter, Inter, NW, SW

Although the minimum mining width varies through different zones and different periods of time, RPA has not seen many blocks which would be interpreted and calculated based on a minimum width.  The width of most of the blocks exceeds the minimum width.  Therefore, RPA believes that the impact of variable widths on resource figures is negligible.

17-10

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

RPA reviewed cross-sections and vertical longitudinal sections of different lenses, and considers that the geological interpretation done by Aurizon is representative of the available data.  In RPA's opinion, Aurizon has made a substantial effort in delineating the mineralization associated with alteration, sulphide mineralization, quartz veining, etc.  In general, the drill hole spacing is sufficiently dense to confidently interpret the quartz vein systems from point to point and section to section.

CUT-OFF GRADES

Several cut-off grades have been used for resource estimation, varying from zone to zone and from time to time.  Prior to the FS, the cut-off grade was fixed at 3.0 g/t Au, except for the 1996 TVX calculations, where a cut-off grade of 4.31 g/t Au was used.  For the FS, a cut-off grade of 4.0 g/t Au was used.  Table 17-8 presents the cut-off grades used in past and current resource calculations:

TABLE 17-8 CUT-OFF GRADE FOR RESOURCE CALCULATION
Aurizon Mines Ltd. – Casa Berardi Project

Period	Cut-off grade g/t Au	Zone
TVX 1996	4.31	East Mine: North Zone below 650m L, Zone 160E, Cherty
Aurizon FS 2000	3.0	West Mine : 113, 111, Lower Inter, Inter, NW, SW, 104 and 109 Zone Principal Zone: 22-6, 24-1, 24-2, 25-3, 25-4, 25-8, 26-5, 26-6, 27-1 East Mine: North and South Crown Pillars
SRK 2003	3.0	West Mine: 117-123, Sulph-D
Geostat 2005	1.3	East Mine: Crown pillar open pit
Met-Chem FS 2005	4.0	West Mine: 113 Upper Part, Lower Inter
RPA UFS 2005	4.0	West Mine: 113, Lower Inter, 111, NW, SW

RPA calculated the cut-off grade by using the following parameters:

•

Gold price: US$400/oz;

•

Exchange rate: C$1.25/$US;

•

Mill recovery: 91% (expected);

17-11

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

•

Mining costs: $40/t (estimated costs);

•

Mill & other costs: $20/t (estimated costs);

The resulting cut-off grade was calculated as shown below:

•

Gold price: US$400/oz x $1.25/US$ = $ 500/oz.

•

Revenue per unit gold: $500 / 31.1035 g/oz = $l6.08 x 91% = $l4.63/g.

•

Total operating costs: $40/t + $20/t = $60/t.

•

Cut-off grade = Operating costs / revenue = $60/t / $14.63/g = 4.1 g/t Au.

RPA uses a factor of 60% of break-even cut-off grade when considering incremental ore.  The incremental cut-off grade is 2.5 g/t Au.  Mineral Resources include some zones estimated at a cut-off grade of 3 g/t Au, while Mineral Reserves use only zones estimated at a cut-off grade of 4 g/t Au.

Geostat used a 1.3 g/t Au cut-off grade when considering open pit mining, which RPA considers appropriate.

CAPPING OF HIGH GRADE VALUES

Grade capping was carried out to minimize the impact of very high-grade intercepts on the resource estimate.  Each zone that represented part of the present estimate was treated differently and used a different high-grade capping value.  RPA reviewed the methodology used, and generally agrees on the approach.  Table 17-9 presents the capping factors used in the various estimates.

17-12

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

TABLE 17-9 CAPPING FACTORS
Aurizon Mines Ltd. – Casa Berardi Project

Zone	Capping Factors Au g/t	Basis of Factor Determination	Source
West Mine
113 Aurizon	44.4 - Lower Part	Mean + 2 std dev	Aurizon FS 2000 Met-Chem FS 2005
113 Met-Chem	47.0 – Upper Part	Histograms & Cumulative Frequency curves	Met-Chem FS 2005
113 Met-Chem	115.0 – Lower Part	Histograms & Cumulative Frequency curves	Met-Chem Report 2005
113 Aurizon	155 – HG Zone 55 – LG Zone	Histograms & Cumulative Frequency curves	Aurizon UFS 2005
Lower Inter	40.0 (composites)	Histograms & Cumulative Frequency curves	Met-Chem FS 2005
Lower Inter	40.0 (assays)	Histograms & Cumulative Frequency curves	RPA 2005
111	27.1	Mean + 2 std dev	Aurizon FS 2000
NW	23.0	Mean + 2 std dev	Aurizon FS 2000
SW	18.5	Mean + 2 std dev	Aurizon FS 2000
Inter	18.7	Mean + 2 std dev	Aurizon FS 2000
117 to 123	No capping		SRK 2003
Sulph-D	No capping		SRK 2003
104	31.0	Mean + 2 std dev	Aurizon FS 2000
109	44.4	Mean + 2 std dev	Aurizon FS 2000

Principal Zone
22-6	12.6	Mean + 2 std dev	Aurizon FS 2000
24-1 & 24-2	30.9	Mean + 2 std dev	Aurizon FS 2000
25-3 & 25-4	21.1	Mean + 2 std dev	Aurizon FS 2000
25-8	27.8	Mean + 2 std dev	Aurizon FS 2000
26-5 & 26-6	39.6	Mean + 2 std dev	Aurizon FS 2000
27-1	56.1	Mean + 2 std dev	Aurizon FS 2000

East Mine
South & North pillars	No capping		Geostat 2005
160E	31.0		TVX
Cherty	31.0		TVX

17-13

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

The UFS capping approach for 113 Zone differs from that used previously.  In the FS, 113 Zone was divided into two parts, Upper (above 700 m level) and Lower (below 700 m level).  The Upper part was capped at 47 g/t Au, and the Lower part was capped at 115 g/t Au.

For the Updated Feasibility Study, Aurizon defined a High Grade sector and a Low Grade sector to prevent undue influence of high-grade intercepts found at depth.  There is no geological difference between the two sectors.  Aurizon outlined each sector separately, and statistics were compiled.

Capping factors, applied to raw assays prior to compositing, were based on histograms and probability plots.  The distribution of assays is represented by a log-normal distribution where a long tail of high-grade values is observed.  Capping values for the High Grade and Low Grade sectors were determined to be 155 g/t Au and 55 g/t Au, respectively, which corresponds to the 98% threshold on the probability plot.  RPA reviewed the database assays for 113 Zone, and found that high values (> 30 g/t) show a relatively smooth decrease to 200 g/t, which indicates that they are very persistent throughout the zone.  There are numerous high grade assays (> 30 g/t) in many 113 Zone holes, and they often appear in clusters.  RPA evaluated the sensitivity to grade capping in grade estimation. By not capping the high values the overall grade of resource estimates increases by about 10%.  Capping at lower values (100 g/t Au for High Grade, and 40 g/t Au for Low Grade) reduces the overall grade by 5%.  RPA finds that the capping values used for the High Grade and Low Grade envelopes, though higher than is typical for gold deposits, are reasonable.  Details of RPA checks on 113 Zone capping can be found in the Appendix.

In the course of updating the resource estimate, RPA determined a capping factor for the Lower Inter Zone of 40 g/t Au.  RPA's approach is to cap assays prior to compositing.  By doing so, the high-grade assays are prevented from being smeared over two composites.

17-14

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

RPA considers that the capping factors are, in general, appropriate.  RPA agrees with the capping factors based on the mean of assays plus two standard deviations, which were used by Aurizon in 2000 for polygonal resource estimates.  RPA considers those as appropriate and conservative.

RPA agrees with SRK and Geostats' reasoning in cases where they do not apply capping values (117-123 and Sulph-D Zones, and East Mine crown pillar open pits).  SRK did not consider it necessary to cap high grade gold values, 'given the relatively low coefficient of variation and the overall low number of high grade outliers'.  Geostat concluded: 'because the high grades do not significantly deviate from the lognormal law curve, the pertinence of cutting the high values is not indicated.  To determine the necessity of capping values, Geostat considered 'anomalous the situation where more than 10% of the gold contained in the high values is found in less than 1% of the whole set of composites.'

RPA is of the opinion that changing the current capping factors will have a relatively little effect on the overall grade of the resources and reserves.  The effects should be considered in a sensitivity analysis of the overall reserve grade.

RESOURCE METHODOLOGIES

Mineral Resources at Casa Berardi have been determined by using different methodologies:

•

2D models (polygons on cross-sections and longitudinal sections)

•

3D block models

2D MODELS

For resource estimation by the conventional polygonal method, individual vertical longitudinal sections were produced for each lens.  Polygons were created on vertical sections around drill hole intercepts with grades above the cut-off grade.  Polygon limits were usually extrapolated to half-way between holes where a line between two holes was drawn by joining mid points of the hanging wall and footwall of the mineralized intersection.  Polygon areas were calculated on vertical cross-sections in Autocad.

17-15

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

Volumes were calculated by multiplying block area by block width, which were measured on the vertical longitudinal section.  Tonnage was calculated by multiplying area by density.

Average grades of drill hole intercepts were calculated by combining individual assays from one hole or in some cases from more than one hole.  Chip samples from development headings and sludge samples from test holes were used when available.  The influence of diamond drill hole intercepts was defined on vertical sections using the mid-distance rule.

The following zones were estimated by the conventional polygonal method:

•

West Mine: 111, Inter, NW, SW, 104, 109,

•

Principal Zone: 22-6, 24-1, 24-2, 25-3, 25-4, 25-8, 26-5, 26-6, 27-1,

•

East Mine: 160E, Cherty.

RPA reviewed cross-sections and longitudinal sections, and finds the 2D calculations to be well done and conservative.  The mid-distance approach is well respected, and extrapolation of the mineralization beyond holes is not exaggerated.

3D MODELS

The geological interpretation on sections and plans was used to construct 3D solid bodies.  The block models were generated inside those solids.

The grade of each block is based on the surrounding drill holes.  Composites of equal length were created from original assays.  The block grade was estimated by averaging the grade of the composites found within a search ellipsoid which was oriented in space and had a fixed dimension, with lengths usually different along X-Y-Z axes.  Several techniques, such as inverse distance and kriging, were used to weight the composites in order to obtain the block grade.  Tonnage of each block is represented as volume which is calculated from a block dimension (x,y,z) multiplied by a constant density.

The following zones were estimated by 3D block models:

17-16

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

•

West Mine: 113, Lower Inter, 117-123,

•

East Mine: North Crown Pillar, South Crown Pillar.

Based on the documentation provided, RPA has reviewed the parameters used in each of the block models.  RPA reviewed Aurizon's 113 Zone block model on site.  RPA reviewed Met-Chem's Lower Inter block model at their office in Montreal, prior to re-estimating the zone.

VARIOGRAPHY

Variography has been used to determine search ellipsoid orientations and dimensions in the following resource estimates (Table 17-10):

TABLE 17-10 VARIOGRAPHY
Aurizon Mines Ltd. – Casa Berardi Project

Estimate	Area	Variography	Back-up	Search Ellipsoids
SRK 2003	117-123 Zone	Yes But not enough data to establish continuity	No variograms	Not mentioned
Geostat 2005	North & South Crown Pillars	Yes But only in South Pillar Not enough data to establish continuity	One variogram	2 2 directions
Met-Chem FS 2005	113 Zone – Upper Part	Yes	One variogram	1 1 dimension 13 directions
Met-Chem FS 2005	Lower Inter	No		2 2 dimensions 1 direction
Met-Chem 2005	113 Zone – Lower Part	No		2 2 dimensions no direction mentioned
Aurizon UFS 2005	113 Zone	Yes	No variogram	1 HG core 1 dimension 6 directions 1 LG core 1 dimension 12 directions
RPA 2005	Lower Inter	Yes	One Correlogram	2 dimensions 1 direction

17-17

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

RPA REVIEW OF RESOURCE ESTIMATES

RPA has reviewed different resource estimates carried out by different parties at different times.

113 ZONE

113 Zone resources were most recently estimated by Aurizon, with the assistance of Geostat.  The zone was interpreted on geological cross-sections spaced at 25 m.  On each section, a 4.0 g/t Au envelope was interpreted and digitized, and served for 3D block modeling.  The block model covers from 400 m level to 900 m level.  Block dimensions are 2.5 m (E-W) x 1.25 m (N-S) x. 5.0 m (elevation).  Aurizon had to change from the block dimensions used in the FS (2.5 m x 2.5 m x 2.5 m) due to software constraints, however, block volume was held constant.

A minimum true width of three metres was selected.  Interpretation of the envelope on section was transferred on the center of five metre level plans (2D outlines).  Average assay length is 1.243 m for the overall Zone 113 database (~17,500 assays), so composite length was chosen to match (1.25 m).

No cut-off grade was applied to blocks within the envelope – some material below 4 g/t Au was included for the sake of continuity.

113 Zone was divided into a High-Grade sector and a Low-Grade sector to prevent undue influence of high grades encountered at depth, as discussed previously.  According to Aurizon, there is no geological difference between the High Grade sector and the Lower Grade.  Both are represented predominantly by quartz veining.  In many sections the High Grade envelope is detached from the Low Grade envelope, especially below the 700 m level. Both envelopes are adjacent to each other over a 100 m vertical distance between the 650 m and 560 m levels.  In this case, the High Grade envelope is encompassed by the Low Grade envelope.

17-18

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

Assays in the Lower Grade envelope average 7.3 g/t Au, while assays in the High Grade envelope average 14.0 g/t Au.  Samples from the Low Grade envelope were not used to estimate the grade of blocks in the High Grade envelope, and vice versa.

As the Geostat software does not create real 3D meshed envelopes the five metre 2D outlines were extruded in order to obtain a 3D envelope, which looks like a staircase on vertical cross-sections.

Comparison between drill hole assays and block model results was difficult to evaluate as no hard-copy plots were available.  Reviewing the model on-screen, RPA found that, in general, the block model reflected the drill hole grades: high-grade blocks in high-grade assays and low-grade blocks in low-grade assays.  RPA found the resource parameters to be generally appropriate.  Aurizon has put a lot of effort into interpretation of the two envelopes and adjusting the search ellipsoids to reflect dip and azimuth changes in order to get an accurate block model.

Mineral Resources for 113 Zone are estimated to be 2,874,000 tonnes at a grade of 9.94 g/t Au. Volume calculations were determined on the basis of :

•

if block volume > 50% in envelope, the entire block is added to resource,

•

if block volume < 50% in envelope, the entire block is rejected.

RPA compared the Aurizon estimate to the previous estimate, done by Met-Chem.  The previous estimate divided the zone into upper and lower parts, used different capping factors, and different search parameters.  The lower part was re-estimated in February 2005 using block modeling.  Several drill holes were added to the database between estimates.  Table 17-11 presents the block model parameters, and Table 17-12 presents the results.

17-19

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

TABLE 17-11 113 ZONE – BLOCK MODELLING PARAMETERS
Aurizon Mines Ltd. – Casa Berardi Project

	Composite Length	Number of Composites	Block Size	Search Ellipsoid Dimension (variable orientations0
Aurizon	1.25m	Min. 4, Max. 12	X: 2.5 m Y: 2.5 m Z: 2.5 m	High Grade: 35m x 35m x 15m Low Grade: 45m x 45m x 20m
Met-Chem	1.25m	Min. 4, Max. 16 Max per hole: 8	X: 2.5 m Y: 2.5 m Z: 2.5 m	Upper Part: 35m x 35m x 15m Lower Part: 35m x 35m x 15m

TABLE 17-12 113 ZONE BLOCK MODEL – AURIZON VS MET-CHEM
Aurizon Mines Ltd. – Casa Berardi Project

	Tonnes	Au (g/t)	Metal (kg)
Aurizon High Grade	1,380,000	13.17	18,170
Aurizon Low Grade	1,494,000	6.97	10,412
Total Aurizon	2,874,000	9.94	28,582
Met-Chem Upper Part	1,954,000	7.68	15,003
Met-Chem Lower Part	840,000	13.71	11,521
Total Met-Chem	2,794,000	9.49	26,524
Aurizon/Met-Chem	1.03	1.05	1.08

113 ZONE – RPA BLOCK MODEL VALIDATION

Aurizon's High-Grade/Low-Grade sector approach is somewhat unusual.  The limits between the High Grade and the Low Grade cores are based on grade distribution where higher grades have been generally observed at depth.  Assays in the Low Grade envelope average 7.3 g/t Au while assays in the High Grade envelope average 14.0 g/t Au.

In order to better evaluate this approach, RPA carried out a block model validation by using several estimation methods (ordinary kriging, inverse distance) and by varying estimation parameters (search ellipsoid shape and dimensions, capping/no capping, hard/soft boundaries between High Grade and Low Grade envelopes).  The solids extruded from 2D outlines were used.

17-20

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

According to Aurizon, few variograms and correlograms were developed by Geostat to determine the search ellipsoid dimensions and ratios.  RPA carried out variography in two steps by:

•

Combining raw uncut assays from High Grade and Low Grade envelopes.  Range has been estimated at 10-15m in almost all directions.

•

Considering all uncut assays above 0.5 g/t in the 113 Zone database.  By including lower grade material, this exercise allows a better estimate of the mineralized structure.  Range has been estimated at 30 m.

The search ellipsoid was determined to be 30 m along strike, 30 m along dip and 15 m across dip.  Details of RPA variography is presented in the Appendix.

The different RPA grade scenarios vary +/- 10% in comparison to Geostat/Aurizon block model. RPA considers its Model OK-B (9.91 g/t) to be most comparable to Geostat/Aurizon model (9.94 g/t).  Table 17-13 presents the comparison.  Details of the block model validation can be found in the Appendix.

TABLE 17-13 113 ZONE BLOCK MODEL – RPA VS GEOSTAT/AURIZON
Aurizon Mines Ltd. – Casa Berardi Project

	Tonnes	Au (g/t)	Metal (kg)
Aurizon High Grade	1,380,000	13.17	18,170
Aurizon Low Grade	1,494,000	6.97	10,412
Total Aurizon	2,874,000	9.94	28,582
RPA Upper Part	1,380,000	13.31	18,364
RPA Lower Part	1,494,000	6.77	10,125
Total RPA	2,874,000	9.91	28,489

RPA recommends that the following be done in order to better describe, understand and use the 113 Zone block model:

•

Document the block model methodology: graphs that have been used to determine the capping factors, search ellipsoids, grade estimation parameters.

•

A thorough examination of Geostat/Aurizon block model should be carried out by plotting sections and plans on which the block model results are compared to drill hole assays in order to use the appropriate block model for planning purposes.

17-21

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

LOWER INTER ZONE

Lower Inter Zone resources were most recently estimated by RPA.  Due to lower grade homogeneity in Lower Inter Zone compared to other zones, a mineralized envelope based on a 1 g/t Au cut-off grade (instead of 4 g/t Au) was interpreted by Aurizon and Met-Chem.  The envelope was interpreted on vertical cross-sections by using raw assays. RPA reviewed the interpretation, and used it to create a 3D block model.

The following parameters were used to determine resources:

•

RPA has used the original assays (not averaged with check assays) in the Lower Inter block model grade estimation.

•

Capping factor: 40 g/t Au on assays. Capping was determined on the basis of histograms and cumulative frequency plots included in the Appendix, representing the 98% population threshold.

•

Compositing: 2.5 m composites within a 1 g/t Au mineralized envelope. The 2.5m composite length was guided by block size.

•

The average grade of RPA uncut raw assays in the 1 g/t Au envelope is 5.02 g/t Au.  Once the 40 g/t capping factor is applied to assays, the average grade of the 2.5 m composites is 4.92 g/t Au.

•

Block Dimensions: 5 m x 5 m x 5 m.

•

Estimation method: ordinary kriging using Gemcom software.

•

Number of composites for grade estimation: minimum 8, maximum 32.

•

Search type: octant, minimum 3 octants, maximum 5 composites per octant and maximum 5 composites per hole.

•

Search ellipsoid determination has been based on correlograms included in the Appendix.  One search ellipsoid oriented along strike and dip, 2 dimensions (30 m x 30 m x 15 m and 6 m x 60 m x 30 m – strike/dip/cross-dip).

•

Method of dealing with partial blocks on envelope boundaries: Gemcom's volumetric process, known as "needling".  Needling differentiates the proportion of each solid as it intersects the blocks of a block model, providing you with weighted tonnage and grade estimates for each rock type.  The Gemcom software samples the rock codes, grades, and densities are sampled along needles.  Gemcom samples the data along the path of each needle, and then interpolates the volumes and reserves.  Gemcom can needle in any direction.

17-22

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

•

Mineral Resources have been classified as Indicated.

Using a cut-off grade of 4 g/t Au, RPA has estimated Lower Inter Zone Mineral Resources of 1,185,000 tonnes grading 7.27 g/t Au (277,000 ounces).

RPA carried out a block model validation by using several estimation methods (ordinary kriging, inverse distance) and by varying estimation parameters (search ellipsoid shape and dimensions). Details of the block model validation are presented in the Appendix.

RPA considers the OK-1 model to best reflect the drill hole assays.  Several block model sections are presented in the Appendix.

WEST MINE: NW, SW, 111, 104, 109, AND INTER ZONES

In 2000, Aurizon interpreted the smaller West Mine Zones using a 3 g/t Au cut-off grade.  Resources were estimated using a conventional polygonal method (2D models).

In 2005, NW, SW, and 111 Zones were re-interpreted and re-estimated using a 4 g/t Au cut-off grade.  The net effect of this re-interpretation was a 75,000 tonne reduction in the resource estimates (a loss of 82,000 tonnes in NW and a gain of 7,000 tonnes in SW).  Details regarding drill holes, statistics, and estimation parameters are well described in the FS.  Resources are summarized in Table 17-14.

RPA has reviewed cross-sections and longitudinal sections for NW, SW, and 111 Zones, and considers the methodology appropriate.

17-23

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

TABLE 17-14 MINERAL RESOURCES – SMALL WEST MINE ZONES
Aurizon Mines Ltd. – Casa Berardi Project

	Indicated		Inferred
Location	Tonnes	Grade	Tonnes	Grade
SW Zone	688,000	4.70
NW Zone	174,000	7.03
111 Zone	307,000	5.61
Inter Zone	124,000	4.43
104 Zone			115,000	6.62
109 Zone			125,000	9.11

Zones 104, 109, and Inter were briefly reviewed.  No adjustments have been made to comply with a 4 g/t Au cut-off grade, however, RPA notes that these zones fall within the incremental cut-off grade of 2.5 g/t Au, and are therefore included in the mineral inventory.  These zones have not been converted to Mineral Reserves.

RPA recommends that zones estimated at a 3 g/t Au cut-off grade be re-estimated using current parameters.

ZONES 117-123 & SULPH-D

Zones 117-123 & Sulph-D were most recently estimated in 2003 by SRK.  The report was prepared in compliance with NI 43-101 guidelines.

The Mineral Resources estimated by SRK are hosted in ten individual auriferous zones delineated between sections 11,650 E and 12,400 E and between 300 m and 1,100 m levels.  The estimates are based on wide-spaced drill patterns from 50 m to 100 m, which allow reasonable confidence in geological continuity.

SRK used a sectional geological interpretation provided by Aurizon to construct three-dimensional solid bodies representing the boundaries of the gold mineralization.  Tonnage and grade estimation took into consideration the entire width of the zone.  Grade was interpolated into a three dimensional block model using the inverse distance cubed

17-24

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

approach.  This approach was used because limited data prevented adequate definition of kriging parameters.  Block dimensions were 10 m (along strike) x 10 m (down dip) x 2.5 m (across strike).

The mineral resources estimated by SRK are reported at a cut-off grade of 3 g/t Au and are classified in the Inferred category.  The mineral resources are classified based on the density of drill data and the continuity of the geometry and grade of the gold mineralization in the various domains interpreted.

RPA reviewed the SRK methodology and considers the results and classification appropriate.  The Inferred resources in Zones 117-123, and Sulph-D Zone total 1,073,000 tonnes at 6.1 g/t Au.  RPA recommends that zones estimated at a 3 g/t Au cut-off grade be re-estimated using current parameters.

PRINCIPAL ZONE

The Principal Zone area is located between the West Mine and the East Mine from Section 12,200 E to 12,800 E.  Nine mineralized zones were identified at the Principal Zone: 22-6, 24-1, 24-2, 25-3, 25-4, 25-8, 26-5, 26-6, and 27-1.  The geological interpretation and correlation of zones were carried out by Aurizon on 1:500 scale cross sections spaced at 25 m.  Resources were calculated in 2000 using a conventional polygonal method on vertical cross-sections and vertical longitudinal sections.  The cut-off grade used for interpretation of the mineralization was 3 g/t Au.  A minimum width of 3 m along the diamond drill hole was used to calculate an average grade of a mineralized intersection.  A minimum horizontal width of 2 m was used in average grade calculations for chip and test hole samples from the drift.

In 2000, Aurizon divided the resources of the Principal Zone into two parts:

•

The upper part, known as the Surface Pillar, includes mineralized blocks below the overburden profile down to a vertical depth of 100 m.  The resources in the Surface Pillar total:

▪

Indicated:

   339,000 tonnes at 5.51 g/t Au

▪

Inferred:

1,647,000 tonnes at 6.43 g/t Au

17-25

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

•

The lower part, below the Surface Pillar, with resources including:

▪

Indicated:

   316,000 tonnes at 7.01 g/t Au

▪

Inferred:

1,316,000 tonnes at 6.50 g/t Au

RPA briefly reviewed the Principal Zone resource estimates, and considers them appropriate.  RPA recommends that zones estimated at a 3 g/t Au cut-off grade be re-estimated using current parameters.

EAST MINE CROWN PILLARS

The East Mine has been mined out from the 65 m to 550 m levels.  The two main mineralized veins close to the Casa Berardi Fault, the North and South Zones, are open at depth and laterally, and have not been mined above the 65 m level.  In the past, Aurizon conducted a definition drilling program to evaluate the mineral resource potential of the North and South Zone Crown Pillars and defined resources sufficient to consider open pit mining.

The geological interpretations of the Crown Pillar envelopes were done by Aurizon on 1:250 scale cross sections spaced at 20 m.  Geostat estimated resources using kriging.  Blocks of 2 m by 2 m by 7.5 m were estimated by using 2 m composites.  Two different search ellipses were used for the estimation.  The cut-off grade used was 1.3 g/t Au, based on the following parameters:

•

Removal of overburden $1.55/t.

•

Extraction of waste and ore (drilling, blasting, loading and transport): $3.35/t and $4.25, respectively.  Proposals from local contractors.

•

Milling cost: $12/t of ore (from Aurizon).

•

Milling recovery: 87% (from Aurizon).

•

Gold price: CAN$500/oz (US$424/oz).

The estimated resources were classified according to NI 43-101 standards, based on on a proximity to composites.  Classification criteria are based on a proximity to composites and also based on variography where a range of 12 m has been determined.

17-26

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

Two different search ellipsoids were used to determine the resource classification. Table 17-15 presents the Geostat classification for the East Mine Crown Pillar.

TABLE 17-15 MINERAL RESOURCE CLASSIFICATION – EAST MINE CROWN PILLAR
Aurizon Mines Ltd. – Casa Berardi Project

Category	Search ellipses (oriented following the veins)	Minimum number of composites	Maximum number of composites per hole
Measured	12.5m, 12.5m, 10m	2	1
Indicated	25m, 25m, 10m 12.5, 12.5, 10m	2 2	1 2
Inferred	Inside the mineralized envelope, neither measured nor indicated

Measured and Indicated Mineral Resources in the North & South Crown Pillars total 827,000 tonnes at a grade of 4.47 g/t:

•

Measured: 267,000 tonnes, 4.17 g/t;

•

Indicated: 560,000 tonnes, 4.62 g/t.

RPA briefly reviewed Geostat's methods and parameters, and considers the Crown Pillar Mineral Resources appropriate.

Geostat carried out pit optimization and design.  Geostat concluded that the North & South Crown pillars contained sufficient Probable Reserves to justify a feasibility study, pending positive results from geotechnical and metallurgical investigations.  RPA has not included Crown Pillar Mineral Reserves in the UFS.

EAST MINE

North, 160E, and Cherty Zones were estimated by TVX in 1996, at a cut-off grade of 4.31 g/t Au.  Aurizon re-evaluated the zones in 2000 and classified them as Inferred Resources.  RPA agrees to this classification as it is based on relatively sparse data.

17-27

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

The East Mine vein, renamed the North Zone by Aurizon, provided the majority of the tonnage extracted by TVX.  Remaining resources total 193,000 tonnes at 10.10 g/t Au, located below the 650 m level.

Zone 160E is located approximately 400 metres to the North East of the East Mine shaft, between section 15,700 E and 16,500 E and extends from surface to the 300 m level.  Resources total 243,000 tonnes at a grade of 5.40 g/t Au.

The Cherty Zone is located approximately 30 m to the north of the Casa Berardi Fault, between sections 15,650 E and 15,950 E.  The resources total 225,000 tonnes at a grade of 6.80 g/t Au.

RPA briefly reviewed the resource estimates for these zones, and considers them appropriate.  RPA recommends that zones estimated at a 4.31 g/t Au cut-off grade be re-estimated using current parameters.

MINERAL RESERVES

Mineral Reserves for the Project are estimated for five separate zones: 113, Lower Inter, SW, NW, and 111 (in order of size).  These areas have the best potential for economic extraction due to size, grade, and proximity to existing workings and infrastructure.

Mineral Reserves are classified based on the transfer of Measured Resources to Proven Reserves, and Indicated Resources to Probable Reserves.  Inferred Resources are not used in the reserve estimation.

At Casa Berardi, the highest classification of Mineral Resources is Indicated, so Mineral Reserves are classified as Probable, compliant with CIM Standards on Mineral Resources and Reserves Definitions and Guidelines.

17-28

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

TABLE 17-16 MINERAL RESERVES
Aurizon Mines Ltd. – Casa Berardi Project

Zone	Category	Tonnes	Grade (g/t Au)	Contained Ounces
113	Probable	2,935,000	9.11	859,900
Lower Inter	Probable	1,190,000	6.08	232,600
South West	Probable	420,000	4.12	55,600
North West	Probable	162,000	5.99	31,200
111	Probable	112,000	6.19	22,400
Low-Grade Dev.	Probable	89,000	3.88	11,100
Total		4,908,000	7.69	1,212,800

Notes:

1.

CIM definitions were followed for Mineral Reserves.

2.

Mineral Reserves are estimated at a cutoff grade of 4 g/t Au.

3.

Mineral Reserves are estimated using an average long-term gold price of US$400 per ounce and a US$/C$ exchange rate of 1:1.25.

4.

A minimum mining width of three metres was used.

5.

Bulk density is 2.70 t/m3 for 113 Zone, and 2.77 t/m3 for other zones.

ESTIMATION METHODOLOGY

Mineral Reserves were estimated for a longhole open stoping mining method without pillars, mined in a primary-secondary or longitudinal retreat sequence.  Stopes will be backfilled after mining using cemented rock fill or unconsolidated waste rock.

Reserve calculations were based on Aurizon's 113 Zone 3D Block Model, RPA's Lower Inter Zone 3D Block Model, and on the audited resources and reserves for the SW, NW, and 111 Zones.

For 113 Zone, the 4 g/t Au resource envelope was divided into standard stope dimensions: 20 m vertically and 15 m along strike (see Section 8 – Mining).  Hangingwall and footwall limits were delineated by the Low-Grade envelope.  Each stope was forecast for tonnes and grade, including ore development inside the stope outline.  Dilution was applied by stope, accounting for hangingwall, footwall, and backfill sources (discussed in detail below).  A stope profit margin was calculated, taking into account the variable preparation cost for each stope.  Stopes were selected for

17-29

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

inclusion in the Mineral Reserves if they had a positive profit margin.  A high proportion of 113 Zone Mineral Resources were converted to Mineral Reserves.

Lower Inter Zone reserves were calculated in a manner similar to that of 113 Zone.  A cut-off grade of 4 g/t Au was used to select stopes.

Low-grade development ore is sourced from 113 and Lower Inter Zones, occurring outside stope outlines.

Mineral Reserves for SW, NW, and 111 Zones were calculated from previously published reserves and from mine plans prepared by Aurizon.

Stope layouts in the South West Zone were originally done at a cut-off grade of 3 g/t Au.  Only the highest-grade stopes in this marginal zone were selected for inclusion in Mineral Reserves.  Approximately half of South West Zone Mineral Resources were converted to Mineral Reserves.

Taking advantage of existing development in the North West Zone, different standard stope dimensions were used.  Stopes 25 m high and 12.5 m along strike were evaluated for profit margin in the same way as 113 Zone.  A high proportion of NW Zone Mineral Resources were converted to Mineral Reserves.

111 Zone Mineral Reserves were estimated in the same way as those in 113 Zone.  Approximately 1/3 of Mineral Resources were converted to Mineral Reserves.  Exploration drilling continues in this zone, and future design work incorporating new information may increase Mineral Reserves in this zone.

A 97% mining extraction was applied to stopes in all zones.  Timely application of backfill, and other adjustments detailed in Section 18 – Mining Operations, are expected to control hangingwall deterioration.  High extraction rates should be achievable in this pillar-less mining scenario.

17-30

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

DILUTION

Internal dilution is defined as material below the cut-off grade included within a mining block.  It represents areas below 4 g/t Au that were included within resource envelopes for the sake of continuity.  It also includes areas within stope outlines, but outside of the resource envelopes – for reasons of mining geometry such as obtaining a favourable angle on the footwall.  Internal dilution is intended to be mined with the ore, and is included within stope forecasts.

External dilution is defined as unwanted and uneconomic material coming from the periphery of a mining block.  It includes material sloughing from the hangingwall or footwall, and from exposures of backfill in adjacent stopes.  In this report, dilution percentage refers to external dilution, calculated as:

          Dilution % = (waste tonnes / ore tonnes) x 100.

In 113 Zone, stope outlines were, by definition, inside the 4 g/t Au resource envelope, so internal dilution was automatically included in stope forecasts from the block model.  External dilution from the hangingwall and footwall was estimated based on results from numerical modeling of in-situ stresses and stope dimensions (see Section 18 – Mining Operations).  The average thickness of material expected to fail is 1.2 m, or 1,000 tonnes per stope, based on standard dimensions.  The amount of dilution was reduced for stopes of smaller dimensions on the fringes of the zone, and increased for stopes with unfavourable geometry.

For the Lower Inter Zone, hangingwall/footwall dilution was calculated in a manner similar to that of 113 Zone.  Due to the shallower dip of the Lower Inter Zone, stope hangingwalls are proportionately longer than the vertical height.  A factor was calculated individually for each stope to account for this, increasing the 1,000 tonnes of dilution accordingly.  By percentage, dilution for the Lower Inter Zone is still lower than 113 Zone because the average stope size is larger, influenced by the thick (>50 m) section of ore below the intersection of the Casa Berardi and Lower Inter Faults.

17-31

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

SW and NW Zone hangingwall/footwall dilution was calculated on a percentage basis, using bases of 17% and 22%, respectively.  Figures were adjusted for experience in nearby stopes, where data was available.  111 Zone was diluted using an unadjusted percentage of 25%.

A review of drill hole and block model grades immediately outside of stope outlines indicated that ore boundaries are generally gradational instead of sharply cut.  RPA observed grades ranging from 0.5 g/t Au to 1.0 g/t Au at stope boundaries, and applied a grade of 0.5 g/t Au to hangingwall/footwall dilution in all zones.

Backfill dilution at zero grade was calculated by percentage for all zones.  Based on standard stope dimensions of 15 m strike length and 20 m height, a side wall sloughage of 0.3 m is proportional to 2% of undiluted tonnage.  Mucking floor dilution of 0.5 m, applied only to sills of unconsolidated waste fill, corresponds to 2.5% of undiluted tonnage.  Each stope was assigned a backfill dilution percentage based on number of walls of fill and type of mucking floor.  NW Zone percentages were slightly different due to different standard stope dimensions (12.5 m wide, 25 m high).  Total backfill dilution was estimated to be 3%.

A summary of dilution by zone is presented in Table 17-17:

TABLE 17-17 DILUTION
Aurizon Mines Ltd. – Casa Berardi Project

Zone	Dilution
113	14%
Lower Inter	10%
South West	19%
North West	24%
111	27%
Total	14%

17-32

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

COMPARISON TO PREVIOUS ESTIMATES

A summary of the previous Mineral Reserve estimate from the FS is compared to RPA's Mineral Reserve estimate in Table 17-18:

TABLE 17-18 MINERAL RESERVE COMPARISON
Aurizon Mines Ltd. – Casa Berardi Project

	RPA Reserves		Met-Chem Reserves
Zone	Tonnes	Grade (g/t Au)	Tonnes	Grade (g/t Au)
113	2,935,000	9.11	1,959,000	6.80
Lower Inter	1,190,000	6.08	1,461,000	6.16
South West	420,000	4.12	339,000	4.56
North West	162,000	5.99	214,000	5.64
111	112,000	6.19	293,000	5.36
Low-Grade Dev.	89,000	3.88	89,000	3.88
Total	4,908,000	7.69	4,355,000	6.20

The change in 113 Zone is a result of the updated block modeling by Aurizon (increasing the grade of the upper portion of 113), and the addition of nearly one million tonnes of high-grade ore from the lower portion (below 690).

17-33

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

18 OTHER RELEVANT DATA AND INFORMATION

MINING OPERATIONS

The Casa Berardi underground mine operated from 1988 to 1997, producing approximately 3.5 Mt of ore from two sites, the West Mine and the East Mine.  The mineral deposits cover a distance of more than 5.0 km.

Both mining sites were developed as trackless operations, with all material transported to surface via ramp. The maximum depth was 400 m, which was considered to be the economic limit for ramp haulage to surface.  In 1995, a track drift and a shaft were completed to connect both mines.

The proposed mining plan for the UFS includes the following:

•

Development of the West Mine by contractor:

o

Shaft-sinking to 790 m level.

o

Ramp and level development to access mining zones.

•

Aurizon production from zones:

o

113, Lower Inter, SW, NW, 111

The exploration program carried out by Aurizon at the West Mine is described in detail in the previous sections.  The results of this program have led to the confirmation of ore reserves for 113 Zone down to the 890 m level.

The parameters that have been considered for the evaluation, design, and planning of the new underground operation are discussed below.  New underground infrastructure identified for the Project includes a 790 m deep shaft to hoist ore and waste, and provide services, and development ramps and levels to access ore zones.

18-1

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

GEOMECHANICS

A history of ground instability and related incidents (including fatalities) points to the importance of addressing rock mechanics issues when considering mining at Casa Berardi.

Aurizon performed on-site data collection for the UFS, with supplementary data provided from the historical database for the Mine.  The data collection included line mapping of structural data, RQD estimation, rock mass classification using the methods proposed by Barton and Bieniawski, and the laboratory testing of rock properties (uniaxial and triaxial strength tests).  RPA reviewed the data and the analysis presented in the FS, and presents the following summary:

GROUND CONDITIONS

Ground instability is mainly restricted to the Casa Berardi fault system, where graphitic fault rocks comprise the hangingwall of the ore zones.  The rock environment south of the Casa Berardi fault is composed of relatively weak sediments with a frequent occurrence of schistose and graphitic rocks exhibiting weak contacts.  It is prone to develop wedge forms, due to frequent unstable joint formations, flat-lying gouge, or graphite-filled joints above mine openings.

Generally, the rock types that comprise the Lower Inter and 113 Zones vary from massive to fractured and heavily deformed in areas where the mineralization occurs along or near the main structural discontinuities.  The main structural discontinuities are as follows:

•

The Mine, South, South Subsidiary, Inter and Lower Inter faults

•

A regional foliation that parallels the trend of the mineralized ore bodies

•

Geological contacts

•

A pattern of minor structures or jointing that is associated with each rock type

IN-SITU STRESS

In-situ stress measurement by overcoring was performed at the Mine by CANMET in 1999, at depths of 360 m and 430 m.  The results of the pre-mining stress indicate that the

18-2

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

maximum and intermediate principal stresses are roughly horizontal, with azimuths of 075 and 171 degrees, respectively.  The minimum principal stress is orientated vertically.  The average horizontal stress gradient is 0.048 MPa/m, with a ratio of maximum and minimum horizontal stress equal to 1.7.  The stress measurements fall within the lower range of the regional trends measured in other hard rock mines of the Abitibi District.

ROCK MASS CLASSIFICATION

The ground conditions assessment was based on average values obtained from diamond drill core tests and observations during the development of the existing mine.  These data were also used as input for rock mass classification.  Two methods of rock mass classification (Barton's Q and Bieniawski's RMR) were applied.

The ground conditions in the 113 and Lower Inter Zones are described as "good" using the RMR system and as "fair" using the Q system.  According to observations, the ground conditions in the West Mine are more blocky and jointed than those in the East Mine.  The input parameters for each rock classification system were correlated to achieve a reasonable agreement; results from the Q System are shown in Table 18-1.

The Q System is a logarithmic scale, with 0.01 rated very poor, 0.1 rated poor, 1 rated fair, 10 rated good, and 100 rated very good.

TABLE 18-1 BARTON'S Q SYSTEM ROCK MASS CLASSIFICATION
Aurizon Mines Ltd. – Casa Berardi Project

Rock Type	West Mine	East Mine
Wacke	7	3
Graphitic mudrock	1
Sulphides
Volcanic rock	8
Quartz	12	8
Tuff		6
Conglomerate		5

18-3

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

ROCK PROPERTIES

Intact rock strengths were estimated from limited laboratory test results using rock mass classification techniques and field observations.  Trow Ontario Ltd. performed uniaxial compressive strength testing on samples of NQ size core in 1987.  The results are presented in Table 18-2.

TABLE 18-2 UNIAXIAL COMPRESSIVE STRENGTH
Aurizon Mines Ltd. – Casa Berardi Project

Rock Type	Uniaxial Compressive Strength (MPa)	Triaxial Compressive Strength (MPa)
Wacke	58	53
Graphitic mudrock	42	57
Sulphides	115	132
Volcanic rock	76	77
Quartz	102	134

INCIDENT HISTORY

The Casa Berardi mine incurred a number of serious ground failures during its operating history.

The first incident, a crown pillar collapse, took place in April 1992 in the SW Zone of the West Mine.  A cave-in occurred at the top of one of the stopes and was followed by surface subsidence, causing a breach in the mine water pond.  The area of the incident is characterized by unfavourable geological conditions, including north-south transversal faulting and sericitic host rocks.  A hydrostatic pillar was established by cementing accesses to the area.

A second incident, also in 1992, occurred at the East Mine.  The stope was mined out, but not backfilled.  Left unmonitored for several months, the stope back unravelled gradually along the Casa Berardi Fault towards surface.  Eventually, large amounts of overburden material collapsed underground.  A hydrostatic pillar was established by driving transverse cuts from the hanging wall to the footwall, 17 m below the stope, and backfilling with concrete (referred to as the Dynatec plug).

18-4

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

A third incident took place in 1997 at the East Mine, in a stope 11 m under the Dynatec plug.  Again, delays in backfilling resulted in an unravelling of the stope back, which progressed upwards to the Dynatec plug.  The plug failed, and unravelling continued up through the previous problem stope, re-activating the surface subsidence area.  Following this incident, access to the East Mine was sealed off with a hydrostatic bulk head (since removed) and operations were confined to the West Mine.

For some time following the above incidents, 20 m to 40 m longitudinal stopes were mined with a one-metre skin of rock left between the open stope and the fault (the desired final hangingwall limit).  Once a stope had been mined out, the one-metre skin was left to gradually collapse, to be recovered later.  Unravelling of these open stopes proved to be greater than one metre, and after a number of ground collapses resulting in scooptram losses, this approach was abandoned.

The two fatalities that took place in 1994 and 1995 were caused by ground instability-related rock fall.  The first accident occurred in the Inter Zone at the West Mine, when a large wedge fell from the back.  According to the Inquiry Coroner's report, the ground support pattern was appropriate and the rock fall could not have been predicted.  The second accident occurred at the East Mine, during scaling.  Again, the ground support was deemed adequate, however, scaling procedures were not executed in compliance with established standards.

RECOMMENDATIONS

A ground condition assessment was carried out by Aurizon for the Updated Feasibility Study, based on the experience of the past producers.  Aurizon and Met-Chem have proposed measures to address concerns related to safety and stability of mine openings, including the following recommendations:

•

Reduce open stope time to a minimum - mucking out should be followed immediately by backfilling.  During previous operations, the seasonal sand fill plant was plagued by supply problems.  Current plans include a cemented rock fill plant operating year-round.

•

Reduce stope size and hangingwall exposure.  Stope size selection has been determined by geomechanical modelling (15 m strike length, 20 m high, and up to

18-5

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

20 m thick), and is significantly smaller than past practice (up to 40 m strike lengths, and 25 m to 30 m heights).

•

Apply tight fill.  The stope sequence is from the bottom towards the top of each zone, leaving no voids.

•

Water control and drainage measures should be undertaken to avoid water infiltration into the fault system.  A network of drainage holes outside the ore zones has been established.  Low rates of water inflow to underground workings (350 gallons per minute) confirm the effectiveness of the system.

•

Locate permanent infrastructure in more stable ground.  The mine infrastructure will be located in massive volcanic rocks, north of the Casa Berardi fault.

•

Maintain access to the level above the drilling base to allow measures to stop unravelling by cementing or backfilling if such is required.

•

Where underground excavations intersect badly faulted ground, screen and shotcrete should be applied, and, if required, reinforcement with cable bolts.

•

Pillars should be temporarily kept in place in those longitudinal retreat sectors where a low in-situ pressure is observed.  Maintaining confinement by using this approach will increase fault cohesion and could be crucial in areas where mining retreats westward.

•

Be conservative when mining near surface.  Although crown pillars are part of Mineral Resources, current plans do not include mining near surface.

Various elements considered in the mine design (detailed in subsequent sections) included the location of permanent infrastructure and haulage drifts, stope dimensioning, ground support, drainage control, and mining and backfill sequence.

In RPA's opinion, the proposed location of the major orebody infrastructure on the north side of the Casa Berardi Fault is the most appropriate to address previous experience with ground problems in development openings.  The proposed ground support measures to maintain drift stability are in accordance with commonly accepted practice for the anticipated conditions.  The selected typical stope size and sublevel spacing are conservative and should help in maintaining hangingwall stability and minimizing dilution.  Stope hangingwalls and footwalls have a provision for cablebolting to prevent them from unravelling and causing ground or dilution problems.

18-6

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

MINE DESIGN

DESIGN CRITERIA

The mine design and planning processes were governed by best practices and guided by past mining experience at the West and East Mines.  The following main design criteria were selected by Aurizon for the design of the underground mine:

•

Ore and waste density of 2.77 t/m3 for the Lower Inter, NW, SW, and 111 Zones;

•

Ore and waste density of 2.70 t/m3 for 113 Zone;

•

Cut-off grade: 4.0 g/t;

•

Production rate: 2,200 tpd of ore;

•

Aurizon production crew schedule: two ten-hour shifts, seven days per week, 365 days per year.  Rotation: seven days on, seven days off.

•

Contractor development crew schedule: two ten-hour shifts, seven days per week, 365 days per year. Rotation: seven days on, seven days off.

•

Mill schedule: two 12-hour shifts, seven days per week, 365 days per year.  Rotation: three days on, two days off.

•

Ramp access to the Lower Inter, NW, SW, and 111 Zones;

•

Ramp and shaft access to 113 Zone;

•

Ramp dimensions: 4.5 m wide x 4.0 m high;

•

Vertical shaft sunk to the 790 m level;

•

Shaft dimensions: circular - 5.50 m diameter;

•

Sublevel spacing: 20 metres.

•

Standard stope dimensions: 20 m high, 15 m strike-length, up to 20 m thick;

•

Haulage drift dimensions: 4.2 m wide x 4.0 m high;

•

Ore/waste pass dimensions: circular - 2.40 m diameter;

•

Ventilation raise dimensions: circular - 3.35 m diameter.

18-7

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

EMPIRICAL STABILITY ANALYSIS

Stability analyses based primarily on rock mass classification were applied to the proposed mining geometry of the 113 and Lower Inter zones.  The procedures developed by Mathews and Potvin were used to assess the stability of the primary stopes and to estimate the level of ground support required.

Inputs for Mathews/Potvin stability analysis include rock mass competence, mining induced stress, the effect of gravity, the dimension and geometry of the openings, and the orientation of prominent geological structures.  These parameters are combined to produce a stability number "N".  This number is plotted against the shape factor or the hydraulic radius to determine the stability of the excavation under examination.

 A sensitivity analysis was performed for different stope configurations, and this was repeated to simulate the effects of different orebody dips.  In all cases, the resulting plots were within the Stable Zone.

NUMERICAL MODELLING

The objective of a numerical model is to examine the magnitude and distribution of mining induced stress around an underground excavation as the mining sequence progresses.  Numerical modelling of the proposed excavations used the Map3D program, a three-dimensional rock stability analysis package used to construct models, to analyze and display displacements, strains, stresses, and strength factors.

A series of analyses were made to estimate the potential for hangingwall and footwall dilution from mining a longitudinal longhole stope for a range of panel heights, lengths, and orebody inclinations.  The results from this exercise were used to establish the optimum longhole panel dimensions.  Results of the modelling are summarized in Table 18-3.

The maximum longhole stope dimensions of 20 m high, 15 m long, and up to 20 m thick were established from these analyses for both the Lower Inter and 113 Zones.

18-8

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

TABLE 18-3 ESTIMATED DILUTION FROM MAP 3D ANALYSES
Aurizon Mines Ltd. – Casa Berardi Project

Stope Height (m)	Orebody Dip (degrees)	Stope Length (m)	Estimated Overbreak (m3)	Estimated Hanging wall Dilution
20	50	12.5	41,301	12.1%
20	65	12.5	26,453	8.1%
20	80	12.5	22,643	7.0%
25	50	11.5	44,654	13.0%
25	65	11.5	34,254	10.2%
25	80	11.5	28,495	8.7%
20	50	15.0	51,181	14.6%
20	65	15.0	33,692	10.1%
20	80	15.0	29,192	8.9%

MINING METHOD

Current reserves at Casa Berardi comprise five zones spread over a moderate horizontal distance from each other and located at different elevations.  The 113 and Lower Inter zones comprise the bulk of the deposit tonnage.  The zones are of varying thickness, ranging from over 50 m to less than three metres, which is the minimum mining width.  Most of the hangingwalls are subvertical (55º to 85º) and exhibit similar wall characteristics with the exception of the Lower Inter Zone, which in a number of places has relatively shallow hangingwall configurations (less than 45º).

The mining method selection process took into consideration the physical characteristics of the lenses and was based on geotechnical and economic criteria.  Safety aspects and mining experience gained during the previous operating period at the East and West Mines played an important role in the selection process.  Other important elements considered were maximization of the deposit yield and sustainability of production targets.

Two mining methods were selected for the Casa Berardi mining scenario to provide the desired production rate.  These are transverse and longitudinal blasthole open stoping

18-9

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

methods with cemented backfill.  In both methods, timely supply of backfill will play a crucial role in controlling dilution and maintaining a short stoping cycle.  These methods satisfy all of the geotechnical requirements and constraints and, as non-entry mining methods, have proven to be safe and reliable in similar operations.

TRANSVERSE METHOD

The transverse mining method will be used in areas with wide mineralization (10 m wide or more) and good access from nearby development.  In thicker areas (greater than 20 m), stopes will be subdivided into smaller panels and mined in sequence from the hangingwall to the footwall.

Stopes are nominally 15 metres long by 20 metres high (floor to floor), oriented in a transverse manner to the strike of the ore, and alternating in a primary and secondary extraction scenario (Figure 18-1).  Overcut and undercut drifts will be driven to provide access to the top and bottom of the stope.  Cable bolts will be installed in the hangingwall.  Ring drilling will take place from the overcut drift, using a production 100 mm top hammer longhole drill.  It will include a drop raise to create a free face into which the blast holes break.  The drill pattern is designed to contour the stope geometry by using pre-shearing blasting techniques to control wall sloughing and dilution.

In RPA's opinion, the production drilling and blasting design is conservative, and there is room for optimization.  The selected 100 mm diameter blasthole appears to be large for the typical stope geometry selected for the operation.  A smaller blast hole diameter could improve the overall performance of the drilling and blasting process and decrease the risk of potential damage to the stope walls.

After blasting, the broken ore will be removed from the stope through the undercut drift, using a remote-controlled scooptram, and hauled to an ore pass.  When mining is complete, the stope will be backfilled from the overcut, with cemented rock fill for primary stopes, and with unconsolidated waste rock for secondary stopes.  Stope sequencing generally proceeds from the bottom of a zone to the top.

18-10

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

FIGURE 18-1   TRANSVERSE MINING METHOD

ROSCOE POSTLE ASSOCIATES INC. www.rpacan.com

Drawpoint / Drilling Drift
Drill Hole
Drop Raise
Ore
Drawpoint
A
20
15
Drilling
Drawpoint / Drilling Drift
Ore
Broken Ore
Drawpoint
Broken Ore
Blasting & Mucking
Drop Raise
Drawpoint / Drilling Drift
Rockfill
Drill Hole
B
Drawpoint
B
Rockfill
A
Section A - A
Backfilling
Plan B - B
LONGITUDINAL
Rockfill
Drawpoint
Haulage Drift
0 5 10 15 20 25
Metres

Figure 18-1

Aurizon Mines Ltd

Casa Berardi Property

Northwestern Quebec

Transverse Mining Method

September 2005

Source: Met-Chem FS, 2005.

18-11

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

 The transverse method allows a variety of mining activities to take place in a series of closely grouped primary and secondary stopes at the same time.  The stopes will be in different stages of the cycle, from production drilling, blasting, and mucking through to the final backfill placement.

Full utilization of this method will require at least three production sublevels to be fully developed and operational in order to avoid production bottlenecks.  To allow time for the cemented backfill to cure, the primary stopes will be mined at least two lifts ahead of the secondary stopes.

LONGITUDINAL METHOD

The blasthole longitudinal mining method (Figure 18-2), will be used in areas with narrow mineralization, or long distances from development infrastructure.  Oriented along strike, longitudinal stoping is initiated at the end of a selected area and then retreated back towards the access.  Once a stope is mined, it is backfilled with cemented rock fill until the fill reaches the overcut drift; the back half of the void, which will not be exposed by subsequent mining, is then tight-filled with unconsolidated waste.

Development requirements for the longitudinal method are lower than that for the transverse method, as accesses are within the ore on each level, and serve as overcuts and drawpoints for subsequent stopes.  Productivity per level, however, is much lower, as only one stope can be active at a time.  An example of the mixture of methods in the Lower Inter Zone is provided in Figure 18-3.

OTHER STOPING METHODS

In certain areas, where the geometry of the orebody does not permit use of the long hole methods (especially around the fringes of the orebody), other mining methods could be adopted to extract as much of the reserves as possible.  These methods include sublevel retreat with up holes, drift and fill, and room and pillar.  The areas where these other methods would be applied represent a very small portion of the total reserves.

18-12

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

FIGURE 18-2   LONGITUDINAL MINING METHOD

ROSCOE POSTLE ASSOCIATES INC. www.rpacan.com

A
Drawpoint / Drilling Drift
Ore
Drill Hole
Drop Raise
20
10
Drilling
Drawpoint / Drilling Drift
Ore
Drawpoint
Broken Ore
Blasting & Mucking
Drill Hole
Drawpoint / Drilling Drift
Drop Raise
Ore
Rockfill
B
Drawpoint
B
Rockfill
A
Backfilling
LONGITUDINAL
Section A - A
Haulage Drift
Plan B - B
0 5 10 15 20 25
Metres
Drawpoint
Stope #5
Stope #4
Stope #3
Stope #2
Stope #1

Figure 18-2

Aurizon Mines Ltd

Casa Berardi Property

Northwestern Quebec

Longitudinal Mining Method

September 2005

Source: Met-Chem FS, 2005.

18-13

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

FIGURE 18-3   LOWER INTER ZONE MINING PLAN

N
10400E
10450E
10500E
10550E
10600E
10100N
10050N
Mining Sequence ``A´´
Mining Sequence ``B´´
Mining Sequence ``C´´
CBF
LIF
4700m
4300m
510 Level
Lower Inter
113
0 100m
0 10 20 30 40 50
Metres
Legend:
Au GPT
<4.0
>4.0
>10.0
Sequential Transversal Long Hole
Retreat Longitudinal Long Hole
Fault
September 2005
Source: Aurizon Mines Ltd., 2005.

Figure 18-3

Aurizon Mines Ltd

Casa Berardi Property

Northwestern Quebec

Lower Inter Zone Mining Plan (510 Level)

ROSCOE POSTLE ASSOCIATES INC.
www.rpacan.com

18-14

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

UNDERGROUND DEVELOPMENT

At the time of the mine closure in 1997, the upper levels of the West Mine were developed and fully operational.  The state of these openings was checked prior to commencement of the current pre-production development.  These openings are in very good condition, and a significant number of them will be part of the new mine design.  Since 1999, Aurizon has undertaken a number of underground development activities, mostly for exploration purposes, specifically to access the new 113 Zone from the West Mine ramp.

Development of ramps and level accesses will be done by contractor during the pre-production period and during operations.  Stope preparation will be done by Aurizon crews.

Development openings have been sized to meet the requirements of safety and regulation standards, to accommodate selected mining equipment, and to meet the ventilation network requirements.

•

Ramp dimensions: 4.5 m wide x 4.0 m high;

•

Haulage drift dimensions: 4.2 m wide x 4.0 m high.

GROUND SUPPORT

To secure a continuous and safe production cycle, strict ground control measures will be applied systematically to ensure safe workplaces, limit dilution and overbreak, and stabilize weak rock masses, particularly in the vicinity of the main fault zones.

The following ground control measures will be applied:

•

Cable bolting: Drifts and stopes located less than 10 m from a major fault will be cable bolted to provide long term ground stability;

•

Shotcrete: Drifts crossing a major fault and stopes in the end zones of the main orebody will be shotcreted to cover the fault and the 0.5 m area on each side of the fault;

•

Backfill will be placed in stopes as soon as they are ready, and cemented fill will be left to cure for a period of at least 30 days.

18-15

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

Mine personnel will identify potentially unstable joints as they are exposed, and install a support system to stabilize the worst combinations of joints that could form wedges.  The current ground support approach, when driving through faulted ground, is to install rockbolts on a regular pattern and screen the back and shoulders of the openings.  There is a provision to shotcrete potentially unstable zones and to install cable bolts, if necessary.

The estimate of ground support requirements for the Lower Inter and 113 zones was prepared using the approach outlined by Choquet (1991) and based on the Q System and RMR methods of rock mass classification.

A standard support, comprising 2.1 m long, 15 mm diameter, mechanical rockbolts installed on a 1.2 m x 1.2 m pattern, is recommended for the shaft stations and ramp access.

A standard support, comprising 2.1 m long, 20 mm diameter, full-column grouted rebars, installed on a 1.2 m x 1.2 m pattern, is recommended for the haulage development and drawpoint accesses.

Welded-wire screen will be applied based on the type of ground conditions to be encountered during the development progress.  It is expected that the majority of the backs of the excavations will be screened to prevent unravelling and falling of small rock blocks.

Larger permanent underground excavations at the mine will be supported with cable bolts installed on a 2.4 m x 2.4 m pattern, in addition to 2.1 m rock bolts installed on a 1.2 m x 1.2 m pattern, wire mesh, and shotcrete.

In RPA's opinion, ground support has been designed in accordance with commonly accepted practice for the conditions anticipated.

18-16

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

PRE-PRODUCTION DEVELOPMENT

The pre-production development planned for the Project consists of all the development work required to bring the mine to full operation within an 18 month period running from April 2005 to October 2006, including a stockpile of ore for commissioning and initial supply for the mill.

Dumas Contracting Ltd. has been contracted for all pre-production development work including shaft-sinking, ramp, level, and vertical development.

 The main items comprising the pre-production development work are as follows:

•

Shaft sinking to a depth of 790 m. Current status: As of September 21, the headframe, hoistroom, shaft collar, pilot raise, all the electrical installation and all the associated infrastructure are either completed or nearing completion.  The shaft precommisioning has been completed in order to start shaft slashing down to 550 level.  Cladding of the headframe is in progress.

•

Complete ore/waste pass system for the 113 and Lower Inter Zones.

•

Ramp development to the lowest production levels of the 113 and Lower Inter Zones.  Current status: As of September 21, ramp development reached the 630 m level (45% completed).  A variety of drift accesses to the u/g infrastructure such as; fill raise, sump, electrical substations etc, are completed for 550 m, 570 m, 590 m and 610 m levels (35% completed).

•

Complete ventilation system (raises, access drifts) for 113 and Lower Inter Zones. Current status: As of September 21, a ventilation raise has been completed from the 550 m level to the surface.  Auxiliary ventilation raises are completed from the 550 m level to the 590 m level;

•

Complete muck dumping stations for the Lower Inter and 113 Zones;

•

Complete loading system for the new shaft;

•

Level development in 113 Zone for 3 months of ore supply;

•

All necessary underground infrastructure and services for full sustainable production rate, including a wastewater pumping system, an electrical distribution system, a rockfill distribution system, safety refuge stations and lunchrooms. Current status: As of September 21, a fill raise has been completed from the 550 m to the 590 m level.  Electrical substations are completed on the 550 m and 610 m levels;

18-17

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

LIFE OF MINE PLAN

The mine and mill complex are designed to produce and process 803,000 tonnes of ore per year at a rate of 2,200 tpd.  A total of 4.8 million tonnes of ore grading 7.8 g/t Au will be mined from 113, Lower Inter, SW, NW, and 111 Zones.  During the pre-production phase, ore from level development and initial stoping will be stockpiled for processing during the initial production period.

Production and development have been scheduled for the complete Mine Life, including the pre-production period from April 2005 to October 2006, and six years of operations from November 2006 to the end of 2012.  A summary of the Life of Mine Plan is provided in Table 18-4.  Details are provided in the Appendix (Stope Schedule, Development Schedule, Master Project Schedule, Zone Longitudinal Sections).

Development was compiled by individual heading, measured from conceptual mine plans, and scheduled monthly.  Mine Life development rates average 13.4 m/day, peaking in 2007 at 20.8 m/day, and declining to 8.8 m/day in 2012.

Production, starting at a rate of 1,600 tpd and ramping up to 2,200 tpd, was compiled by stope, and scheduled quarterly by zone.  The majority of the production tonnage will come from the transverse mining method utilizing the primary and secondary extraction scenario.  This method provides a high concentration of production in a given area of the mining zone.

Stope sequencing is driven by production needs.  Primary stopes on the same sublevel can be active simultaneously and mining will proceed upwards more or less at the same time.  Two lifts after primary stope upward advancement, the secondary stopes can follow, respecting the fill curing time in the primary stopes.  Geomechanical considerations impact the stope sequence to a certain degree, as confinement must be maintained in the relatively low-stress environment.

18-18

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

TABLE 18-4   LIFE OF MINE PLAN

18-19

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

EXTRACTION SEQUENCE

The average size of 113 Zone production stopes is 9,000-10,000 tonnes.  The full production cycle for a typical stope, from the start of production drilling to the completion of backfilling, will last less then one month, followed by 30 days curing time for stopes with cemented rock fill.  During mine operation, ore production will come from two to three zones at the same time, with four to six stopes available for mucking.  15-20 stopes at a time will be active in the preparation stages of the production cycle, ranging from production drilling through to slot blasting and mucking.

The primary considerations leading to the development of the proposed extraction sequence are summarized as follows:

•

The need to achieve a production rate of at least 803,000 tonnes per year over a sustained period, with a minimum tail-off in production rate as reserves are depleted.

•

A target of 97% extraction of the reserve with no permanent pillars.

•

Balancing production at rates appropriate for each zone.

•

The need to delay the extraction of the Lower Inter zone in order to avoid congestion of the development activities.

PRE-PRODUCTION - 2005

During the first year of the pre-production period, development activities will be concentrated on the 690 m level and higher levels of 113 Zone.  Additionally, there will be ongoing ramp access development for the Lower Inter Zone, providing locations for definition drilling.  Ore and waste from these activities will be trucked to surface and stockpiled.

PRE-PRODUCTION - 2006

Development activities will continue in the upper and lower parts of 113 Zone and commence in the SW Zone.  Stoping will begin in 113 and NW Zones.  Ore and waste will be trucked to surface until the shaft sinking is completed.  Mill commissioning in October will utilize stockpiled ore.

18-20

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

PRODUCTION - 2006

Production will commence at an initial rate of 1,600 tonnes per day in November 2006, from stopes on the 670 m, 690 m, and 710 m levels of 113 Zone and on the 275 m level of NW Zone.  During this period, the development of the NW zone will be completed.

PRODUCTION - 2007

Production rates will increase over the course of the year from 1,600 tpd to the operational rate of 2,200 tpd.  Stope production from the South West Zone will start to contribute to the total ore tonnage.  Mining in the North West Zone will be almost finished by the end of the year.

PRODUCTION - 2008, 2009

Lower Inter Zone development and stope production begin.  The bulk of the tonnage produced will come from 113 Zone.

PRODUCTION - 2010, 2011, 2012

Production will be split between 113 and Lower Inter Zones.  SW and 111 Zones supplement production towards the end of the mine life.  Production is completed at the end of 2012, at full production rates.  Small amounts of low-grade reserves in the SW Zone remain unmined.

BACKFILL

Backfill will be required for maximum ore extraction and for maintaining the stability of the stope walls during the mining process.  Maximization of ore extraction and stoping productivities requires that primary stopes be backfilled with a consolidated fill strong enough to stand up to blasting and exposure.  Secondary stopes require unconsolidated fill to contribute to regional stability.

Timely backfilling of mined out stopes is key to the success of the operation.  Paste fill using mill tailings was initially considered, however, the required on-line cyanide destruction of tailings and pumping distances would have incurred substantial capital

18-21

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

costs.  Cemented rock fill using the existing sand fill plant, modified to produce cement slurry, was considered to be a better alternative.

The West Mine sand fill plant will be modified to allow the production of cement slurry in batches, which will be transferred to distribution tanks underground via a series of boreholes and lateral piping.  Rock for the backfill will come from underground development waste, surface stockpiles, and, later in the mine life, an open pit on surface.  Transport of the rockfill to the stopes will be by means of LHDs or trucks.

BACKFILL DESIGN

The application of cemented rock fill for filling mined-out stopes considered the following requirements:

•

Free Standing Height – maximum fill exposures will be 20 m high and 15 m long.

•

Regional Stiffness – reduce wall closure due to structural unravelling and induced stress concentration in abutment structures.

•

Resistance to Blast Damage – minimize blasting-induced backfill dilution.

•

Flexibility – change design mix for high-cement applications such as backfill plugs, bulkheads, or stopes that will be exposed from below.

During the mining sequence, each primary stope will be filled with cemented rock fill.  Longitudinal and large (>17,000 tonnes) secondary stopes will be partially filled with cemented rock fill.  Remaining voids will be filled with unconsolidated waste rock.  The specification, or design mix, of the cemented rock fill was determined based on the required uniaxial compressive strength (UCS).

Standard formulation, detailed in the FS, was used to calculate a required UCS of fill of 0.17 MPa.  To account for variations in fill quality and damage due to blasting, a safety factor of 2.5 was applied, changing the required UCS to 0.43 MPa.  This strength should be achieved by a cemented rock fill mixture containing approximately 4% binder content by weight.

18-22

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

RPA notes that potential cost savings may be realized through the use of lower cement content in the cemented rock fill.  Cautious experimentation in the normal course of operations, using successful fill exposures as a guide, should indicate whether lower cement contents may achieve acceptable results.

SYSTEM CAPACITY

The system must have capacity to fill 100% of the voids created by mining operations, however, since backfill operations cannot commence until a stope is empty and prepared for backfill placement, they cannot be regarded as continuous and delays may be encountered in starting stope backfilling.  Therefore, when estimating the capacity of a backfill system, a factor must be applied to allow for these delays.  This factor is known as the backfill/stope availability factor.

In the FS, a factor of 25% was used to estimate the required backfill system capacity.  Table 18-5 shows the factors required for the backfill operations.

TABLE 18-5 BACKFILL PLANT OPERATION PARAMETERS
Aurizon Mines Ltd. – Casa Berardi Project

Parameter	Value	Units of measurement
Production rate	2,200	tpd
Void created by mining	860	m3/day
Effective dry bulk density of rockfill in the stope	1.85	t/m3
Backfill to ore replacement ratio -	67%	% ore tonnes
Average backfill requirement per day	1,470	dry tpd
Stope availability factor	25%
Minimum planned backfill tonnes per day	1,800	dry tpd
Allowance for shift-changes etc	4	hours/day
Planned average backfilling hours per day	20	hr/day
Overall backfill system availability	95%
Minimum required backfill rate	85	dry tph

18-23

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

SOURCE MATERIAL

Initially, waste rock for backfill will be provided from shaft and development waste, and current surface stockpiles.  Consumption of this material will outstrip replenishment from mine development, and by 2009, another source will be required as a supplement.

A quarry located east of the Mill-Administration building will supply the balance of the required waste.  Covering an area of approximately 75,000 m2 (300 m x 250 m), the quarry is located on a high point and there is very little overburden to remove.  One 10 m bench is estimated to provide 1.6 Mt of waste rock.  The quarry can easily be extended east and south, as well as down for successive benches; the potential tonnage is in the range of 5 Mt.

The quarry will be operated by a contractor.  Ore haulage trucks, on backhaul from the mill, will pick up waste from the quarry and deliver it to the fill raise located at the West Mine.

Total backfill requirements amount to 3,146,000 tonnes of waste rock.  Sources are detailed in Table 18-6.

TABLE 18-6 BACKFILL REQUIREMENTS AND SOURCES
Aurizon Mines Ltd. – Casa Berardi Project

Fill	Tonnage
Cemented Rock Fill Required	1,671,000
Waste Fill Required	1,543,000
Total	3,146,000

Sources
Surface stockpile June 2005	200,000
Shaft Sinking	224,000
U/G Development	1,173,000
Surface Pit	1,549,000
Total	3,146,000

18-24

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

CEMENT SLURRY

The West Mine sand plant will be modified to allow automated production of cement slurry in batches. No personnel are required for plant operation.  The slurry will consist of Portland cement and water mix in proportions resulting in 60% solids by weight.

Batches of slurry will be transferred from the sand plant on surface to the underground distribution tanks via 115 mm boreholes and 51 mm lateral pipelines.  The lateral piping runs along the 200 m level in two lines, one duty and one spare.  The lines split to serve both Lower Inter and 113 Zones.

The distribution tanks will be skid-mounted and will consist of an agitated tank, a discharge pump, piping, valves, instrumentation and a local PLC.  They will be moved to locations close to the stopes requiring cemented rockfill.

A spray bar will be used for even coating of the rock fill material with slurry.  Discharge of slurry from the tank to the spray bar will be activated by an LHD operator pulling a discharge cord once the LHD is in a dump position.  Cement slurry discharge from the tank to the spray bar will be monitored by a flow meter in the spray bar supply line.  The PLC system will stop discharge once the correct amount of cement slurry is sprayed on top of the rock fill load.  The PLC is pre-programmed with different menus to cover required cement slurry mixes and different bucket sizes.  The LHD operator selects the correct menu as necessary.

A total of four distribution tanks are planned for the operation.  A maximum of two tanks will be operating at any time (normally in separate zones), with the third and fourth tanks being set up for the next cemented fill placement.

Each tank will have a capacity of two batches.  Once the level drops to one batch, an alarm adjacent to the spray bar is activated.  The backfill operator is required to initiate a supply of another batch of cement slurry.  There is sufficient time allotment for the next batch to be prepared and delivered without interrupting backfill operations, even if requests for batches to both operational tanks are received simultaneously.  The capacity

18-25

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

of the underground distribution tank is also sufficient to accept the next batch even if backfill operations cease immediately following a batch request.

SYSTEM OPERATION

•

Normally, one stope per zone is backfilled at a time.

•

When cemented rock fill is required, a cement slurry distribution tank is set up in the vicinity of the top access of the stope to be backfilled.

•

The slurry spraybar will be positioned directly at the dumping point in the stope to be backfilled.

•

The Lower Inter zone system will have two sets of uncased boreholes (one on duty and one spare) from the 200 m to the 300 m and to the 550 m levels, and a lateral pipeline along the 300 m level.

•

The 113 Zone system will have two sets of uncased boreholes (one on duty and one spare) to the 280 m, 430 m, and 550 levels and two sets of steel pipelines (one on duty and one spare) along each of the level or sublevel.  These pipelines will connect the boreholes leading to the lower levels and sublevels of the 113 Zone.

•

As levels and sub-levels are developed, breakthroughs into the boreholes will be made, and lateral piping will be used to make connections to the boreholes or from the duty borehole to the stope to be backfilled.

•

At the start of the shift the first batch of cement slurry is discharged from the slurry plant to the appropriate distribution tank.  The correct menu is selected at the tank PLC.

•

Normally, a LHD is used for loading the rock fill and delivering to the top of a stope for backfilling.

•

The LHD operator positions a loaded bucket under the spray bar and activates the spray bar by pulling the discharge cord.

•

The required amount of cement slurry will be pumped from the distribution tank and sprayed on the top of the loaded bucket.  To enhance even coating of the rock, the LHD operator will shake the bucket while the slurry is added.  As soon as the slurry discharge is finished, he will dump the slurry-coated load into the stope.

•

When the LHD operator sees the "request batch" light he orders another batch of cement slurry from the slurry plant.

•

Batches of slurry are discharged from the slurry plant to one tank at a time upon request from the underground backfill operator.

18-26

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

•

At the end of the shift, or when backfilling is complete, the LHD operator will request flush water from the slurry plant for washing the distribution tank and associated pipelines.

MINE EQUIPMENT

EXISTING FLEET

A fleet of underground mine equipment was included in the sale when Aurizon acquired the Mine in 1998.  A certain number of units were sold, the rest were either refurbished for use under the current exploration program or put in storage.

The existing fleet units to be refurbished for the pre-production and production periods include the following:

•

Underground haulage trucks (20-tonne): 2

•

Load haul dump (LHD): 6

•

Scissor lifts: 2

•

U/G boom truck: 1

•

Personnel carrier/tractors: 3

DEVELOPMENT EQUIPMENT

A contractor will supply its own equipment for development of ramps, drifts, and raises.  Only a certain number of auxiliary/service equipment will be operated by Aurizon to provide ground support and service to the contractor.

Equipment to be used as support to development crews (ground support) includes:

•

Cable bolter: one unit (new)

•

Shotcrete pump: one unit (existing)

•

Scissor lifts (high lift): three units (one new unit, two existing)

PRODUCTION EQUIPMENT

All the production equipment operated by Aurizon will be leased from suppliers.  Therefore, no capital investment has been planned for major mining equipment.

The following production equipment will be in use at the mine:

18-27

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

•

Production drills (three new units): top-hammer 30 m drilling length

•

Production LHD - 4 m3: five diesel units (three new, two existing)

•

Production LHD - 3 m3: one diesel unit (existing)

•

Production trucks (ore & waste): three units (one new 30 t, two existing 26 t)

SERVICE EQUIPMENT

The following service equipment will be required to provide services to the contractor development and Aurizon's production crews, including ground support and general maintenance of the underground mine:

•

Utility vehicles: eight units (new)

•

U/G boom trucks: four units (three new, one existing)

•

Personnel carrier: one unit (existing)

•

Service tractors: three units (one new, two existing)

MINE INFRASTRUCTURE

WEST MINE SHAFT

A new shaft will be sunk at the West Mine to meet production requirements of the mine on a consistent basis.

The location and depth of the shaft are based on the location of current reserves down to 890 m level.  The positioning of the shaft collar was based on geotechnical considerations including the quality of the rock mass, the overburden thickness, and the settings of major faults.  The shaft is positioned outside the faults and beyond the zone of stress influence due to mining.  The shaft design provides for future shaft deepening, which may be required if resources below the 890 m level prove to be economical.

The shaft is designed to be circular in shape, 5.5 m in diameter.  The 42 m deep concrete shaft collar was anchored in bedrock.  The shaft stations will be located at the 280 m, 550 m, and 690 m levels.  The skip loading station will be at the 720 m level and the bottom of the shaft at the 790 m level.  The distance between the loading pocket and

18-28

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

the bottom of the shaft provides enough space to install a shaft bulkhead if shaft deepening is required at a later stage.

The shaft will be concrete-lined to support the rock and anchor the steel structure that will divide the shaft into four compartments.  Two compartments are allocated for the 11 tonne skips, each with a cage at the top.  The third compartment is dedicated to a future service cage for men and material transportation.  The fourth compartment consists of a manway and a service area for pipes and electrical cables.

In 2004, Aurizon excavated a 2.4 m diameter pilot raise from the 550 m level up to the bottom of the shaft collar, with shaft stations at the 280 m and 550 m levels.  The pilot raise provided valuable information in regard to the rock conditions and water infiltration in this portion of the shaft.  The ground is very good and without any significant presence of water.

This pre-development work will benefit the initial shaft sinking operation by allowing slashing of the rock to the final shaft dimension and facilitating mucking from the already excavated shaft stations at the 550 m level.  This work will have a significant impact on the cost and provide time savings during the shaft sinking process.

The shaft portion from 550 m to 790 m will be sunk at full size dimension using a conventional sinking method, with muck hoisted to surface with the use of shaft sinking buckets.

HEADFRAME

The headframe is of conventional steel construction, 54 m high, incorporating a skip dump arrangement with ore and waste storage bins.  The ore bin is 1,200 tonnes and the waste bin is 370 tonnes capacity.  Additionally, the headframe incorporates a tool crib, a small dry facility, and shifter offices.

18-29

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

FIGURE 18-4   WEST MINE INFRASTRUCTURE

Figure 18-4
Aurizon Mines Ltd
Casa Berardi Property
Northwestern Quebec
West Mine Infrastructure
0
100
200
300
400
Metres
319400mE
319600mE
319800mE
320000mE
320200mE
318800mE
319000mE
319200mE
5493200mN
5493000mN
5492800mN
5492600mN
5492400mN
5492200mN
Rock Limit
N
Waste Dump
Hydroline
To East Mine
Mining Lease Boundary
Bridge
Hydroline
(approx. location)
Hoist
Shaft
WEST MINE
ROSCOE POSTLE ASSOCIATES INC.
www.rpacan.com
September 2005
Source: Aurizon Mines Ltd., 2005.

18-30

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

HOIST ROOM

The hoist room is equipped with 65,000 lb rope-pull capacity, double-drum production winder, completely refurbished, and two air compressors to service the new shaft.  The electrical control system incorporates a brand new electronic drive and automated functions.  All mechanical components have been checked, refurbished where necessary, and installed as per manufacturer's specifications. All electrical installation is completed. As of September 21, precommisioning has been completed in order to start sinking activities.

The production hoist will be used for the shaft sinking to a depth of 790 m.  After the shaft sinking has been complete, a cage/skip system will be installed as a final hoisting arrangement.

If further deepening of the shaft is required to get access to lower reserves, a dual-purpose winder will be installed to sink the shaft.  After completion of shaft deepening, this winder could be used as a service cage hoisting arrangement.  Costs for potential shaft deepening are not included in the UFS.

The design hoisting capacity is 300 tonnes per hour of ore or waste loaded at the 720 m level.  The hoist is designed to operate at greater depths if in future the shaft is to be deepened to get access to the resources below the 890 m level.

ORE AND WASTE PASS SYSTEMS

The ore and waste pass systems were sized and located according to the production requirements of the 113 and Lower Inter Zones to handle ore and waste from production and development areas.  Ore and waste passes will be circular, 2.40 m diameter.  The Lower Inter Zone ore and waste pass system will terminate on the 570 m level, where ore and waste will be transferred by truck to the 113 Zone ore and waste handling system.  The ore and waste pass systems in 113 Zone will terminate at a chute on the 690 m level, where material will be transferred by truck to a rock-breaker-grizzly.  The grizzly discharge will go through a surge bin into the 720 m level loading pocket of the new shaft, from where it will be hoisted to surface.  A similar system is planned for lower

18-31

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

levels of 113 Zone, with chutes on the 730 m and 850 m levels.  Material from the lower levels will be trucked up to 690 m level.

Ore and waste will be transported to their respective dumps by LHD.  Any oversize material will be moved to a suitable location for secondary blasting.  The installation of dump stations on each level and sublevel, with the exception of the 570 m level and below, will reduce LHD tramming time substantially.

Ore and waste from other zones will be handled by truck and transported to 113 Zone ore and waste passes.

Skip loading pockets are equipped with load cells and level indicators.  Once a loading pocket is empty it automatically initiates a filling sequence.  Once the required amount of ore or waste is loaded to the loading pocket (determined by the load cells), the feed is automatically stopped.  This prevents over-filling of the loading pockets and skips.  Interlocks ensure that only one loading pocket is filled at any given time.  Operator input is required to select the ore or waste feed to the loading pockets.

SYSTEM DESIGN

The Lower Inter Zone ore and waste handling system will consist of the following:

•

One ore pass and one waste pass from the 370 m to the 570 m level.

•

Each dump will have of a 36" grizzly to prevent the oversize material from entering the passes and pneumatically operated doors for dust control.

•

Chain gate controls at both of the ore pass and waste pass at 450 m and 510 m sub-levels.  These chain gates are required to allow ore and waste to be dumped into the respective pass on the lower levels.

•

Loading chutes for both ore and waste on the 570 m level.

•

Ore and waste produced on the 570 m level will be transported up to the 113 zone on the 550 m level and dumped to the respective passes.

The 113 Zone ore and waste handling system will consist of the following:

•

One ore pass and one waste pass from the 430 m to the 690 m levels.

18-32

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

•

LHD dumping setups for ore and waste on each level and sub-level from the 430 m level to the 690 m level.  Each dump will be equipped with the same control devices as described for the Lower Inter zone.

•

Chain gate controls at both the ore pass and waste pass on the 490 m, 550 m, 630 m, and 690 m levels.

•

LHD dumping setups on both ore and waste passes on the 570 m level.  The dumps will be fitted with doors for ventilation/dust control.

•

Rock breaker/grizzly installation at the ore pass on the 690 m level.  This installation will be provided with LHD/truck dumps.  Under the rock breaker/grizzly, there are two surge bins, one for ore and one for waste.  Each surge bin will be 5 m in diameter and 560 tonnes capacity.  These surge bins will be excavated between the 690 m and the 720 m levels and equipped with ultrasonic level indicators.

•

Two loading pockets to service the skips.

VENTILATION

No changes have been made to the ventilation design detailed in the FS.  The following is a summary:

The ventilation network design was based on physical mine configurations and accounted for the size of production, installed horse power on diesel equipment, number of people, and simultaneous activities underground.  The ventilation network incorporates the existing facilities of the West Mine and takes into account the system in place at the East Mine.

The main ventilation raises for mine air distribution system will be excavated during the pre-production period.  The ventilation raises will be 3.35 m in diameter, excavated by a raise climber (Alimak) from the lower levels of each zone and connected with main airways.  Raise ventilation access drifts (up to 10 m long) will be excavated on each level/sublevel during raise development and connected to the main haulage drifts when required.  A ventilation schematic circuit is presented in Figure 18-5.

18-33

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

MINE AIR VOLUME

Based on the design calculations, the mine will require 300 m3/s (650,000 cfm) at its full production capacity, including the peak of the development phase.  The velocity in the drifts will not exceed 7.62 m/s (1,500 feet/min).  However, in ventilation raises and areas where no travel without protective equipment is allowed, the velocities of air will exceed 7.62m/s.

VENTILATION INSTALLATION

The proposed ventilation network installations at the mine will consist of:

•

The West Mine Fresh Air Raise intake system.  This system, currently operational, will require changing the fan blade pitch angles, on all of the four 150 HP fans, to achieve 300,000 cfm airflow.  Additionally, there will be some small adjustment to the existing mine air heating system to accommodate the new airflow.  The operating static pressure will be 9.4 inches of water.

•

A new, high pressure, ventilation system will be installed at the portal of the West Mine.  This system will consist of four fans in series to deliver 350,000 cfm of fresh air.  The fan station will be equipped with a salvaged mine air heating system from the East Mine.  The operating static pressure will be 18.8 inches of water.

•

An air lock system in the West Mine ramp entrance.

•

New shaft head frame collar (ventilation exhaust).

•

A number of airflow regulators, buster fans, and ventilation raises.

18-34

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

FIGURE 18-5   VENTILATION SCHEMATIC

VENTILATION RAISE
200-SURF.
250K CFM
WEST RAMP
400K CFM
SHAFT ZONE 113
SHAFT EAST MINE
EAST RAMP
LEVEL 200m
LEVEL 250m
LEVEL 300m
LEVEL 415m
LEVEL 455m
LEVEL 550m
LEVEL 570m
RAMP 550-690
LEVEL 690m
LEVEL 810m
LEVEL 890m

Figure 18-5

Aurizon Mines Ltd

Casa Berardi Property

Northwestern Quebec

Ventilation Schematic

September 2005

Source: Aurizon Mines Ltd., 2005.

ROSCOE POSTLE ASSOCIATES INC.
www.rpacan.com

18-35

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

DEWATERING

No changes have been made to the dewatering plan detailed in the FS.  The following is a summary:

The existing dewatering system operates as follows:

•

A series of drain holes drilled from surface serve to reduce the amount of water inflow to underground workings.  Water from the drain holes will provide the bulk of that used in the mill process.

•

Levels above the 250 m level are dewatered by a system of sumps and sludge handling arrangements.  Water is discharged via pipes and decant holes, by gravity, to a sump located on the 250 m level.

•

Levels below the 250 m level are dewatered by use of sumps and sludge handling arrangements located at the 300 m, 330 m, 360 m, 414 m and 550 m levels.  Water from the lowest level is pumped up to the sump on the next level above it.  This is repeated in a stepping up fashion up to the 250 level.

•

All water collected in the sump at the 250 m level is discharged by gravity pipeline to the East Mine main dewatering system, where it is pumped up to surface.  Current pumping rates range from 350 USGPM to 550 USGPM.

MODIFICATIONS

It is planned to change the existing system as follows:

•

The system above the 250 m level will remain as is, with the water being transferred to the East Mine main dewatering system.

•

The system below the 250 m level will be modified to a gravity system, with no sludge handling systems, and all water will be collected at the 550 m level sump.  This will cover all mining zones except 113 Zone.  From the 550 m level, the water will be transferred from the sump to the 113 Zone dewatering system.

•

Water in the 113 Zone will be collected at a sump on the 720 m level.  Two GEHO TZPM800 pumps (one on duty, one on stand-by) will pump the water to the surface tailings pond.  These pumps are equipped with 750 HP motors, and have a capacity of 705 USGPM each.

MAINTENANCE FACILITIES

The main fixed equipment, either on surface or underground, such as the hoist, compressors, ventilators, GEHO pumps, and the cement plant, will be covered by an integrated preventive maintenance program provided by the equipment suppliers.  Daily

18-36

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

maintenance and parts replacement will be done on site.  Major equipment overhaul will be conducted by outside specialized maintenance shops.  Contractors will be responsible for maintaining their own equipment.

The maintenance of mobile equipment used on surface and underground will be done in the existing surface building located near the mill at the East Mine.  This building includes a maintenance shop, warehouse, offices, change room, and a communications system.  The existing surface shop is well equipped (compressed air, lifting equipment, cranes, and welding facilities) and large enough to accommodate equipment employed at the site.  The warehouse is located nearby and facilitates the delivery of parts and materials for maintenance and repairs.  Spare tires are stored on a nearby pad.  The change room and sanitation facilities are located on the second floor of the building.

Most of the mining equipment will be on a rental/purchase basis with a maintenance plan provided by the suppliers.  A monthly follow up on the equipment maintenance status will be developed between Aurizon and the suppliers to maintain the fleet in good condition and keep the operating cost as budgeted.

It is assumed that only minor repairs on mining equipment will be conducted underground.  The mining contractors, who presently use an underground area for minor repairs of their equipment, will continue with the same arrangement during the duration of the Project.  For major repairs, the contractor will use a surface garage located at the West Mine portal.

18-37

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

FIGURE 18-6   EAST MINE INFRASTRUCTURE

323800mE
324000mE
324200mE
324400mE
Well
Well
Well
N
Septic
Septic
Tank
DMC
To West Mine
5492800mN
Road
(TELEBEC)
Crusher
Core
Storage
Hoist
Room
Core Shack
EAST MINE
Shaft
East Mine Ramp
Electric
Sub-Station
Fuel
Station
Storage
Mining Lease Boundary
Thickener
Main Building
5492600mN
Lime Silo
Cyanide Tank
Tire
Ventilation
Shaft
Oil Depot
Storage
Futur
Septic Field
Warehouse
To Tailings Management Facility
0 20 40 60 80 100
Metres
5492400mN
Tailings
Pump House
ROSCOE POSTLE ASSOCIATES INC.
www.rpacan.com

Figure 18-6

Aurizon Mines Ltd

Casa Berardi Property

Northwestern Quebec

East Mine Infrastructure

September 2005

Source: Aurizon Mines Ltd., 2005.

18-38

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

POWER

Power is supplied to site by a 120 kV line from the town of Normetal (55 km).  A new 120 kV / 25 kV transformer will be installed in the main substation, located at the East Mine site.  The West Mine will be supplied by a 25 kV line.

A new power distribution network will cover the West Mine Portal main ventilation fan, the headframe, hoist, shaft collar, the compressor buildings, and 1,000 kVA underground substations in 113 and Lower Inter Zones.

For underground power distribution in 113 Zone, new lines will be installed in existing boreholes during the pre-production period.  During operations, power to underground will be supplied via cables installed in the shaft.

Lower Inter Zone will be supplied by an existing power cable in the ramp, which will be extended as required.

AUXILIARY SERVICES

COMMUNICATION

The underground communication system will use conventional telephones.  A 50-pair telephone cable will be installed in the shaft and brought to a junction box at the headframe and shaft substations at the 280 m, 550 m, 690 m, and 720 m levels.  Permanent telephones will be installed at the shaft stations, refuge stations, garages, and underground offices, the pump room and loading pockets, etc.

Other communications underground and at the headframe will be serviced by a wireless network, which will carry signals and data from:

•

Mobile telephones

•

Video feeds (cameras at various locations)

•

PLC network

•

Computer network

18-39

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

The wireless network consists of base stations at the administration building and the headframe.  Fibre optic cable will run down the shaft and connect to coaxial cables installed throughout the mine.

WATER SUPPLY

Potable water will be supplied to refuge stations from supplies on surface, via 51 mm pipelines.  The Lower Inter Zone will be supplied from the West Mine portal, with lines running down the ramp.  113 Zone will be supplied from the headframe, with lines running down the shaft.

Process water for drilling and other purposes will be supplied in a similar fashion, using 102 mm pipelines.

STATIONARY EQUIPMENT

Capital purchases are included for the following service areas:

•

Fuel stations

•

Refuge stations

•

Powder magazines

•

Spare hydraulic hammer

•

Fire protection

REFUGE STATIONS

The refuge stations will include first aid and safety equipment and also serve as lunchrooms for the underground personnel.

EXPLOSIVES AND CAP MAGAZINES

An allowance has been made for excavation of new cap and explosive magazines, to facilitate storage and distribution of explosives in the mine.

COMPRESSED AIR

The mine compressed air system consists of the following:

•

Air compressors located in a compressor room adjacent to the hoist room on surface.

18-40

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

•

305 mm piping from the air compressors down the shaft to the 690 m level.

•

102 mm lines will be installed along all level and sub-level drifts to provide compressed air to mining equipment if required.

•

A 102 mm compressed air header is provided at the 720 m level to service the requirements of the pump room, the ore and waste feeders, and skip loading equipment.

•

Line screens and air dryers are provided where required by the equipment serviced.

•

The cement plant is equipped with a separate air compressor and associated equipment.

DRY HOUSE

There are three dry houses on the property.  The technical staff, engineering, maintenance, mill, and contractor employees will use the main dry house located at the East Mine.  The underground employees will use the existing West Mine dry house located 500 m from the shaft.  A small dry in the shaft headframe will be used by mine rescue personnel.  The employees will be transported between the new shaft and the West Mine dry house by a bus.

18-41

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

ENVIRONMENTAL CONSIDERATIONS

The following section was prepared for RPA by SENES Consultants Limited (SENES), and addresses key points related to environmental control and waste disposal at the Project.  Please see the Appendix for the full text of SENES' report, which includes additional details and is referred to in this section as SENES 2005.

WASTES

The primary mine waste produced at the site will be tailings and waste rock.

TAILINGS

The site includes an existing tailings pond with three tailings cells, a polishing pond for settling iron arsenate precipitates, and a process water pond.  The system has undergone regulatory review and permitting for the historic Casa Berardi mine, and permits remain in place for use in mine water management and operation of the tailings basin.  Cells #1 and #3 are nearly filled and, in combination with the raising of Cell #2, the existing tailings pond can be expanded to contain approximately 1.45 million m3 of future production.  The system is reported to have performed well during previous operations and continues to function well to remove iron arsenic precipitates from the treated mine water discharge to Cell #2.

For future development, a new Cell #4 has been proposed to contain the future production once the existing cells are filled, which will occur in Q3 2007 under the current production schedule.  A modified, or new, permit will be required.  The new basin conditions and design are similar to the existing cells, and approval for construction is not expected to be problematic.

Tailings are non-acid producing and have not presented any material issue over the past years.  The only issue would be the long term management of the tailings (see also Future Mine Closure in this section) and the need for interim treatment post mine closure.

18-42

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

WASTE ROCK

The waste rock from the previous mining operations has been characterized, and small amounts of waste rock are stored on surface.  Waste rock is not acid generating and is unlikely to represent a material concern.  Approval is required for interim storage of rock, however, based upon the large demand for rock fill at the site, all waste rock is expected to be disposed of underground as backfill for mining operations.

OTHER WASTES

All other wastes produced at the site will be disposed of in accordance with regulatory requirements and should not be of short or long term concern.

WATER MANAGEMENT/WATER USE/EFFLUENT TREATMENT

Primary issues with water include minimization of fresh water use with water recycle/reuse, cyanide management and control, effluent treatment to meet Canada Metal Mining Effluent Regulations (MMER) and Quebec Directive 019 limits, and toxicity control.  The proposed water management issues are briefly discussed below.

WATER USE

The primary source of water for the site is reclaim water from the process water pond.  Fresh water use at the mill is limited and represents a minimal percentage of the mill discharge.  Where practical, all fresh water drainage into the tailings ponds has been diverted away from the basins to minimize contamination of clean surface drainage.

MINE WATER MANAGEMENT

Mine water pumped from the mine dewatering systems contains elevated levels of suspended solids and arsenic.  Other metals such as Cu, Pb, Ni, and Zn are typically at concentrations well below effluent standards.  In future, once underground mining is progressing at planned production rates, residual nutrients from explosives will also be present (ammonia and nitrate from use of ANFO).  Under the present conditions, mine water is treated with ferric sulphate to precipitate arsenic and is discharged into Cell #2 for settling.  Future plans call for pumping of mine water to a new settling basin at the process water pond followed by treatment for arsenic removal.

18-43

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

One toxicity test on a sample of mine water in 2005 demonstrated toxicity.  This was likely the result of elevated ammonia levels.  In future, with cemented backfill, the mine water will become more alkaline and this will exacerbate problems with ammonia toxicity.  Toxicity from elevated levels of ammonia is typically managed by pH control of the discharge (see Tailing Water Management below) and should not be problematic due to pH adjustment provided at the treatment plant.

TAILING WATER MANAGEMENT

Tailings slurry will contain elevated levels of cyanide, cyanide metal complexes, cyanide degradation products (CNO, CNS, and NH3), and arsenic.  The primary concerns with discharge are elevated levels of these constituents, which could exceed effluent standard and/or cause effluent toxicity.  Aurizon will implement the SO2/Air process for cyanide destruction in the slurry discharge before release to the tailings pond and ferric sulphate addition for arsenic precipitation at the overflow from the tailings pond.  This will effectively eliminate soluble arsenic, cyanide, and cyanide metal complexes from the discharge.  The SO2/Air process does produce elevated levels of CNO.  This compound is not likely to be present at toxic levels, however, as the compound naturally degrades in the tailings pond, ammonia is formed.  Storage of the water in the tailings ponds, polishing pond, and process water pond will assist in nitrification of the water to reduce ammonia levels.  The primary issue with elevated levels of ammonia is toxicity.  This can usually be controlled through aging of the effluent and pH adjustment to lower levels to reduce the levels of the un-ionized ammonia in the discharge (the toxic form of ammonia).

Based upon laboratory testing, tailings effluents may be toxic.  This result is not uncommon in laboratory tests and often does not reflect future conditions.

Aurizon will retain the ferric sulphate treatment system at the polishing pond to reduce arsenic levels in mine water and tailings discharges before release to the process water pond.  Ferric sulphate could also be added to tailings slurry if additional arsenic removal were required.

18-44

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

The treatment system is state-of-the-art and is considered best practice for the industry.

CYANIDE MANAGEMENT

Aurizon will comply with the voluntary Cyanide Code of Practice and, as discussed previously, will include the SO2/Air treatment of slurry to avoid elevated levels of cyanide in any surface water pond.

ENVIRONMENTAL EFFECTS OF TREATED EFFLUENT

The Project will meet or exceed standards and, as such, material environmental effects are not expected from the Project.  The one potential issue is the discharge of treated water into the Kaakakosig stream.  During discharge, the stream flow will be minimal and the stream flow will essentially be treated effluent.  Under these conditions, some impact on the stream is possible.  Aurizon could minimize these potential effects by piping effluent to a larger effluent receiver.  This requirement will need to be assessed and would add modestly to the capital cost of the Project.  A decision of rerouting the effluent discharge could be delayed until after start-up and would be dependent on the results of the Environmental Effects Monitoring (EEM) programs to be completed in the effluent receiver.

COMPLIANCE WITH CANADIAN AND WORLD BANK STANDARDS

Aurizon is committed to operating in compliance with all regulations and standards of good practice for environmental, health and safety, including the voluntary Equator Principles (guidelines for managing environmental and social issues in project finance lending, developed by leading financial institutions and based on the environmental and social standards of the IFC).

In this regard, Aurizon has developed and approved corporate policies for environment, health, and safety practices, and is preparing a detailed management plan in an effort to continuously improve their environment, health, and safety performance.  Aurizon has hired experienced environmental and health and safety co-ordinators who

18-45

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

have been given the responsibility of implementing the policies and management plans.  Specific procedures already in place include:

HEALTH AND SAFETY PROCEDURES

•

Guideline for health management including medical employee files, injuries files, first aid register is in force.

•

Annual and pre-hiring medical investigation program for the employees is in force.

•

Medical intervention guide is in progress.

•

Mine Project doctor contract has been secured in May 2005.

•

As of January 1, 2005, Statistics report is in force.

•

As of January 1, 2005, Investigation policy on accident and incident is in force.

GOOD PRACTICES AND WORKING PROCEDURES

•

The «Feuille de travail» supervision tool is in force for the underground department and will be implemented progressively in all departments during the third quarter of 2005.

•

Department health and safety, good practices and working procedures action plan is in force with follow-up meetings and check up.

•

Adoption of the Operation, Maintenance and Surveillance Manual for Tailings and Water Management Facilities prepared by the Mining Association of Canada.

The design of the mine to meet current standards and the implementation of the proposed environmental and health and safety practices will assure that the mine is prepared to meet future challenges.  The proposed design is flexible and will allow for modifications to improve performance where necessary.  Potential future changes could include items, such as:

•

Reduction to allowable levels of contaminants in the effluent discharge.  In this regard, the mine has applied a state-of-the-art system using SO2/Air for cyanide control and iron precipitation for arsenic control (the contaminants of primary concern).  The system of in-mill treatment for cyanide virtually assures low levels of cyanide, however, should additional removal be necessary in future, treatment at the polishing pond could be added.  For arsenic, removal of soluble arsenic from the tailings pond occurs at the polishing pond.  Should enhanced removal be

18-46

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

required in future, provision has been included to add a second addition point at the mill.

•

Impacts to the effluent receiver.  Although impacts are not expected, if in future the Environmental Effects Monitoring Program demonstrates degradation, the mine has the capability of relocating the effluent discharge to a larger receptor where the impact would be reduced (see also Residual Environmental Impacts).

SOCIOECONOMIC IMPACTS

The proposed mine redevelopment requires minimal new land for mining use and is located at an existing mine.  The Project uses the exiting infrastructure with minor new land requirements for a new shaft and an additional tailings cell.  The Abitibi region is a well known mining region with mining being a key economic activity.  The region has a wealth of trained miners and redevelopment of the mine would be seen by most residents as a positive activity providing employment and tax revenue for the region.  It is extremely unlikely that there would be adverse reaction to the reopening of the mine either locally, nationally, or internationally.  There are no First Nations issues related to the reopening of this mine.

FUTURE COSTS FROM REGULATORY CHANGE AND CURRENT REGULATIONS

REGULATORY CHANGE

Regulatory change can affect capital and operating cost for a Project.  There are no known regulatory changes that are likely to have a material impact on the operations.  The effluent standards under the federal Metal Mine Effluent Regulations were recently updated.  Recent changes were also completed to Directive 019, which lowered discharge limits for arsenic.  Based upon current and projected performance of the treatment plant, this recent change will not impact on operating costs (see also Compliance with Canadian and World Bank Standards in this Report).

OTHER POTENTIAL COSTS AND LIABILITIES

In the review of the Project, there were a number of areas where cost may increase.  These are addressed in SENES 2005 and include:

•

A 50% increase in the costs for the additional tailings cell.

18-47

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

•

A potential requirement for the construction of a new pipeline to discharge effluent to a larger receiver.

•

Additional mine closure costs would include:

o

Reclamation of new Cell # 4 to the closure budget at a cost of $500,000.

o

A provision for interim treatment of the tailings discharge after closure to reduce arsenic levels to <0.2 mg/L.

o

Revegetation tests on tailings to assess whether soil cover is required to allow for a healthy self-sustaining vegetative cover on the tailings.  If soil cover is required, this may be available from stripping of the East Mine Crown pillar.

RESIDUAL ENVIRONMENTAL IMPACTS

Environmental impacts from the Project are expected to be minor, and the primary impact occurred from the previous construction works (loss of land to tailings and mine infrastructure, creek diversions, etc.).  Impacts from the new mine operations include:

•

Temporary loss of an additional 163 ha of land area (terrestrial habitat) for the construction of the new Tailings Cell #4.   This area will be reclaimed at mine closure.  The area is not unique and is not known to contain any valued ecosystems.

•

Minor air emissions (dust, NOx, SOx) from the operation of the mine and mill.

•

Treated effluent discharges.

A site characterization study for the mine was completed in July 1996 to assess the environmental status and effects of the previous operating mine.  This work included a review of the impacts on surface and ground water quality and assessment of the hydraulic capacity of the tailings pond.

The results of this study were as follows:

1)

Process water pond had inadequate capacity.  The revised design incorporates a raising of the main dam at the process water pond to provide the required storm water storage capacity.

2)

Ground water contamination was not an issue.

3)

Some seepage from the process water pond to Kaackakosig Creek was reported; however, the impacts were not significant.

18-48

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

4)

There was uncertainty in the Acid Base Accounting data, with only two samples available.  Aurizon has collected additional samples for the new ore zones tailings and have demonstrated tailings are not acid generating (see also section 4.1.1 of SENES 2005).

5)

Kaackakosig Creek water quality is dominated by the treated process water pond during effluent discharge periods.

STATUS OF ENVIRONMENTAL PERMITS

The re-start-up of the Casa Berardi Mine will require permits and certificate of authorization from different government agencies in accordance with three key regulations:

•

Loi sur les mines,

•

Loi sur la qualite de l'environnement,

•

Loi sur les Forets.

EXISTING PERMITS

All necessary regulatory permits required for the operation of the former Casa Berardi Mine were transferred to Aurizon Mines Limited.  These include:

•

Ministry of Natural Resources - Land use permit # 70218, which includes an annual fee and expires in May 2007.

•

Ministry of the Environment - Certificate of Authorization for storage of dangerous materials, Permit # 7610-10-01-70016-22 080000097 issued 18/01/1991, modified 19/06/1992 and 14/09/1998.

•

Ministry of the Environment - Certificate of Authorization for cement plant, Permit # 7610-10-01-86019-00 (1115974) issued 06/11/1995, modified 14/09/1998.

•

Ministry of the Environment - Certificate of Authorization for diversion of the Kaakakosig River, Permit # 7610-10-01-70016-21 (080000086) issued 19/02/1990, modified 14/09/1998.

•

Ministry of the Environment - Certificate of Authorization for Operating Casa Berardi West, Permit # 7610-10-01-70017-25 issued 29/06/1990, modified 02/07/1992, 14/09/1998, 27/10/2000, and 21/02/2001.

•

Region of Abitibi-Temiscamingue and Northern Quebec – Certificate of Authorization for Operation Casa Berardi West, Permit # 7610-10-01-700017-00 issued 22/07/1992.

18-49

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

•

Region of Abitibi-Temiscamingue and Northern Quebec - Certificate of Authorization for Operation Casa Berardi West, Permit # 7610-700049-00 issued 29/06/1990.

•

Region of Abitibi-Temiscamingue and Northern Quebec - Certificate of Authorization for Operation Casa Berardi East, Permit # 7610-700016-23 issued 23/12/1992, modified 19/02/1998, 14/09/1998, and 10/11/2001.

•

Region of Abitibi-Temiscamingue and Northern Quebec – Certificate of Authorization for Mining project Golden Pond East issued 14/01/87.

In addition to these permits and approvals, Aurizon has also obtained environmental permits which include:

•

Ministry of Natural Resources – Permit for fuel storage, Permit no 439564-5 issued 05/05/2005, expires 30/06/2007.

•

Ministry of Natural Resources – Permit for Sand and gravel exploitation Permit no BNE 10752 which includes annual fee and expires in March 2006.

•

Ministry of Natural Resources – Permit for storage of waste Reference no 819410 00 000 which includes annual fee expires in October 2006.

•

Ministry of the Environment - Certificate of Authorization for Installation of 2 culverts in Koababikawi River, Permit # 7610-01-70016-30 (200091331) issued 10/11/2004.

•

Ministry of the Environment – Certificate of Authorization for a new pumping system for fire protection at the West mine site issued 04/07/05, modified 22/09/05.

ADDITIONAL ENVIRONMENTAL APPROVALS REQUIRED

All new permits for the Project are being prepared under the direction of the on-site environmental coordinator.  Given the mining history at Casa Berardi and the good standards of practice proposed by Aurizon, there should not be significant impediments to obtaining the necessary permits.

Prior to Production

As of March, 2004 a list of requirement permits and certificate of authorization approval was prepared by Groupe Conseil Roche.  Since then, the list has been updated by Met-Chem.  New permits and permit modifications include:

18-50

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

•

Construction - Authorisations to operate/construct on forest land with the Ministry of Natural Resources and Parks.

•

Cyanide Destruction Circuit - Modification of the existing certificate of authorization will be required from the Ministry of Environment to include the INCO/SO2 Air process of the tailings slurry along with natural degradation for cyanide destruction in the tailings pond.

•

New Effluent Treatment Plant – A new certificate of authorization from the Ministry of Environment for proposed water treatment system of final effluent.

•

Operations - Authorisations to operate/construct on forest land with the Ministry of Natural Resources and Parks for the location of the existing waste rock pile.

•

Ore processing - The existing certificates of authorization from the Ministry of Environment need to be revised to reflect:

o

modifications to the ore processing plant,

o

a new production rate of 2,200 tpd.

•

Sewage treatment - Modified or new facilities will require certificates of authorization from the Ministry of Environment.

•

Tailings disposal - Part of the new Cell #4 for tailings storage lies outside the property limit. Approval for additional 76 hectares of land contiguous to tailing lease 70218 will be required. An amendment of the existing certificate of authorization for the existing tailings pond will be required to include new Cell #4.

•

Underground water settling - Notification to Ministry of Environment of the changes made to the design of the underground water settling reservoir.

During Production

•

Certificate for the industrial waste water reduction systems should be prepared within the first quarter of production.

•

As required by the Metal Mining Effluent federal regulation, Environment Effect Monitoring study should be conducted once 25% of the rated production is reached.

•

In accordance with the Quebec Guideline on residual matter, waste rock recovered for use should be sampled and analyzed.

18-51

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

ADEQUACY OF DATA

BASELINE INFORMATION AND ENVIRONMENTAL ASSESSMENT

Baseline data for the property has been prepared as part of the environmental approval process.  Reports include:

•

Demand de Certificat D'Authorization Pour La Mine Casa Berardi Est - prepared by Le Group Environmental 87 Inc., Mars 1989.

•

Demand De Certificat D'Authorization Pour La Mine Casa Berardi Ouest - prepared by ECO-Recherche (Canada ) Inc., 1989.

•

Site Characterization Study (Casa Berardi Mine) - prepared by Klohn Crippen Consultants Limited July 1996.

•

Projet Casa Berardi Demand De Certificat D'Authorization - prepared by Roche, March 2000.

These reports include detailed data on Hydrology, Hydrogeology and ground water, geology, Vegetation, Flora and Fauna.  The applications also include an assessment of impacts. The levels of data presented are suitable for a mine of this size and meet all regulatory requirements for the Province of Quebec.

Additional data will be required to be submitted in support of the modifications to the Certificate of Authorization for the reopened Casa Berardi mine in accordance with the new Directive 019.

MONITORING PROGRAMS

Details of the proposed monitoring program are provided in Chapter 7 of SENES 2005.

The programs include monitoring water quality in ground water, final effluent, and receiving waters.  The mine will also conduct an environmental effects monitoring program in accordance with the federal MMER.  The proposed programs are adequate for monitoring the impacts from the operation.

18-52

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

MINE CLOSURE

EXISTING CLOSURE PLAN AND COSTS

Aurizon has a preliminary mine closure plan that will need to be updated and submitted to reflect the current plans and proposals as developed for the UFS.

The mine closure plan includes:

•

Decommissioning of the surface infrastructure;

•

Dismantling of all surface structures, with sale/recycling of assets and disposal of wastes;

•

Grading and vegetation of all disturbed areas;

•

Capping/sealing of all mine access points in accordance with regulatory standards;

•

Grading of the tailings dykes followed by direct vegetation of the tailings dams;

•

Removal of the fresh water diversion works.

The plan as outlined was previously submitted and approved in 2000, and as such is likely to be acceptable for the reopened mine.  The plan will need to be updated to reflect the addition of the new Cell #4.

The total estimated cost for the existing mine closure plan and the obligations for financial assurance to the government of Quebec are summarized in Table 18-7. The total site reclamation cost from the plan is $1,210,000.  The Ministry of Natural Resources requires a financial guarantee for 70% of the restoration cost which is paid in instalment as shown in Table 18-7 to a maximum of $847,000.  The addition of Cell #4 will add to the reclamation cost and the amount of the financial guarantee.

18-53

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

TABLE 18-7 CURRENT CLOSURE COSTS AND OBLIGATIONS
Aurizon Mines Ltd. – Casa Berardi Project

Date	Restoration	Guarantee total	%	Payment			Comments
				Obligation	Completed	Cumulative
2000	$792,857	$555,000
2001	$792,857	$555,000

2002	$833,571	$583,000	2,0%		$11,100	$11,100	Addition of a 5 ha waste pile
2003	$833,571	$583,000	6,1%		$36,154	$47,254
2004	$833,571	$583,000	10,2%		$59,517	$106,771

2005	$1,210,000	$847,000	0,0%	$0		$106,771	2005 Feasibility revision
2006	$1,210,000	$847,000	3,5%	$29,609		$136,380
2007	$1,210,000	$847,000	10,5%	$88,827		$225,208
2008	$1,210,000	$847,000	17,5%	$148,046		$373,254
2009	$1,210,000	$847,000	24,5%	$207,264		$580,518
2010	$1,210,000	$847,000	31,5%	$266,482		$847,000

18-54

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

FUTURE MINE CLOSURE

In RPA's opinion, some of the changes in plans and proposals since 2000 will increase closure costs.  These include:

•

The reclamation of new Cell #4.  This cell has an area of 163 ha and vegetation of the basin at closure would add approximately $500,000 to the reclamation cost.

•

Potential need for longer term treatment of arsenic in drainage from the tailings area. Based upon leaching test completed for tailings and historic data at similar sites, tailings containing residual levels of arsenopyrite can leach arsenic and produce discharges which exceed Directive 019 and MMER limits.  Should this be the case, there will be need to continue to operate the ferric sulphate treatment system at the polishing pond.

•

Possibility that cover may be required over the arsenic tailings to promote healthy, self-sustaining vegetation.  Arsenic levels at 2,000 to 3,000 mg/kg could be phyto-toxic.  In discussions with the mine staff, overburden to cover the tailings may become available if the crown pillar at the East Mine is extracted, and this overburden could be used for covering of the tailings.  If the tailings are covered with clayey soils, there is a possibility that that the cover could eliminate the potential need for long term treatment.

For the UFS, the payment schedule and total cost from Table 11-1 was adjusted to include reclamation of Cell #4.  An allowance for long term water treatment was added (10 years, at $100,000 per year).  As part of the closure planning studies, vegetation plots and testing should be completed to assess whether cover will be required (included in costs at a rate of $10,000 per year for five years).  An allowance for a pH reduction circuit in the mill was also included.

Reclamation costs for the UFS total $2.4 million.

18-55

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

CAPITAL AND OPERATING COST ESTIMATES

PRE-PRODUCTION CAPITAL

The capital cost estimate of $102.6 million covers the work required to bring the Project into production, including underground development, construction of infrastructure on surface and underground, processing plant rehabilitation and modification, and installation of services to support the mine site.  The estimate includes pre-production costs incurred from April 2005 to October 2006.  Costs estimated in the FS were in Q4 2004 Canadian dollars, updated costs are from the first half of 2005.

The estimate includes direct costs of equipment, materials, and labour, as well as indirect costs such as engineering, procurement, and construction management (EPCM); temporary construction services, camp lodging, owner's costs, and contingencies.

Direct costs are based on manufacturer's quotations, purchase orders placed, terms from contracts in progress, and current Aurizon costs.  RPA reviewed the capital cost estimate prepared by Met-Chem and modified by Aurizon.  Supplier quotes for major equipment items were verified.

In RPA's opinion, many costs have been estimated with a greater level of confidence than is normal for a Feasibility Study, due to the advanced status of the Project.  Most contracts have been tendered, bid upon, and awarded; significant progress has been made on some.  Purchase orders have been placed for many equipment items.  Aurizon manpower is near production levels, and department heads have estimated future spending based on current costs.  Actual costs were used for April to June 2005.

Table 18-8 provides a summary of pre-production capital costs, and a more detailed tabulation can be found in the Appendix.

18-56

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

TABLE 18-8 PRE-PRODUCTION CAPITAL COST SUMMARY
Aurizon Mines Ltd. – Casa Berardi Project

Item	Units	2005	2006	Total
Mine Development
Shaft	$ '000s	8,566	7,500	16,066
UG Development	$ '000s	8,203	15,490	23,693
PPD Operations	$ '000s	225	4,266	4,491
Subtotal	$ '000s	16,994	27,256	44,250

Plant & Infrastructure
Surface	$ '000s	7,482	5,177	12,659
UG	$ '000s	1,864	9,322	11,186
Electrical	$ '000s	1,767	2,413	4,180
Water Management	$ '000s	964	323	1,287
Mill	$ '000s	1,834	2,940	4,774
Subtotal	$ '000s	13,911	20,175	34,086

Contingency	$ '000s	2,439	3,904	6,343
		8%	9%	9%
Indirects
EPCM	$ '000s	391	353	744
Power/Fuel	$ '000s	1,061	1,380	2,441
Aurizon Labour	$ '000s	3,922	4,626	8,548
Owner's Costs	$ '000s	2,519	3,689	6,208
Subtotal	$ '000s	7,893	10,048	17,941

Total	$ '000s	41,237	61,384	102,621

MINE DEVELOPMENT

Mine development includes all rockwork and support necessary to begin production.  Principal underground contractor Dumas Contracting Ltd. (Dumas) mobilized to site in May 2005, and is fully staffed.  Underground development has been ongoing, achieving good productivity under a unit rate contract.  The shaft contract is in progress, with collaring completed and shaft-sinking scheduled to begin in 2005.  Development and shaft costs are estimated from detailed development quantities, in combination with

18-57

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

contract terms.  Pre-Production Operations cover Aurizon mining costs prior to mill start-up, including definition drilling, stope preparation, stoping, and mining equipment leases.

PLANT & INFRASTRUCTURE

Surface infrastructure costs include some roadwork, tailings management, headframe installation, hoist room and compressor installation, cemented fill plant refurbishing, and installation of a ventilation portal with an electrical substation.  Underground infrastructure costs include dewatering facilities and piping, explosive storage, fuelling stations, refuge stations, electrical, communication, and blasting cabling, shaft bottom assembly, and ventilation facilities.  Electrical costs include complete installation of the underground electrical distribution network.  Water management costs include septic system upgrades, a fire system pumping station, and water treatment systems.

Mill costs include refurbishing and upgrades comprised of the following main elements:

•

10,133 man hours for inspection, testing, and refurbishing, which includes:

o

Approximately 3,300 man-hours to refurbish and repair the SAG Mill and the Ball Mill.

o

Approximately 2,000 man-hours to refurbish the seven CIL tanks and accommodate the new in-tank carbon screens and tank by-pass system.

o

Approximately 1,000 man-hours to refurbish and repair the conveyors.

o

Approximately 1,000 man-hours to inspect, test, and refurbish the electrical systems.

o

Approximately 730 man-hours to refurbish the piping systems.

•

The remaining man hours will be taken up by numerous smaller tasks generally with between one and two hundred hours each.

Construction consumables, replacement wear parts, and replacement missing components are estimated at $405,000.

This costing of the rehabilitation work does not include any equipment that will be removed, replaced, or modified to adapt the plant to the new flow sheet or tonnage rate.

18-58

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

The cost of modifications in the process and plant facilities required to meet the revised operating conditions is evaluated separately.

An independent contractor, experienced in this type rehabilitation work, was retained by Aurizon to evaluate the cost of rehabilitating the process facilities.  The contractor's reports include a description of rehabilitation tasks and hours to accomplish these tasks based on the contractor's experience.  The contractor's reports are included in the FS.

CONTINGENCY

Contingencies were applied at rates of 5% to 15% to each direct cost area, based on confidence in cost sourcing for that area.  Aurizon will adjust the calculation of contingencies as construction progresses.  The total stands at 9% of direct costs as of July 2005.

INDIRECTS

Indirect costs include EPCM, Power/Fuel, Labour, and Owner's Costs.  Engineering, procurement and construction management is covered by an allowance of 7% of direct costs.  It is expected that EPCM costs will be kept to a minimum, as the majority of the work will be completed either by suppliers or by Aurizon staff.  Power and fuel costs include electrical power, diesel, propane, and gas use during the pre-production period.  Labour costs include Aurizon employees and small construction and maintenance contractors.  Owner's costs include budgetary amounts for the non-labour component of each department.  Items such as the security contract, employee bus, mine software, insurance, and general expenses fall into this category.

SUSTAINING CAPITAL

Sustaining capital costs of $36.9 million include contractor mine development, extension of the mine communications network, tailings management (including construction of Cell #4), repayment of government loans, and mine reclamation & closure costs.  Costs are scheduled from the start of production in Q4 2006, through to the end of the mine life, currently projected to 2012, and into 2013 for reclamation and closure.

18-59

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

TABLE 18-9 SUSTAINING CAPITAL
Aurizon Mines Ltd. – Casa Berardi Project

Item	2006	2007	2008	2009	2010	2011	2012	2013	Total
Mine Development	1,218	9,086	8,116	4,472	4,352	771	-	-	28,015
Communications	-	100	100	100	-	-	-	-	300
Tailings Management	-	2,683	601	240	240	240	-	-	4,004
Loan Repayments	-	-	-	450	600	750	200	200	2,200
Reclamation & Closure	20	132	228	324	419	-	-	1,286	2,409
Total	1,238	12,001	9,045	5,586	5,611	1,761	200	1,486	36,928

Mine development costs are calculated using unit rates from the pre-production development contract, together with Aurizon's updated development schedule.  Tailings management costs include a 50% increase in previously estimated Cell #4 construction costs.  RPA recommends that detailed engineering for Cell #4, including an updated cost estimate, be completed prior to construction in 2007.  Loan repayments cover reimbursement of an Aurizon loan issued prior to the Project.  RPA has increased the allowance for reclamation costs, as detailed in Section 18 – Environmental Considerations.

OPERATING COST ESTIMATE

Operating costs, averaging $47.9 million per year, are presented in Table 18-10:

TABLE 18-10 UNIT OPERATING COSTS
Aurizon Mines Ltd. – Casa Berardi Project

Item	Units	LOMP Average
Mine Production	$/t milled	21.66
Services	$/t milled	17.88
Mill	$/t milled	14.27
Administration	$/t milled	8.10
Total	$/t milled	61.92

18-60

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

Mine Production costs include definition drilling, stope preparation, mining, and equipment leasing.  Definition drilling was estimated using a unit rate per tonne for 113 Zone, and a fixed annual rate for other zones, both applied a year in advance of production.  Stope preparation costs include excavation and ground support from the level access into the stope.  Mining costs cover drilling, blasting, mucking, haulage, hoisting, and backfill (cemented rock fill and unconsolidated waste fill).  Equipment leased is detailed in Section 9.  Most Mine Production costs were estimated on a variable basis, e.g. per tonne mined in each zone, per metre drilled, per tonne of backfill, etc.

Service costs include Underground, Mechanical & Electrical, and Surface services.  Underground services include supervision and service crew labour costs, pumping costs, and diesel costs.  Mechanical & Electrical services include maintenance labour, parts, and materials, as well as mine electricity.  Surface services include labour, surface ore haulage (shaft to mill), propane for mine air heaters, and road & building maintenance.  Most Service costs were estimated on a fixed rate basis, e.g. dollars per year.

Mill costs include labour, mechanical maintenance supplies, reagents, steel (grinding media and liners), and electricity.  Mill consumables were estimated on a variable basis (per tonne milled) and other costs on a fixed basis.

Administration costs include labour and general expenses for Administration, Human Resources, Health & Safety, and Technical Services departments.  Administration costs were estimated on a fixed basis.

A more detailed break-down of operating costs can be found in the Appendix.

MANPOWER

The manpower for the Casa Berardi Mine-Mill complex was estimated at 200 employees (Table 18-11). This number includes staff and hourly employees. It does not include the contractor workforce required for construction, mine development, diamond drilling, quarrying, and site security. General organization and departmental charts are presented in the FS.

18-61

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

TABLE 18-11 WORKFORCE SUMMARY
Aurizon Mines Ltd. – Casa Berardi Project

Department	Staff	Hourly	Total
Mine	17	80	97
Mill	9	19	28
Maintenance	5	32	37
Technical Services	18	0	18
Admin (Mgt, HR, Safety, Purchasing)	15	0	15
Total	64	131	195

The estimation of the manpower number was based on productivity calculations, first principal rules and comparison with similar projects in the Province of Quebec.

Operating practices, working conditions, hourly wage rates, salaries and fringe benefits were based on data from the Casa Berardi's previous operating period and from other similar operation in the Province of Quebec.

The hourly rates for mill, maintenance, electrical departments and mine were based on hourly rates negotiated in the union collective agreement, in force, at the time of the mine closure in 1997. These rates were consequently updated with the CPI index to get new rates for year 2004 for each category of employee.

The hourly rates vary from $18.35 to $25.84 per hour as per classification of labour categories. The fringe benefits were calculated using hourly rates and represent a cost burden of 43% to 52% of the basic hourly pay.

The staff salaries are based on the actual payroll of Aurizon Mines Ltd. and the industry average.

BENCHMARKING - LABOUR

RPA made a comparison of key hourly rates by benchmarking them against August 2005 rates from a similar operation in the Province of Quebec.

18-62

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

TABLE 18-12 LABOUR RATE BENCHMARKING
Aurizon Mines Ltd. – Casa Berardi Project

	Benchmark Mine					Casa Berardi
Position	Base ($/hr)	Fringe ($/hr)	Bonus ($/hr)	Total ($/hr)	Annual	Annual
Miner 1	23.48	12.21	12.00	47.69	$87,300	$96,800
Mill Operator	23.62	12.28	0.00	35.90	$65,700	$64,000
Electrician	23.00	11.96	0.68	35.85	$65,600	$76,600
Mechanic	23.00	11.96	0.68	35.85	$65,600	$76,600

In RPA's opinion, Project labour costs compare reasonably with actual rates.

BENCHMARKING – OPERATING COST

RPA has undertaken a desk top review from published and in-house data on relevant Canadian operating mines to provide a comparison with the estimated operating costs in the UFS.  Each of the compared mines is an open stoping operation with delayed fill.  A summary is presented in Table 18-13.

TABLE 18-13 BENCHMARK COSTS
Aurizon Mines Ltd. – Casa Berardi Project

Mine	Tonnes per day	Mining Cost ($/tonne)	Total Cost ($/tonne)	Comments
Casa Berardi	2,200	39.55	61.92	Rock fill

Holt McDermott	1,400		37.10	Open stoping
Langlois	1,800	37.40	55.61	Paste fill
New Britannia	2,000	32.84	44.78	Rock fill
Lac Des Iles	2,000	30.29	39.79	No fill
Bouchard Hebert	3,000	17.11	38.15	Very large stopes; paste fill
Musselwhite	4,000	22.40	44.75	Rock fill
Louvicourt	4,400	25.00	37.50	Paste fill
Williams	5,500	45.65	57.82	Paste fill

18-63

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

Variation must be expected in how each unit cost has been calculated, but a broad comparison can be made between the mines.  Unit costs for Casa Berardi are in the high range of the mines surveyed, due to high haulage costs (from lower 113 Zone to the shaft loading pocket, from other zones to the shaft, and from the top of the shaft to the mill at the East Mine).

ECONOMIC ANALYSIS

A pre-tax Cash Flow Projection has been generated from the Life of Mine production schedule and capital and operating cost estimates, and is summarized in Table 18-14.  A summary of the key criteria is provided below.

ECONOMIC CRITERIA

REVENUE

•

2,200 tonnes per day mining from underground (803,000 tonnes per year).

•

Mill recovery by zone, as indicated by testwork, averaging 91%.

•

Reduction in ounces for gold entrained in mill circuit.

•

Gold at refinery 99.965% payable.

•

Exchange rate US$1.00 = C$1.25.

•

Metal price: US$400 per ounce gold.

•

Net Smelter Return includes dore refining, transport, and insurance costs.

•

Revenue is recognized at the time of production.

COSTS

•

Pre-production period: 19 months (April 2005 to October 2006).

•

Mine life: 6 years.

•

Life of Mine production plan as summarized in Section 8.

•

Mine life capital totals $139.6 million.

•

 Average operating cost over the mine life is $61.92 per tonne milled.

18-64

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

TABLE 18-14   PRE-TAX CASH FLOW SUMMARY

18-65

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

CASH FLOW ANALYSIS

Considering the Project on a stand-alone basis, the undiscounted pre-tax cash flow totals $107.2 million over the mine life, and simple payback occurs near the mid-point of 2009 (32 months from start of production).

The Total Cash Cost is US$219 per ounce of gold.  The mine life capital unit cost is US$102 per ounce, for a Total Production Cost of US$321 per ounce of gold.  Average annual gold production during operation is 177,000 ounces per year.

Net Present Value (NPV) at a 5% discount rate is $67.6 million, and the Internal Rate of Return (IRR) is 23%.  A detailed Cash Flow Projection can be found in the Appendix.

Aurizon notes that the Project has accumulated approximately $150 million in tax-deductible exploration, development, and capital cost.

RISK REVIEW

Project risks can be identified in both economic and non-economic terms.  Key economic risks were examined by running cash flow sensitivities:

•

Gold price

•

Exchange rate

•

Head Grade

•

Operating costs (Total Cash Cost)

•

Pre-production capital costs

•

Mine Life

IRR sensitivity over the base case has been calculated for -20% to +20% variations.  The sensitivities are shown in Figure 18-7 and Table 18-15.

18-66

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

FIGURE 18-7   SENSITIVITY ANALYSIS

TABLE 18-15 SENSITIVITY ANALYSES
Aurizon Mines Ltd. – Casa Berardi Project

Parameter Variables	Units	-20%	-10%	Base	+10%	+20%
Gold Price	US$/oz	320	360	400	440	480
Exchange Rate	US$/C$	1.00	1.13	1.25	1.38	1.50
Head Grade	g/t	6.2	7.0	7.8	8.6	9.4
Total Cash Cost	US$/oz	176	197	219	241	263
PPD Capital Cost	$millions	82.1	92.4	102.6	112.9	123.1

IRR	Units	-20%	-10%	Base	+10%	+20%
Gold Price	%	-1%	12%	23%	33%	41%
Exchange Rate	%	-1%	12%	23%	33%	41%
Head Grade	%	-1%	12%	23%	33%	41%
Total Cash Cost	%	33%	28%	23%	18%	11%
PPD Capital Cost	%	32%	27%	23%	19%	16%

18-67

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

Gold price, exchange rate, and head grade impact the cash flow in the same proportion, as they affect revenues in the same way.

The Project is most sensitive to external economic criteria related to the gold price (spot price and C$:US$ exchange rate).  Any further rise in the Canadian dollar will have a direct impact since costs are almost entirely in C$ and revenues are in US$.  The September 20, 2005 spot gold price was US$463 per ounce and the exchange rate was US$0.857 = C$1.00, which represents a favourable factor of change of 1.08 compared to the Project base case.

Head grade should not change significantly from present estimates, unless there is increased dilution.  Geomechanics testwork and dilution allowances suggest that this is unlikely, especially during primary stope extraction.  Should grades fall during secondary stope mining, adjustments to operating practices such as drilling patterns and ground support installations should be sufficient to reduce dilution.

Capital and operating costs.  These costs have been calculated from first principles using firm price quotations and known manpower and equipment productivities.  The Project is not particularly sensitive to capital cost overruns.  Rises in consumable costs (fuel, power, steel) could increase unit operating costs.  Taking diesel cost as an example, current bulk prices are approximately 40% higher than Aurizon's current supply price contract (used in the UFS), which would flow through to a $0.40 per tonne increase in operating costs.  It is unlikely such cost rises would seriously endanger Project viability unless they were combined with adverse changes in other variables such as exchange rates and gold price.

18-68

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

TABLE 18-16 BREAK EVEN SENSITIVITY
Aurizon Mines Ltd. – Casa Berardi Project

Item	Unit	Base Case value	Value at 5% NPV=0	% change in variable over Base Case
Gold price	US$/oz	400	336	- 16
Exchange rate	US$/C$	1.25	1.05	- 16
Head grade	g/t Au	7.8	6.6	- 15
Total Cash Cost	US$/oz	219	284	+ 30
PPD Capital cost	$ millions	102.6	174.5	+ 70
Mine Life	Mt	4.8	2.4	- 50

The break-even Mine Life is equal to the undiscounted payback period of 32 months from production start up.  This is the point at which production could cease and the mine would be in a nominal breakeven situation in terms of base case assumptions.  Aurizon has enjoyed good success generating new resources, and converting resources to reserves.  There is potential to increase the Mine Life.

The Project has a rapid simple payback, which minimizes the chance for adverse changes in underlying fundamental variables to have a significant effect on overall Project viability.

Non-economic risk elements have been identified for the Project and a qualitative estimate has been made of their relative significance.  Non-economic risks are generally low.

18-69

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

TABLE 18-17 NON-ECONOMIC RISK CRITERIA
Aurizon Mines Ltd. – Casa Berardi Project

Risk Component	Risk Assessment	Commentary
Geology	Low	While in a complex geological setting, the mine site has been carefully studied since Aurizon's acquisition of the property in 1998.
Ownership	Very low	Well established mining operation covered by Mining Leases, with contiguous exploration claims.
Permitting	Low	All required permitting is in hand or pending renewal.
Royalties, Taxes	Very low	No royalties, approximately $150 million in tax-deductible exploration and capital expenses.
Mineralized Zones	Low

Mineral Resource database of more than 4,000 diamond drillholes, totalling over 600,000 m has provided a comprehensive understanding of the mineral deposit upon which to calculate mineral resources  Drill hole spacing in zones used for mineral reserves is on the order of 15 m.

Resource Estimations	Low to medium	Conform to NI 43-101 guidelines. Estimation parameters vary across zones not included in mineral reserves.
Geotechnical	Medium

Previously experienced ground problems emphasize the need for adjustments to operations detailed in the current plan.  Diligent operator application of ground support protocols should address potential ground instability in development workings and stopes.

Groundwater	Low	Surface drainage wells provide a relatively dry environment underground.
Mine Design	Low	Stope size is conservative for the selected mining methods. Access to levels above active stopes will provide options for dealing with any stope stability problems that occur.
Mine Access	Low	No difficulties foreseen in ramp access and shaft sinking.
Dilution	Medium

Low cohesion in hangingwall faults will cause dilution, as indicated by geomechanical modeling.  Small stope size and rapid cycle times should provide early feedback on optimum drilling patterns, blasting sequence, and fill quality to minimize dilution.

Mineral Reserve Extraction	Medium

Mineral Reserves include no allowance for pillars, and extraction rates are in the high end of the range for the selected mining methods.  Some resources, however, particularly in the SW Zone, could easily be added to reserves by mine planning.

Pre-production Development	Low

Contractors have mobilized to site and development is in progress, achieving planned productivities.  Development scheduled for the last three months of the pre-production period is not required for production start-up – it provides additional lead-time for stope access.

18-70

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

Table 18-17 Continued:

Risk Component	Risk Assessment	Comment
Mine Production Capability	Low

Sufficient spare capacity has been built into operating productivities.  An inventory of 20-25 active stopes in various stages of production, and timely backfill will ensure production targets can be met.

Mill Recovery	Low	Recoveries from various ore types, using the current process flowsheet, are supported by testwork.
Mill Throughput	Medium

Experience will show the optimum balance between SAG and Ball mills in the grinding circuit.  Blending of ore types to optimize grinding throughput is possible only at the stope sequencing stage – no provision has been made for blending mill feed on surface.

Environment	Low	The underground mine has a small surface footprint. Existing tailings show no sign of acid generation. Some costs will require more detailed estimation closer to the closure date.

It is concluded that the non-economic risk factors that could affect timely completion of the pre-production schedule are manageable.  Operating risks are similarly low.

18-71

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

19 INTERPRETATION AND CONCLUSIONS

In RPA's opinion, the Casa Berardi Project has been advanced by Aurizon in a reasonable and professional manner.

Mineral Resources span a wide range of zones, and were estimated at different times, by different people, using different parameters.  In RPA's opinion, there is good potential for further conversion of Mineral Resources to Mineral Reserves.

Ground control problems experienced in previous operations have been addressed by measures included in the current plan.  Stability of mine development will be increased by locating the major infrastructure on the north side of the Casa Berardi Fault, and by applying ground support in accordance with commonly accepted practice for the anticipated conditions.  Stope stability will be enhanced by the use of a smaller typical stope size, conservative sublevel spacing, and application of cemented rock fill.

Past production rate problems in the mine have been addressed by the change from ramp haulage to shaft hoisting.  The transverse mining method provides multiple stope accesses, allowing all stages of the stoping cycle to run concurrently.

In RPA's opinion, backfill is the key factor for successful mining at Casa Berardi.  Keeping stoping cycle time to a minimum with timely and high-capacity placement of good-quality cemented rock fill and waste fill should contribute to both manageable ground conditions and high production rates.

Proposed increases from past rates of mill throughput are limited by the grinding circuit.  Although maintaining the optimum blend of ore types is not required to achieve the proposed production rates, some blending of the harder ores found in 113 Zone will be required.

19-1

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

Mill recovery increases from past experience are due to more consistent feed rates, the addition of intensive cyanidation, and increased gravity circuit capacity.  In RPA's opinion, this is supported by testwork.

In the opinion of SENES, environmental issues are manageable, and there should not be significant impediments to obtaining the necessary permitting.

The Project is most sensitive to external economic criteria – gold price and US/Canadian currency exchange rate.

In conclusion, RPA recommends that Aurizon continue with development of the Casa Berardi Project.

19-2

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

20 RECOMMENDATIONS

RPA recommends that:

•

Mineral Resources considered for conversion to Mineral Reserves should first be estimated using parameters similar to those used for the current reserves.

•

Ground conditions should be assessed regularly, and effectiveness of control measures should be evaluated.

•

Backfill placement in mined-out stopes should be given high priority, and proceed without delay.

•

Production scheduling for the mine should give high priority to providing a blend of ore types to enhance mill throughput.

•

Tailings cell construction, and reclamation and closure costs should be updated with more detailed plans in advance of construction.

20-1

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

21 REFERENCES

Aurizon Mines Ltd. (October 1999): Projet Casa Berardi – Aspects Methodologiques et Controle de la Qualite de l'Information.

Aurizon Mines Ltd. (December 2000): Report on Mineral Resource – Casa Berardi Project – Principal Zone.

Aurizon Mines Ltd. (January 2005): Scoping Study on the Casa Berardi Project, Quebec: Impact on the Production Plan to Mine the Resources of Zone 113 under 700m Level.

Aurizon Mines Ltd. (June 2005): Updated Feasibility Progress Report.

Brisson, Harold, (October 22, 1999): Projet Casa Berardi – Aspects Methodologiques et controle de la qualite de l'information.

Geostat System International Inc. (February 2005): Resources and Reserves Assessment of the East Mine Pillar, Casa Berardi Complex.

Met-Chem Canada Inc., (January 2005): Casa Berardi Project – Feasibility Study Final Report.

Met-Chem Canada Inc. (February 2005): Casa Berardi Project – Zone 113 Lower Part – Resources Estimation.

SRK Consulting (June 2005): Resource Estimation – Zones 117-123, Casa Berardi Project, Quebec.

21-1

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

22 SIGNATURE PAGE

This report titled "Technical Report on the Casa Berardi Project, Quebec, Prepared for Aurizon Mines Ltd." and dated October 31, 2005 was prepared and signed by the following authors:

(Signed and Sealed)

Dated at Toronto, Ontario

Graham G. Clow, P. Eng.

October 26, 2005

Principal Mining Engineer

Roscoe Postle Associates Inc.

(Signed and Sealed)

Dated at Toronto, Ontario

Jason J. Cox, P. Eng.

October 26, 2005

Senior Mining Engineer

Roscoe Postle Associates Inc.

(Signed and Sealed)

Dated at Toronto, Ontario

Al Hayden, P. Eng.

October 26, 2005

Principal of EHA Engineering

(Signed and Sealed)

Dated at Toronto, Ontario

Randy Knapp, P. Eng.

October 26, 2005

Principal of SENES Consultants Ltd.

(Signed and Sealed)

Dated at Toronto, Ontario

Bernard Salmon, Eng.

October 26, 2005

Consulting Geologist

Roscoe Postle Associates Inc.

22-1

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

23 CERTIFICATE OF QUALIFICATIONS

GRAHAM G. CLOW

I, Graham G. Clow, P.Eng., do hereby certify that:

1.

I am Principal Mining Engineer with Roscoe Postle Associates Inc. of Suite 501, 55 University Ave Toronto, ON, M5J 2H7.

2.

I am a graduate of Queen's University, Kingston, Ontario Canada in 1972 with a Bachelor of Science degree in Geological Engineering and in 1974 with a Bachelor of Science degree in Mining Engineering.

3.

I am registered as a Professional Engineer in the Province of Ontario (Reg.# 8750507).  I am a Member of the Canadian Institute of Mining, Metallurgy and Petroleum, and a Member of the Society of Mining Engineers of the American Institute of Mining and Metallurgy.

4.

I have worked as a mining engineer for a total of 30 years since my graduation. My relevant experience for the purpose of the Technical Report is:

•

Review and report as a consultant on more than forty mining operations and Projects around the world for due diligence and regulatory requirements

•

Senior Engineer to Mine Manager at seven Canadian mines and projects

•

Senior person in charge of the construction of two mines in Canada

•

Senior VP Operations in charge of five mining operations, including two in Latin America

•

President of a gold mining company with one mine in Canada

•

President of a gold mining company with one mine in Mexico

5.

I have read the definition of "qualified person" set out in National Instrument 43-101 ("NI43-101") and certify that by reason of my education, affiliation with a professional association (as defined in NI43-101) and past relevant work experience, I fulfill the requirements to be a "qualified person" for the purposes of NI43-101.

6.

I am responsible for overall preparation of the Technical Report.

7.

I visited the Casa Berardi Project on August 3, 2005.

8.

I have had no prior involvement with the property that is the subject of the Technical Report.

9.

I am not aware of any material fact or material change with respect to the subject matter of the Technical Report that is not reflected in the Technical Report, the omission to disclose which makes the Technical Report misleading.

10.

I am independent of the Issuer applying the tests set out in section 1.5 of National Instrument 43-101.

23-1

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

11.

I have read National Instrument 43-101F1, and the Technical Report has been prepared in compliance with National Instrument 43-101 and Form 43-101F1.

12.

I consent to the filing of this Technical Report with any stock exchange and other regulatory authority and any publication by them, including electronic publication in the public company files on their websites accessible by the public, of this Technical Report.

Dated  26th   day of October, 2005.

(Signed and Sealed)

Graham G. Clow, P. Eng

23-2

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

JASON J. COX

I, Jason J. Cox, P. Eng., do hereby certify that:

1.

I am a Senior Mining Engineer with Roscoe Postle Associates Inc. of Suite 501, 55 University Ave Toronto, ON, M5J 2H7.

2.

I am a graduate of the Queen's University, Kingston, Ontario, Canada, in 1996 with a Bachelor of Science degree in Mining Engineering.

3.

I am registered as a Professional Engineer in the Provinces of Ontario (Reg.# 90487158).  I am a Member of the Canadian Institute of Mining, Metallurgy and Petroleum.

4.

I have worked as a Mining Engineer for a total of 9 years since my graduation. My relevant experience for the purpose of the Technical Report is:

•

Review and report as a consultant on more than a dozen mining operations and Projects around the world for due diligence and regulatory requirements

•

Planning Engineer to Senior Mine Engineer at three North American mines

•

Contract Co-ordinator for underground construction at an American mine

5.

I have read the definition of "qualified person" set out in National Instrument 43-101 ("NI43-101") and certify that by reason of my education, affiliation with a professional association (as defined in NI43-101) and past relevant work experience, I fulfill the requirements to be a "qualified person" for the purposes of NI43-101.

6.

I am responsible for Sections 1 to 6, 17 (Mineral Reserves), and 18 to 20 of the Technical Report.

7.

I visited the Casa Berardi Project on Aug 3, 2005, August 15 to 18, 2005, and October 6, 2005.

8.

I have had no prior involvement with the property that is the subject of the Technical Report

9.

I am not aware of any material fact or material change with respect to the subject matter of the Technical Report that is not reflected in the Technical Report, the omission to disclose which makes the Technical Report misleading.

10.

I am independent of the Issuer applying the tests set out in section 1.5 of National Instrument 43-101.

11.

I have read National Instrument 43-101F1, and the Technical Report has been prepared in compliance with National Instrument 43-101 and Form 43-101F1.

12.

I consent to the filing of this Technical Report with any stock exchange and other regulatory authority and any publication by them, including electronic publication in

23-3

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

the public company files on their websites accessible by the public, of this Technical Report.

Dated 26th  day of October, 2005.

(Signed and Sealed)

Jason J. Cox, P. Eng.

23-4

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

ALFRED S. HAYDEN

As an author of this report entitled "Technical Report on the Casa Berardi Project, Quebec, Prepared for Aurizon Mines Ltd." (the Issuer) dated October 26, 2005, I hereby make the following statements:

1.

I am a Consulting Metallurgical Engineer with Roscoe Postle Associates Inc. of Suite 501, 55 University Ave Toronto, ON, M5J 2H7.

2.

I am a graduate of the University of British Columbia, Vancouver, B. C. in 1967 with a Bachelor of Applied Science in Metallurgical Engineering.

3.

I am registered as a Professional Engineer and Designated Consulting Engineer in Ontario. I am a Member of the Canadian Institute of Mining, Metallurgy and Petroleum.

4.

I have worked as a metallurgical engineer for a total of 38 years since my graduation. My relevant experience for the purpose of the Technical Report is:

•

Mill Engineer to Chief Metallurgist, Eldorado Nuclear Ltd., 1966 – 1976

•

Associate and Senior Associate, A. H. Ross & Associates, Consulting Metallurgical Engineers, 1976 – 1985

•

Partner, E. H. Associates, and President, EHA Engineering Ltd., Consulting Metallurgical Engineers, 1985 to Present.

5.

I have read the definition of "qualified person" set out in National Instrument 43-101 ("NI43-101") and certify that by reason of my education, affiliation with a professional association (as defined in NI43-101) and past relevant work experience, I fulfill the requirements to be a "qualified person" for the purposes of NI43-101.

6.

I am responsible for the metallurgical testwork section of the Technical Report (Section 16).

7.

I have not visited the site.

8.

I have had no prior involvement with the property that is the subject of the Technical Report

9.

I am not aware of any material fact or material change with respect to the subject matter of the Technical Report that is not reflected in the Technical Report, the omission to disclose which makes the Technical Report misleading.

10.

I am independent of the Issuer applying the tests set out in section 1.5 of National Instrument 43-101.

11.

I have read National Instrument 43-101F1, and the Technical Report has been prepared in compliance with National Instrument 43-101 and Form 43-101F1.

23-5

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

12.

I consent to the filing of this Technical Report with any stock exchange and other regulatory authority and any publication by them, including electronic publication in the public company files on their websites accessible by the public, of this Technical Report.

(Signed and Sealed)

Dated at Toronto, Ontario

Alfred S. Hayden, P.Eng.

October 26, 2005

Consulting Metallurgical Engineer

23-6

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

RANDY KNAPP

As an author of this report entitled "Technical Report on the Casa Berardi Project, Quebec, Prepared for Aurizon Mines Ltd." (the Issuer) dated October 26, 2005, I hereby make the following statements:

1.

My name is Randy Knapp and I am a Consulting Engineer with SENES Consultants Limited.  My office address is 12, 121 Granton Dr., Richmond Hill Ontario, Canada L4B 3N4.

2.

I have received a B.A.Sc. (Chem Eng.) 1973 from the University of Waterloo, Ontario, Canada.

3.

I am registered as an Engineer in the Province of Ontario and have practiced engineering related to the environmental aspects of mining for more than 25 years.

4.

I have read the definition of "qualified person" set out in National Instrument 43-101 (NI 43-101) and certify that by reason of my education and past relevant work experience, I fulfill the requirements to be a "qualified person" of purposes of NI 43-101.  This Report is based on my personal review of information provided by the Issuer and on discussions with the Issuer's representatives.  My relevant experience for the purpose of the Technical Report is:

•

Manager Water Treatment, James F. MacLaren Limited, 1974-1980.

•

Vice President- Director of Mining and Industrial Waste Division, SENES Consultants Limited, 1981-2003.

•

Environmental Consultant-Mining Projects-SENES Consultants Limited, 2003-2005.

5.

I visited the Casa Berardi site on July 11-12, 2005.

6.

I am responsible for the following sections of the Technical Report: 18 (Environmental Considerations), 19, and 20.

7.

I have no prior involvement with the properties that are the subject of the Technical Report.

8.

I am not aware of any material fact or material change with respect to the subject matter of the Report, which is not reflected in the Report, the omission to disclose which makes the Report misleading.

9.

I am independent of the Issuer applying the tests set out in section 1.5 of National Instrument 43-101.  I have no prior involvement with the property that is the subject of the Report.

10.

I have read National Instrument 43-101 and National Instrument 43-101F1 and this Report has been prepared in compliance with both of these Instruments.

23-7

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

(Signed and Sealed)

Dated at Toronto, Ontario

Randy Knapp, Eng.

October 26, 2005

Environmental Consultant

23-8

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

BERNARD SALMON

As an author of this report entitled "Technical Report on the Casa Berardi Project, Quebec, Prepared for Aurizon Mines Ltd." (the Issuer) dated October 26, 2005, I hereby make the following statements:

1.

My name is Bernard Salmon and I am a Geological Consulting Engineer with Roscoe Postle Associates Inc. (RPA).  My office address is 46, 18th Street, Rouyn-Noranda, Quebec, J9X 2L5.

2.

I have received a B.A.Sc. (Geol. Eng.) 1982 – Ecole Polytechnique of  Montreal

3.

I am registered as an Engineer in the Province of Quebec and I am designated as a Consulting Geologist.  I am a Member of the Canadian Institute of Mining, Metallurgy and Petroleum, and the Quebec Mining Exploration Association.

4.

I have been practising as a geological engineer for 23 years since my graduation from university.

5.

I have read the definition of "qualified person" set out in National Instrument 43-101 (NI 43-101) and certify that by reason of my education, affiliation with a professional association (as defined in NI 43-101) and past relevant work experience, I fulfill the requirements to be a "qualified person" of purposes of NI 43-101.  This Report is based on my personal review of information provided by the Issuer and on discussions with the Issuer's representatives.  My relevant experience for the purpose of the Technical Report is:

•

Mining geologist, Falconbridge Copper Corp.,Opemiska Mine, 1982 to 1987.

•

Chief geologist, Minnova Inc., Ansil Mine, 1987-1992

•

Chief-Geologist and Technical Superintendant, Inmet Mining Inc., Troilus Mine, 1992-1997.

•

Chief-Geologist, Aur Resources Inc., Louvicourt Mine, 1997-2005.

•

Consulting Geologist with RPA from 2005 to present.

6.

I visited the Casa Berardi site on July 11-12, August 15-17, and on August 25, 2005.

7.

I am responsible for the following sections of the Technical Report: Geology, Deposit Types, Mineralization, Exploration, Drilling, Sampling Method and Approach, Sample Preparation Analysis and Security, Data Verification, Adjacent Properties, Mineral Resources, Interpretation and Conclusions, and Recommendations.

8.

I have no prior involvement with the properties that are the subject of the Technical Report.

9.

I am not aware of any material fact or material change with respect to the subject matter of the Report, which is not reflected in the Report, the omission to disclose which makes the Report misleading.

23-9

ROSCOE POSTLE ASSOCIATES INC.

www.rpacan.com

10.

I am independent of the Issuer applying the tests set out in section 1.5 of National Instrument 43-101.  I have no prior involvement with the property that is the subject of the Report.

11.

I have read National Instrument 43-101 and National Instrument 43-101F1 and this Report has been prepared in compliance with both of these Instruments.

(Signed and Sealed)

Dated at Toronto, Ontario

Bernard Salmon, Eng.

October 26, 2005

Consulting Geologist

23-10